Exhibit 4.3

SNF CORPORATION
TAX-FAVORED RETIREMENT
SAVINGS PLAN

RESTATED EFFECTIVE JANUARY 1, 2012

Prepared by

DURHAM JONES & PINEGAR

TABLE OF CONTENTS

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ARTICLE I
ESTABLISHMENT AND RESTATEMENT

1.1 Establishment and Restatement: This Plan is an amendment and restatement of the SNF Corporation Tax-Favored Retirement Savings Plan as it was constituted immediately preceding the effective date designated herein. It is signed and executed on the day set forth at the end of this Plan, effective for all purposes (except as specifically set forth hereafter) as of January 1, 2012. This Plan is by and between Security National Financial Corporation, an existing "C" corporation organized under the laws of the state of Utah, hereinafter referred to as the "Plan Sponsor," and Security National Financial Corporation, as the Plan Administrator. With the consent of Security National Financial Corporation ("SNF Corporation"), this Plan may be adopted by other Employers affiliated with SNF Corporation.

1.2 History: Effective as of January 1, 1995, SNF Corporation established the SNF Corporation Tax-Favored Retirement Savings Plan ("Initial Plan") and executed as part of that plan a Trust Agreement to provide retirement benefits for eligible Employees who meet the eligibility requirements hereinafter set forth and for the benefit of the beneficiaries of such Employees, respectively, as hereinafter provided. The Initial Plan was amended effective January 1, 2000, and again January 1, 2001, which amendments were incorporated into the Initial Plan document. The Initial Plan was amended effective January 1, 1997, to comply with all requirements of legislation known collectively as "GUST" (the "GUST Plan"). The GUST Plan document has been amended and restated to comply with all requirements of legislation known as EGTRRA, effective January 1, 2002 (the "EGTRRA Plan"). The EGTRRA Plan was amended and restated, effective January 1, 2008, to become a "safe harbor" 401(k) plan within the meaning of Code §§401(k)(12) and 401(m)(11) and may also be referred to in this document as the "Prior Plan".

1.3 Intent: SNF Corporation intends by this Plan document to amend and restate the Prior Plan to incorporate Plan amendment adopted subsequent to the last determination letter into a single Plan document and to also incorporate all statutory, regulatory and guidance changes. This restatement also incorporates the applicable provisions required by the Pension Protection Act ("PPA"), the Heroes Earnings Assistance and Relief Tax Act of 2008 ("HEART Act") and the Worker, Retiree and Employer Recovery Act of 2008 ("WRERA") relating to 2009 Required Minimum Distributions. SNF Corporation further intends by this restatement that this Plan shall meet all the requirements of the Internal Revenue Code of 1986 ("Code") and the Employee Retirement Income Security Act of 1974 ("ERISA"), as amended. The Plan shall be interpreted, wherever possible, to comply with the terms of the Code and ERISA and all formal regulations and rulings issued thereunder.

1.4 Limitation on Applicability: The provisions of this Plan shall apply only to persons who are or who become Participants in this Plan on or after the Effective Date. Except as specifically provided in this Plan, the provisions of the Prior Plan will continue to apply to persons who are Inactive Participants on the Effective Date but who are no longer Employees on that date because of a Termination of Employment, unless and until such time as they may again become employed by an SNF Employer.

ARTICLE II
DEFINITIONS OF TERMS

As used in this Plan and Trust Agreement, the following words and phrases shall have the meanings indicated, unless the context clearly requires another meaning.

2.1 **"Account"** shall mean the Account established and maintained by the Plan Administrator for a Participant with respect to any interest in the Investment Fund. Each Participant's Account shall be credited or charged with contributions, distributions, earnings and losses as provided herein. The following separate sub-accounts shall be established for each Participant, as applicable, and in the aggregate they shall constitute the Participant's Account:

(a) **"Participant Elective Deferral Account"** shall mean the sub-account which is attributable to the contributions made by the Employer pursuant to an election by the Participant under Section 5.1.

(b) **"Participant Rollover Account"** shall mean the sub-account which is attributable to contributions received pursuant to Section 5.5. Any amount in the Participant Rollover Account which is attributable to a rollover from another plan of Roth Elective Deferrals pursuant to Section 5.4A(e) shall be accounted for separately.

(c) **"Employer Matching Contribution Account"** shall mean the sub-account which is attributable to matching contributions made by the Employer pursuant to Section 5.6.

(d) **"Employer Profit-Sharing Contribution Account"** shall mean the sub-account which is attributable to the Profit-Sharing contributions made by the Employer pursuant to Section 5.7.

(e) **"Employer Securities Account"** shall mean the sub-account maintained for each Participant to hold the Participant's share of Employer Securities (including fractional shares) held by the Plan, regardless of origin to the Plan or contribution source, including, without limitation, Employer Securities purchased and paid for by the Trust or contributed in kind by the Employer to the Trust, forfeitures of Employer Securities and stock dividends on Employer Securities.

(f) **"General Investments Account"** shall mean the sub-account which is attributable to all contributions made to the Plan for the benefit of the Participant which are not comprised of Employer Securities or used to purchase Employer Securities, together with all forfeitures, earnings and accruals thereon. This sub-account shall hold all non-Employer Securities investments, regardless of origin to the Plan or contribution source.

(g) **"Prior Employer Plan Account"** shall mean the Account which is attributable to assets transferred from a Prior Employer Plan ("Transferred Benefits").

(h) Roth Elective Deferral Account" shall mean the Account that is attributable to contributions to the Plan made pursuant to an election by the Participant under Section 5.4A.

Certain sub-accounts may include or incorporate assets from other sub-accounts. The maintenance of separate sub-accounts is for accounting purposes only and segregation of the assets of the Plan shall not be required.

2.2 "Accrued Benefit" shall mean, as of any date, the sum of the values in each Participant's Account as of the most recent preceding Valuation Date, plus any contributions to and minus any distributions from the Account since the Valuation Date, plus the cash surrender value of all insurance contracts and allocated annuity contracts purchased for a Participant.

2.3 "Administratively Feasible" shall mean, when determining the date by which a Participant may receive a distribution of his or her Accrued Benefit from the Plan, a date that reasonably follows the final determination by the Plan Administrator of all factors that affect the value or amount of the balance in the Participant's Account. Such factors shall include the valuation of the assets attributable to the Account and the determination of all costs and expenses associated with the Account and the assets attributable thereto that must be paid prior to or in connection with the distribution. The Plan Administrator shall not make any distribution prior to the time the Plan Administrator shall have determined, within its sole and reasonable discretion, that a correct and complete valuation of the Account has been accomplished and that all attributable costs and expenses have been determined and applied, or in the alternative, provision for their application has been made. In regard to providing for application of costs and expenses, whenever any attributable cost or expense has not or cannot be determined within a reasonable time following a request for distribution, the Plan Administrator may establish a reasonable maximum percentage that can be distributed from the Participant's Account until such time as the Plan Administrator has determined (and applied, as appropriate) all additional costs applicable to the Participant's Account. If so elected by the Participant, he or she shall receive distribution of that percentage portion of his or her Account that the Plan Administrator has confirmed as distributable. The remainder shall be distributed once the Plan Administrator has determined and applied all additional costs deductible from the Participant's Account. The Plan Administrator shall provide any required notice to the Participant and comply with all applicable laws and regulations when determining and setting the maximum distribution percentage.

With respect to any distribution to a Participant that the Plan may or would be entitled to offset by application of ERISA §206(d)(4), no such distribution shall be Administratively Feasible prior to the date on which a final order or judgment is entered or could be entered, or a settlement agreement is executed, with respect to the circumstances giving rise to the possible application of that Section.

2.4 "Administrator" or "Plan Administrator" shall mean the person, persons, or corporation administering this Plan, as provided in Article XIII hereof, and any successor or successors thereto.

2.5 **"Age"** shall mean a person's attained age in completed years and months as of the date determined.

2.6 **"Anniversary Date"** shall be the first day of each Plan Year.

2.7 **"Annual Compensation" or "Compensation"** shall mean the amount of all base salary payments and wages for personal services rendered which is paid to an Employee during the Plan Year by an SNF Employer, including overtime pay, commissions and bonuses, but excluding commissions paid on the sale of accident and health insurance policies and other similar health care products. Effective for Plan Years commencing on or after January 1, 2001, all sales commissions shall be excluded from the definition of Compensation. Effective January 1, 2008, and for each Plan Year thereafter in which Safe Harbor Matching Contributions are made to the Plan under Section 5.6, Compensation shall include commission payments received by the Employee, regardless of the basis or source for payment of the commission. Compensation shall be determined before deductions for federal income taxes, state income taxes and Social Security (FICA) taxes, before deductions for contributions by salary reduction to any plans that meet the requirements of Code §§401(k) or 125 and are sponsored by an SNF Employer and before deductions for Participant contributions to any insurance program sponsored by an SNF Employer. Compensation shall not include director's fees, allowances or reimbursements for expenses, relocation payments, merchandise and service discounts, the value of insurance coverage, automobile or mileage allowances, benefits in the form of property or the use of property or other fringe benefits, and effective for Plan Years commencing after January 1, 1999, parking or public transportation payments not includable in gross income by reason of Code §132(f)(4). Unless specifically included by this Section, payments or contributions to or for the benefit of a Participant under any deferred compensation plan, pension, profit sharing, group life or health insurance, hospitalization or other employee benefit plan and any lump sum amounts paid at Termination of Employment (on account of such termination), such as severance pay and sick leave cash outs, shall not be included in Compensation. For purposes of a contribution or an allocation under the Plan based on compensation, Annual Compensation shall only include amounts actually paid an Employee during the period he is a Participant in the Plan.

Effective for Plan Years commencing on and after January 1, 2002, Annual Compensation of each Participant taken into account in determining allocations for any Plan Year shall not exceed $200,000, as adjusted for cost-of-living increases in accordance with Code §401(a)(17)(B). The cost-of-living adjustment in effect for a calendar year applies to Annual Compensation for the Plan Year that begins with or within such calendar year.

For any short Plan Year the Annual Compensation limit shall be an amount equal to the Annual Compensation limit for the calendar year in which the Plan Year begins, multiplied by the ratio obtained by dividing the number of full months in the short Plan Year by 12. Effective for Plan Years commencing on and after January 1, 1997, aggregation of family members' compensation shall not be required or allowed when determining Annual Compensation.

2.8 **"Beneficiary"** shall mean any person, persons, or trust designated by a Participant on a form as the Plan Administrator may prescribe to receive any death benefit that may be payable hereunder if such person or persons survive the Participant. This designation may be revoked at any time in similar

manner and form. In the event of the death of the designated Beneficiary prior to the death of the Participant, the Contingent Beneficiary shall be entitled to receive any death benefit.

2.9 "Board of Directors" shall mean:

(a) in the case of a corporation, its Board of Directors; or

(b) in the case of a partnership or joint venture, its controlling partners.

2.10 "Code" shall mean the Internal Revenue Code of 1986, as amended.

2.11 "Contingent Beneficiary" shall mean the person, persons, or trust duly designated by the Participant to receive any death benefit from the Plan in the event the designated Beneficiary does not survive the Participant.

2.12 "Controlled Group" shall mean a group of corporations, trades or businesses which constitute a controlled group of corporations, trades or businesses as defined in Code §§414(b) and (c) and shall also include a group of corporations, partnerships or other organizations which constitute an affiliated service group as defined in Code §414(m).

2.13 "Disability" shall mean when applied to any Participant who has not yet attained Normal Retirement Age, a medically determinable physical or mental impairment which permanently prevents the Participant from being able to discharge his assigned duties as an Employee or which can be expected to result in death or last for an indefinite, continuous period of more than six months. Permanent loss or loss of use of a member or function of the body shall also constitute disability. The Plan Administrator shall determine the existence of Disability under this Section pursuant to procedures uniformly and consistently applied. Notwithstanding the foregoing, a Participant who is eligible to receive Social Security disability payments shall be deemed to be disabled without further determination by the Plan Administrator.

2.14 "Distribution Date" shall mean the first day of the first month for which an amount is payable, or the date on which a benefit is actually paid or begins to be paid.

2.15 "Effective Date" shall mean January 1, 2012. All provisions of this Plan shall be effective as of that date unless an alternative, earlier date is specifically provided. The "Original Effective Date," the date as of which this Plan was initially established, is January 1, 1995. The Plan was restated for GUST effective January 1, 1997, restated for EGTRRA effective January 1, 2002, and restated to become a 401(k) safe harbor Plan effective as of January 1, 2008. This document replaces and supersedes the Prior Plan retroactive to January 1, 2012.

2.16 "Elective Deferral" shall mean a contribution to the Plan under a cash or deferred arrangement as defined in Code §401(k) to the extent not includable in gross income, which is made pursuant to an election and authorization by a Participant through a Salary Reduction Agreement consistent with the provisions of Section 5.1. Effective January 1, 2013, an Elective Deferral may also be

referred to in this Plan as a "pre-tax Elective Deferral," in order to distinguish it from a Roth Elective Deferral which is permitted under Section 5.4A. Unless specifically referred to as a Roth Elective Deferral, any reference to an Elective Deferral under this Plan shall mean Elective Deferral as defined in the first sentence of this Section.

2.17 "Eligible Employee" shall mean any Employee who is not an Excluded Employee.

2.18 "Employee" shall mean any person who is employed by an SNF Employer in a capacity other than solely as a director, including a commission salesman and any life insurance salesman receiving commissions from the Employer and whose employment is subject to the provisions of Code.

2.19 "Employer" or "SNF Employer" shall mean the Plan Sponsor and any other entity who, with the authorization of the Plan Sponsor, may adopt this Plan. Solely for purposes of determining Eligibility Service, Years of Vesting Service, One Year Breaks in Service who is a Highly Compensated Employee and applying any applicable text under Article V, any entity not adopting this Plan which, together with the Plan Sponsor, is a member of a Controlled Group, shall also be treated as an Employer for the period of time during which such entity was a member of such group. SNF Employers may, at the option of the Plan Sponsor, be identified by a list attached as an addendum to this Plan, or through separate participation agreements, which reflect adoption by the SNF Employer of this Plan.

2.20 "Employer Securities" shall mean common stock issued by the Employer (or by a corporation that is a member of an Controlled Group of which the Employer is a member) that is readily tradeable on an established securities market. Effective January 1, 2012, for this purpose a security is "readily tradeable on an established securities market" if:

(a) the security is traded on a national securities exchange that is registered under section 6 of the Securities Exchange Act of 1934 (15 U.S.C. 78f); or

(b) the security is traded on a foreign national securities exchange that is officially recognized, sanctioned, or supervised by a governmental authority and the security is deemed by the SEC as having a "ready market" under SEC Rule 15c3-1 (17 CFR 240.15c3-1).

If there is no stock that meets the definition in (a) or (b), then "Employer Securities" shall mean common stock issued by the Employer (or by a corporation that is a member of an Controlled Group of which the Employer is a member) having a combination of voting power and dividend rights equal to or in excess of --

(c) that class of common stock of the Employer (or of any other such corporation) having the greatest voting power; and

(d) that class of common stock of the Employer (or of any other such corporation) having the greatest dividend rights.

Noncallable preferred stock shall be deemed "Employer Securities" if it is convertible at any time into stock that constitutes "Employer Securities" hereunder and if the conversion is at a price that is reasonable on its date of acquisition by the Trust.

2.21 **"Entry Date"** shall mean, solely for purposes of participation under Article IV, the date an Employee became or becomes a Participant in the Plan. Effective January 1, 1990, Entry Dates occur on the first day of each calendar quarter (January 1, April 1, July 1, and October 1).

2.22 **"ERISA"** shall mean the Employee Retirement Income Security Act of 1974, as amended.

2.23 **"Excluded Employee"** shall mean a member of that class of Employees who are not eligible to participate in the Plan or accrue any benefit under the Plan, regardless of the number of hours worked. The class of such Employees includes:

(a) Employees whose employment is governed by the terms of a collective bargaining agreement between Employee representatives and the Employer under which retirement benefits were the subject of good faith bargaining between the Employee representatives and the Employer, unless the collective bargaining agreement provides for inclusion of those Employees in this Plan.

(b) Employees who are designated by the Employer to be any of the following classifications:

(1) independent contractor,

(2) consultant; or

(3) Leased Employee,

It is expressly intended that an individual identified or determined by the Employer to be in one of the above classifications shall be ineligible to participate in the Plan without regard to whether a court, administrative agency or other fact-finder subsequently determines that the individual was not or is not in fact in that classification.

(c) Employees who are employed by an entity which is part of a Controlled Group with an SNF Employer, but which entity is not identified on the list of participating SNF Employers attached as an addendum to this Plan or who has not otherwise adopted this Plan.

(d) Effective January 1, 2012, Employees whose Annual Compensation is 100% commission only.

2.24 **"Family Member"** shall mean, with respect to any Employee, the Employee's spouse and lineal ascendants or descendants and the spouses of such lineal ascendants and descendants. Effective January 1, 1997, references to a Family Member for purposes of determining who is a Highly Compensated Employee or aggregating Compensation shall no longer be considered.

2.25 **"Fiduciary"** shall mean and include the Trustee, Plan Administrator, Plan Sponsor, Investment Manager, and any other person or corporation who:

(a) exercises any discretionary authority or discretionary control respecting management of the Plan or exercises any authority or control respecting management or disposition of its assets;

(b) renders investment advice for a fee or other compensation, direct or indirect, with respect to any moneys or other property of the Plan, or has any authority or responsibility to do so;

(c) has any discretionary authority or discretionary responsibility in the administration of the Plan; or

(d) is described as a "fiduciary" in Sections 3(14) or (21) of ERISA or is designated to carry out fiduciary responsibilities pursuant to this agreement to the extent permitted by Section 405(c)(1)(B) of ERISA.

2.26 **"Former Participant"** shall mean an individual who is no longer an Employee due to his having incurred a Termination of Employment, but who retains and is entitled to receive an Accrued Benefit under the Plan.

2.27 **"Highly Compensated Employee"** shall mean, effective January 1, 1997, and for any Plan Year thereafter, an Employee, other than a non-resident alien receiving no earned income from the Employer from sources within the United States, who:

(a) was at any time during the Plan Year or the Look-back Year a Five Percent Owner (as defined in Section 19.2(b)); or

(b) received Compensation from the Employer in the Look-back Year in excess of $90,000 and was in the Top Paid Group for the Look-back Year.

"Look-back Year" means the Plan Year immediately preceding the Plan Year for which the determination is being made. An Employee is in the "Top Paid Group" if the Employee is in the group consisting of the top 20% of Employees when ranked on the basis of Compensation paid during the Look Back Year. When calculating the number of Employees in the Top Paid Group the following Employees shall be excluded: (i) Employees who have not completed 6 months of service; (ii) Employees who normally work fewer than 17½ hours per week; (iii) Employees who normally work not more than six months during any year; (iv) Employees who have not attained age 21; and (v) Employees who are

Excluded Employees by reason of Section 2.23(a). The $90,000 amount in (b) above shall be adjusted for cost of living as provided under Code §415(d), except that the base period shall be the calendar quarter ending September 30, 1996.

A former Employee who was a Highly Compensated Employee upon Termination of Employment or at any time after attaining age 55 shall be treated as a Highly Compensated Employee. For any Plan Year commencing after December 31, 1996, no family aggregation rules shall apply when determining who is a Highly Compensated Employee and no Employee who is a Family Member of any Highly Compensated Employee shall be required or considered to be a single Employee with the Highly Compensated Employee. For purposes of this Section Compensation is defined as in Section 7.1(b) of this Plan, but shall include contributions made by the Employer to a plan of deferred compensation otherwise excluded in Section 7.1(b). The dollar amount in paragraph (b) shall be adjusted at the same time and in the same manner as the benefit limitation for defined benefit plans under Code §415(b)(1)(A).

2.28 "Inactive Participant" shall mean a Participant who retains and is entitled to receive a distribution of an Accrued Benefit under the Plan, but who is not currently eligible to make Elective Deferral contributions or, effective for Plan Years commencing on or after January 1, 2013, Roth Elective Deferral Contributions or receive an allocation of Employer Contributions or forfeitures without regard to whether the Participant has incurred a Termination of Employment.

2.29 "Investment Fund" shall mean all assets of the Trust Fund.

2.30 "Investment Manager" shall mean any Fiduciary (other than a Trustee or Named Fiduciary) who:

(a) has the power to manage, acquire or dispose of any asset of the Plan;

(b) is (i) registered as an investment advisor under the Investment Advisors Act of 1940; (ii) a bank as defined in that Act; or (iii) is an insurance company qualified to perform services described in Subsection (a) above under the laws of more than one state; and

(c) has acknowledged in writing that he is a Fiduciary with respect to the Plan.

2.31 "K-Test Average Contribution Percentage" shall mean the average (expressed as a percentage) of the K-Test Contribution Percentages of the Participants in a group.

2.32 "K-Test Contribution Percentage" shall mean the ratio (expressed as a percentage) of a Participant's K-Test Contributions for a Plan Year to the Participant's Compensation for the Plan Year. The K-Test Contribution Percentage for a Participant who is a Highly Compensated Employee shall be determined by combining all cash or deferred arrangements under which the Highly Compensated Employee is eligible to participate (other than those which may not be permissively aggregated) with this Plan as though they were a single arrangement. The K-Test Contribution Percentage for a Participant

who has made no Elective Deferral or Roth Elective Deferral contributions and who is not credited with any K-Test Contributions for the Plan Year shall be zero (0).

2.33 "K-Test Contributions" shall mean, for any Plan Year, a Participant's Elective Deferrals, Roth Elective Deferrals, plus, if so elected by the Employer, part or all of the Qualified Non-Elective Contributions and Qualified Matching Contributions allocated to the Participant for such year, provided that, any Qualified Non-Elective Contributions included as K-Test Contributions shall not increase the difference between the K-Test Average Contribution Percentage for Highly Compensated Employees and the K-Test Average Contribution Percentage for Non-Highly Compensated Employees; and, further provided that, no Qualified Non-Elective Contributions or Qualified Matching Contributions included as K-Test Contributions shall be included as M-Test Contributions. In determining the amount of a Participant's Elective Deferrals and Roth Elective Deferrals under this Section the Plan Administrator shall take into account Elective Deferrals and Roth Elective Deferrals made by the Participant under any other plan which is aggregated with this Plan for purposes of Code §401(a)(4) or Code §410(b) (other than Code §410(b)(2)(A)(ii)) and any other plan satisfying Code §401(k)(3) and Reg. §1.401(k)-1(b)(3) which the Employer elects to permissively aggregate with this Plan, by treating all such plans and this Plan as a single plan.

2.34 "Leased Employee" shall mean effective for Plan Years commencing on or after January 1, 1997, any person who, pursuant to an agreement between the SNF Employer and any other person or organization (leasing organization), performs services for the Employer (or for the SNF Employer and related persons determined in accordance with Code §414(n)(6)), and the services are performed under the primary direction or control of the SNF Employer.

2.35 "Limitation Year" shall mean the Plan Year, unless the Employer elects a different 12 month period.

2.36 "M-Test Average Contribution Percentage" shall mean the average (expressed as a percentage) of the M-Test Contribution Percentages of the Participants in a group.

2.37 "M-Test Contribution Percentage" shall mean the ratio (expressed as a percentage) of a Participant's M-Test Contributions for a Plan Year to the Participant's Compensation for the Plan Year. The M-Test Contribution Percentage for a Participant who is a Highly Compensated Employee shall be determined by combining all plans subject to Code §401(m) under which the Highly Compensated Employee is eligible to participate (other than those which may not be permissively aggregated) with this Plan as though they were a single plan. For this purpose, Compensation is defined as in Section 7.1(b) of the Plan. The M-Test Contribution Percentage for a Participant who has made no Elective Deferral or Roth Elective Deferral contributions and who is not credited with any M-Test Contributions for the Plan Year shall be zero (0).

2.38 "M-Test Contributions" shall mean for any Plan Year Matching Contributions made pursuant to Section 5.6 minus any of the Participant's Qualified Matching Contributions included as K-Test Contributions. If so elected by the Employer, part or all of the Qualified Non-Elective Contributions allocated to the Participant for such year shall be included as an M-Test Contribution, provided that, any

Qualified Non-Elective Contributions included as M-Test Contributions shall not increase the difference between the M-Test Average Contribution Percentage for Highly Compensated Employees and the M-Test Average Contribution Percentage for Non-Highly Compensated Employees; and, further provided that, no Qualified Non-Elective Contributions included as M-Test Contributions shall be included as K-Test Contributions. In determining the amount of M-Test Contributions under this Section the Plan Administrator shall take into account all employee voluntary contributions made by the Participant and all matching contributions made by the Employer under any other plan which is aggregated with this Plan for purposes of Code §401(a)(4) or Code §410(b) (other than Code §410(b)(2)(A)(ii)) and any other plan satisfying Code §401(k)(3) and Reg. §1.401(k)-1(b)(3) which the Employer elects to permissively aggregate with this Plan, by treating all such plans and this Plan as a single plan.

2.39 **"Matching Contribution"** shall mean any Employer contribution made to the Plan on behalf of an Employee on account of an Employee's Elective Deferral or Roth Elective Deferral, but excluding, for Plan Years beginning after December 31, 1988, any contribution used to meet the minimum required allocation under Section 19.4. For Plan Years commencing after December 31, 2001, Matching Contributions may be used to satisfy the minimum required contribution requirements of Section 19.4, if the Employer fails to or elects not to provide benefits to Participants under this Plan on a safe harbor basis, as defined herein.

2.40 **"Named Fiduciary"** shall mean the Plan Administrator and any Committee appointed and so designated by the Plan Administrator.

2.41 **"Net Profit"** for any year shall mean the current and accumulated earnings of the Employer as reflected by its books of account for the particular fiscal year prior to the provision for federal and state income tax, without increase or decrease due to corrections or adjustments subsequently made, but excluding the cost of contributions made under this Plan or any other qualified plan.

2.42 **"Non-Highly Compensated Employee"** shall mean an Employee who is neither a Highly Compensated Employee nor a Family Member of a Highly Compensated Employee required to be aggregated under the family aggregation rules in Section 2.24.

2.43 **"Normal Retirement Age"** shall mean age 65.

2.44 **"Normal Retirement Date"** shall mean the first day of the calendar month coinciding with or next following a Participant's Normal Retirement Age.

2.45 **"Participant"** shall mean any Eligible Employee who has satisfied all of the service and age requirements of Section 4.1. Such an Eligible Employee shall be deemed to be a Participant in the Plan for purposes of any applicable non-discrimination test, including the K-Test and M-Test defined in this Plan, without regard to whether he has executed a Salary Reduction Agreement and agreed to have contributions made to this Plan through Elective Deferrals or Roth Elective Deferrals. A Participant may nevertheless be considered "active" depending on whether he is eligible to make Elective Deferral or Roth Elective Deferrals Contributions or receive an allocation of Employer Contributions. An Inactive Participant shall not be treated as a Participant in the Plan for purposes of any applicable non-

discrimination test, including the K-Test and M-Test defined in this Plan in any Plan Year following the Plan Year in which the Inactive Participant's Termination of Employment has occurred.

2.46 **"Plan"** shall mean the Plan as stated herein and as may be amended from time to time, denominated the "SNF Corporation Tax-Favored Retirement Savings Plan."

2.47 **"Plan Sponsor"** shall mean Security National Financial Corporation.

2.48 **"Plan Year"** shall mean the one-year period commencing January 1, and ending December 31.

2.49 **"Prior Employer Plan"** shall mean any Plan whose assets have been transferred to this Plan pursuant to a merger or trust to trust transfer, and which assets constitute protected benefits within the meaning of Code §411(d)(6) and the regulations thereunder by virtue of such merger or trust to trust transfer.

2.50 **"Prior Plan"** shall mean this Plan as it existed prior to the Effective Date.

2.51 **"Qualified Matching Contribution"** shall mean a Matching Contribution in which the Participant's Vested Interest is 100% at all times and which is subject to the distribution restrictions set forth in Section 17.3.

2.52 **"Qualified Non-Elective Contribution"** shall mean any Employer contribution to the Plan other than a Matching Contribution with respect to which the Employee may not elect to have the contribution paid to the Employee in cash instead of being contributed to the Plan and (if treated as K-test Contributions) the requirements of Reg. §1.401(k)-1(b)(5) and Code §§401(k)(2)(B) and (C) are met or (if treated as M-Test Contributions) the requirements of Reg. §1.401(m)-1(b)(5) are met.

2.53 **"Transferred Benefits"** shall mean those benefits funded by assets transferred to the Plan from a Prior Employer Plan. Transferred Benefits shall include all optional forms of benefits available under the Prior Employer Plan(s) from which the Transferred Benefits were received, unless unavailable under this Plan.

2.54 **"Trust"** shall mean the Trust created under the Prior Plan, designated as the SNF Corporation Tax-Favored Retirement Savings Plan Trust, and continued through the restated and amended Trust Agreement as SNF Corporation Tax-Favored Retirement Savings Plan Trust. The Trust may include assets from another plan qualified under Code §401(a), provided the sponsor of the plan is a member of a Controlled Group in which the Plan Sponsor is also a member.

2.55 **"Trust Fund"** shall mean all cash, securities, annuity contracts, insurance contracts, real estate and any other property held by the Trustee pursuant to the terms of this Agreement, together with investment earnings or losses thereon, minus any applicable expenses of the Plan and Trust.

2.56 **"Trustee"** shall mean the bank, trust company or other corporation possessing trust powers under applicable State or federal law, or one or more individuals, or any combination thereof named as parties hereto, or any successor Trustee or Trustees hereunder.

2.57 **"Valuation Date"** shall mean the date on which the Trust Fund and Accounts are valued, as provided in this Plan. The following shall be Valuation Dates:

(a) the last day of each Plan Year (the "Annual Valuation Date");

(b) the last day of each month during the Plan Year; and

(c) any other day designated by the Plan Administrator and set forth in a written notice to the Trustee as the Plan Administrator may consider necessary or advisable to provide for the orderly and equitable administration of the Plan.

2.58 **"Vested Interest" or "Vested Accrued Benefit"** shall mean the portion of a Participant's Accrued Benefit which is non-forfeitable.

ARTICLE III
SERVICE DEFINITIONS AND RULES

3.1 "Eligibility Computation Period" shall mean the period used to measure Eligibility Service and Breaks in Service for purposes of eligibility to begin and maintain participation in the Plan.

(a) **"Initial Eligibility Computation Period"** shall mean, for any Employee in any Plan Year in which a Year of Eligibility Service is required, the 12 consecutive month period which begins on the Employee's Employment Commencement Date or Re-employment Commencement Date.

(b) **"Subsequent Eligibility Computation Period"** shall mean, for any Employee in any Plan Year in which a Year of Eligibility Service is required, the Plan Year beginning with or within the Initial Eligibility Computation Period and succeeding Plan Years.

(c) For any Plan Year in which less than a Year of Eligibility Service is required for participation, the Eligibility Computation Period shall be the number of months of Eligibility Service required.

3.2 "Eligibility Service" shall mean service for any period during which an Employee receives credit for Hours of Service for an SNF Employer.

3.3 "Employment Commencement Date" shall mean the date on which the Employee first performs an Hour of Service for an SNF Employer.

3.4 "Hour of Service" shall mean and be determined as follows:

(a) Each hour for which an Employee is paid, or entitled to payment, for the performance of duties for the Employer. These hours shall be credited to the Employee for the year or years in which the duties are performed.

(b) Each hour for which an Employee is paid, or entitled to payment, by the Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence. Notwithstanding the preceding sentence:

(1) No more than 501 Hours of Service are required to be credited under this paragraph during which the Employee performs no duties (whether or not such period occurs in a single computation period);

(2) An hour for which an Employee is directly or indirectly paid, or entitled to payment, on account of a period during which no duties are performed

is not required to be credited to the Employee if such payment is made or due under a plan maintained solely for the purpose of complying with applicable worker's compensation or unemployment compensation or disability insurance laws; and

(3) Hours of Service are not required to be credited for a payment which solely reimburses an Employee for medical or medically related expenses incurred by the Employee.

For purposes of this paragraph (b), a payment shall be deemed to be made by or due from an Employer regardless of whether such payment is made by or due from the Employer directly, or indirectly through, among others, a trust fund or insurer to which Employer contributes or pays premiums and regardless of whether contributions made or due to the trust fund, insurer or other entity are for the benefit of particular Employees or are on behalf of a group of Employees in the aggregate. Hours under this paragraph (b) shall be calculated and credited pursuant to DOL Reg. §2530.200b-2, paragraphs (b) and (c), which are incorporated herein by this reference.

(c) Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer. The same Hours of Service shall not be credited both under paragraph (a) or paragraph (b), as the case may be, and under this paragraph (c). These hours shall be credited to the Employee for the year or years to which the award or agreement pertains rather than the year in which the award, agreement or payment is made.

(d) Hours of Service shall be determined on the basis of actual hours for which an Employee is paid, entitled to payment or for which back pay is awarded or agreed to.

(e) In the case of an Employee who is absent from work for any period:

(1) by reason of the pregnancy of the Employee;

(2) by reason of the birth of a child of the Employee;

(3) by reason of the placement of a child with the Employee in connection with the adoption of such child by such Employee; or

(4) for purposes of caring for such child for a period beginning immediately following such birth or placement;

Hours of Service shall include the Hours of Service which otherwise would normally have been credited to such Employee but for such absence; or in any

case in which the Plan is unable to determine the Hours of Service to be credited, eight Hours of Service for each regularly scheduled work day of such absence. The total number of hours treated as Hours of Service under this Section by reason of any pregnancy or placement shall not exceed 501 hours less the number of Hours of Service credited to an Employee pursuant to Subsections (a) through (d) above, for an absence described in this Subsection (e). The hours described in this Subsection (e) shall be treated as Hours of Service only in the computation period in which the absence from work begins, if an Employee would be prevented from incurring a One-Year Break in Service in such computation period solely because the period of absence is treated as Hours of Service as provided herein; or in any other case, in the immediately following computation period. Notwithstanding the foregoing, no credit will be given pursuant to this Subsection (e) unless the Employee furnishes to the Plan Administrator such timely information as the Plan Administrator may reasonably require to establish that the absence from work is for reasons referred to herein, and the number of days for which there was such an absence.

(f) Hours of Service shall be aggregated for service with all SNF Employers, however, in no event shall duplicate credit be given for the same Hours of Service.

(g) The Plan Administrator may use any records to determine Hours of Service which it considers an accurate reflection of the facts.

(h) When crediting Hours of Service for Employees who are paid on an hourly basis the Plan Administrator shall use the “actual” method. For purposes of the Plan, “actual” method shall mean the determination of Hours of Service from records of hours worked and hours for which the Employer makes payment or for which payment is due from the Employer. When crediting Hours of Service for Employees who are not paid on an hourly basis, the Plan Administrator shall use the “salaried earnings” method or “commission earnings” method. With respect to an Employee whose Compensation consists primarily of periodic salary payments, “salaried earnings” method shall mean the determination of Hours of Service from records showing payments made to the Employee or payments due to the Employee from the Employer. In applying the “salaried earnings” method, an Employee who receives credit for at least 435 hours or 870 hours shall be credited with 500 Hours of Service and 1,000 Hours of Service, respectively. With respect to an Employee whose Compensation consists exclusively of commission payments, “commission earnings” method shall mean the determination of Hours of Service from records showing payments made to the Employee or payments due to the Employee from the Employer which constitute “first year” commissions. In applying the “commission earnings” method an Employee who receives credit for at least 375 hours and 750 hours shall be deemed to have received credit for the equivalent of 500 Hours of Service and 1,000 Hours of Service, respectively. An Employee who receives $18,000 of net earned first year life commissions (new sales commissions less

deductions for cancellations) and non-life earned commissions (commissions earned on products sold other than life insurance) shall receive credit for 750 hours. Credit for 375 hours shall be given for commission sales totaling one-half or more of the above amount. For purposes of this subsection (h) "first year" commissions shall mean payments made by the Employer to the Employee which are determined by the Employer to be commissions on the first annual premium payments of life insurance policies sold by the Employee. Compensation which the Employer determines to be "renewal" commissions shall not qualify as "first year" commissions for purposes of applying the "commission earnings" method described in this subsection (h). The commission earnings method for calculating Hours of Service shall no longer apply for Plan Years commencing on or after January 1, 2001.

3.5 "One Year Break in Service" shall mean a 12 consecutive month period during which an Employee has not completed more than 500 Hours of Service, regardless of whether the Employee has incurred a Termination of Employment. For purposes of vesting, such 12 consecutive month periods shall be measured on the same basis as Years of Vesting Service. For purposes of eligibility to participate, the Plan shall not apply any break in service rule. The following types of absence shall not constitute a One-Year Break in Service:

(a) Temporary leave of absence granted by the Employer for sickness, or extended vacation, provided that persons under similar circumstances shall be treated alike;

(b) Absence due to illness or accident while regular remuneration is paid;

(c) Absence for military service or significant civilian service for the United States, provided the absent Employee returns to service with the Employer within 30 days of his release from such active military duty or service or any longer period during which his right to re-employment is protected by law.

3.6 "Re-employment Commencement Date shall mean the date on which an Employee, who has both incurred a Termination of Employment from the Employer and has had a One Year Break in Service as a result of that termination, first performs an Hour of Service for the Employer following such Break in Service.

3.7 "Termination of Employment" with respect to any Employee or Participant shall occur upon the separation from service (effective January 1, 2002, severance from employment) of the Employee or Participant due to the resignation, discharge, death, retirement, failure to return to active work at the end of an authorized leave of absence or the authorized extension(s) thereof, failure to return to active work when duly called following a temporary layoff, or upon the happening of any other event or circumstance which, under the then current policy of the SNF Employer results in the termination of the employer-employee relationship. Termination of Employment shall not be deemed to occur merely because of a transfer between SNF Employers.

3.8 **"Vesting Computation Period"** shall mean the 12 consecutive month period used to measure Years of Vesting Service and Breaks in Service for purposes of vesting. The 12 consecutive month period used for the Vesting Computation Period shall be the Plan Year.

3.9 **"Year of Service"** shall mean a 12 consecutive month period during which an Employee has completed at least 1,000 Hours of Service.

3.10 **"Year of Eligibility Service"** shall mean an Eligibility Computation Period during which an Employee has completed at least 1,000 Hours of Service.

3.11 **"Year of Vesting Service"** shall mean a Vesting Computation Period during which an Employee has completed at least 1,000 Hours of Service. A Participant's Years of Vesting Service shall be determined based on all Vesting Computation Periods containing or beginning after his Employment Commencement Date or Re-employment Commencement Date, provided however, no credit toward a Year of Vesting Service shall be granted for any period during which an individual is deemed to be an Excluded Employee on account of his classification by an SNF Employer as a consultant or an independent contractor.

3.12 **"Special Rules for Crediting Service":** In crediting Service under the Plan for any Employee who is or was employed by a Participating Employer the rules, if any, for crediting Service as set forth in this Section shall apply. In the alternative, the rules for crediting service may be set forth in a separate Participation Agreement, which upon execution by the Employer and the Participating Employer, shall be attached to and become a part of this Plan.

3.13 **"Qualified Military Service Rules."** Effective December 12, 1994, the following rules shall apply to an Employee who has Qualified Military Service while employed by an SNF Employer.

(a) **"Qualified Military Service"** shall mean service by an Employee in the uniformed services of the United States (as defined in chapter 43 title 38 of the United States Code), provided:

(1) the employee provides advance notice of the service to the SNF Employer, when such notice is practical;

(2) the employee is not dishonorably discharged;

(3) the employee is re-employed by the SNF Employer within 30 days following the completion of the service or any longer period during which his or her right to re-employment is protected by law; and

(4) the cumulative length of the Employee's absence from employment due to the service does not exceed five years.

(b) An Employee's Qualified Military Service shall be treated as service for the SNF Employer for all purposes under the Plan. An Employee's imputed Hours of Service during Qualified Military Service shall be:

(1) the Hours of Service the Employee would have worked but for his or her Qualified Military Service; and

(2) if the Hours of Service cannot reasonably be determined, the Hours of Service the Employee would have worked had he or she worked during his or her Qualified Military Service at his or her average rate during the 12 month period immediately preceding his or her Qualified Military Service or, if shorter, his or her entire period of employment preceding the Qualified Military Service.

For vesting purposes under Section 11.1(b) the Employee shall also be credited with Hours of Service (without regard to whether the Employee has returned to service with the Employer) if the Employee incurs a Disability while performing the Qualified Military Service on or after January 1, 2007, and cannot return to service with the Employer as a consequence of the Disability.

(c) Compensation (as defined in Section 2.7) shall include imputed compensation during an Employee's Qualified Military Service. Imputed compensation shall be:

(1) the compensation the Employee would have received but for his or her Qualified Military Service; or

(2) if the compensation is not reasonably certain, the compensation the Employee would have received had he or she received compensation during his or her qualified Military Leave at his or her average rate during the 12 month period immediately preceding his or her Qualified Military Service, or, if shorter, his or her entire period of employment preceding his or her Qualified Military Service.

(d) A Participant who returns to employment after any Qualified Military Service shall be entitled to make additional Elective Deferrals and, effective January 1, 2013, Roth Elective Deferrals to the Plan up to the maximum amount of the Elective Deferrals and Roth Elective Deferrals the Participant would have been permitted to make based upon his or her imputed compensation during the Qualified Military Service, taking into account any other Elective Deferrals and Roth Elective Deferrals made by the Participant during the Qualified Military Service. The period during which the additional Elective Deferrals and Roth Elective Deferrals may be made shall commence on the date the Participant returns to employment and shall extend until the expiration of the lesser of (i)

the period which is three times the length of the Participant's Qualified Military Service or (ii) five years. Payment of Matching Contributions attributable to Elective Deferrals or Roth Elective Deferrals of imputed compensation during Qualified Military Service shall be made at the same time as other Matching Contributions, based on the time the Elective Deferrals or Roth Elective Deferrals are actually paid to the Plan. The Matching Contributions need not include earnings which would have accrued had the Participant continued performing his or her duties for the Employer during Qualified Military Service.

(e) Elective Deferrals and Roth Elective Deferrals of a Participant's imputed compensation during his or Qualified Military Service shall be treated as Elective Deferrals and as K-Test Contributions with respect to the Plan Year to which the imputed compensation relates, if this Plan Year is not the same Plan Year in which the Elective Deferrals or Roth Elective Deferrals are received by the Plan. Any Matching Contributions based on Elective Deferrals or Roth Elective Deferrals of a Participant's imputed compensation during his or her Qualified Military Service shall be treated as M-Test Contributions with respect to the Plan Year to which the Elective Deferrals or Roth Elective Deferrals relate, if this Plan Year is not the same Plan Year in which the Elective Deferrals or Roth Elective Deferrals are received by the Plan.

(f) Repayment of any Participant loan from the Plan shall be suspended during Qualified Military Service and the loan repayment period shall be extended by the length of the Qualified Military Service.

(g) If it is determined at the time the Employee commences Qualified Military Service that the length of the service will be either (i) more than 179 days in duration or (ii) of indefinite duration and if the Employee is called to such Qualified Military Service because the Employee is a member of a military reserve unit ordered to active duty after September 11, 2001, then notwithstanding the provisions of Section 8.1, the Employee may elect to withdraw any amount in the Employee's Elective Deferral, Roth Elective Deferral and Matching Contribution Accounts. Any such withdrawal must be made after the date of the order or call to active duty and prior to the end or close of the active duty period. The withdrawal shall also be deemed to be an Eligible Rollover Distribution under Section 11.3, except that it shall not be subject to any income tax withholding requirement that may otherwise apply under Code §72(t).

(h) Effective for Plan Years commencing after December 31, 2008, an Employee who commences Qualified Military Service which will exceed 30 days in length may be deemed, if so elected by the Employee solely for the purpose of receiving a distribution from the Plan, to have incurred a Termination of Employment. If an Employee returns to employment after receiving a distribution from the Plan on account of an election made pursuant to this subsection, but the Employee

has not satisfied the requirements of subsection (g) above, then the Employee may not make Elective Deferrals or, effective for Plan Years on or after January 1, 2013, Roth Elective Deferrals to the Plan until the expiration of 6 months from the date of the last distribution from the Plan made on account of this subsection.

(i) If a Participant dies on or after January 1, 2007, while performing Qualified Military Service, the Beneficiaries of the Participant shall be entitled to any additional benefits (other than benefit accruals relating to the period of Qualified Military Service) provided under the Plan as if the Participant had resumed and then terminated employment on account of death. For benefit accrual purposes, the Plan shall treat an individual who dies or becomes disabled on or after January 1, 2007, while performing Qualified Military Service as if the individual had resumed employment in accordance with the individual's re-employment rights under USERRA, on the day preceding death or disability (as the case may be) and terminated employment on the actual date of death or disability.

(j) Effective January 1, 2013, a Participant who is eligible under this Section 3.13 to make an Elective Deferral to the Plan upon return from Qualified Military Service may designate any portion thereof as a Roth Elective Deferral and may designate the Plan Year for which the Roth Elective Deferral is to be credited, which may include a Plan Year that is before the Plan Year in which the Roth Elective Deferral is actually made. In that event the Plan shall treat the Roth Elective Deferral as having been made in the Plan Year of Qualified Military Service to which the contribution relates (but not earlier than January 1, 2013), as designated by the Participant. A Participant may also identify the Plan Year of Qualified Military Service for which a Roth Elective Deferral is deemed made for other purposes as well, such as for entitlement to an Employer Matching Contribution, and the determination of the 5-taxable-year period of participation rule. In the absence of any designation, for purposes of determining the first year of the five years of participation rule under Code §402A(d)(2)(B), the Roth Elective Deferral shall be treated as relating to the first year of Qualified Military Service for which the Participant could have made a Roth Elective Deferral under the Plan, but not earlier than January 1, 2013.

ARTICLE IV
ELIGIBILITY AND PARTICIPATION

4.1 Age and Service Requirements: An Eligible Employee shall become a Participant in this Plan on the first Entry Date coincident with or next following the date on which he satisfies all of the following requirements:

(a) attains the age of 21 years;

(b) completes one Year of Eligibility Service; and

(c) is employed on the Entry Date.

An Eligible Employee who becomes a Participant and who also executes a written Salary Reduction Agreement in the manner set forth in procedures issued by the Plan Administrator shall be considered to be an active Participant. An Eligible Employee shall not be required to execute a Salary Reduction Agreement in order to become an active Participant in the Plan, however, as a condition to participation in Elective Deferral or (effective January 1, 2013) Roth Elective Deferral Contributions the Eligible Employee shall first execute a written Salary Reduction Agreement in the manner set forth in procedures issued by the Plan Administrator. An Employee who was a Participant in the Prior Plan on the day before the Effective Date shall continue as a Participant in this Plan on that date.

4.2 Plan Administrator to Furnish Eligibility Information: As soon as practicable after each Employee's Employment Commencement Date, the Plan Administrator shall determine the Entry Date when the Employee shall first become eligible to participate in the Plan and shall notify each Employee of his/her eligibility, and of any application or other requirements for participation.

4.3 Information to be Provided by Employee: At the request of the Plan Administrator, each Eligible Employee shall furnish such information as is not available from the Employer that is necessary for the administration of the Plan. As a condition to making Elective Deferrals or (effective January 1, 2013) Roth Elective Deferrals to the Plan, the Employee shall first complete, execute and deliver a Salary Reduction Agreement as reasonably required by the Plan Administrator.

4.4 Reclassification of an Eligible Employee or Excluded Employee: Any Eligible Employee, whether or not he has previously participated in the Plan, who was previously classified as an Excluded Employee and is reclassified as an Eligible Employee shall participate in the Plan on the later of the date of his reclassification or the Entry Date he would otherwise join if he had not been classified as an Excluded Employee, provided he has otherwise satisfied the requirements of Section 4.1.

Any Participant who is reclassified as an Excluded Employee and who, prior to the reclassification completed 1,000 Hours of Service in the Plan Year in which such reclassification occurred, shall be treated for purposes of determining his eligibility for Employer Contributions as though the reclassification had occurred as of the first day of the following Plan Year.

4.5 Re-employment and Commencement of Participation: An Eligible Employee who had met the requirements of Section 4.1(a) or (b) but terminated employment prior to his Entry Date shall become a Participant on the date he is re-employed by the Employer, but in no event earlier than the Entry Date he would have joined had he not ceased employment. An Eligible Employee who was a Participant shall again become a Participant on the date he is re-employed by the Employer. The Eligible Employee who becomes a Participant may immediately elect to make Elective Deferrals and, effective January 1, 2013, Roth Elective Deferrals to the Plan and authorize such Elective Deferrals or Roth Elective Deferrals through a Salary Reduction Agreement in the manner set forth in procedures issued by the Plan Administrator if elected within the time period specified by the Plan Administrator pursuant to a uniform and non-discriminatory policy. If not so executed, the Participant may elect to make Elective Deferrals or Roth Elective Deferrals to the Plan and authorize such Elective Deferrals or Roth Elective Deferrals through a Salary Reduction Agreement as of any subsequent month thereafter.

4.6 Election Not To Participate: At any time after the Plan Administrator notifies an Eligible Employee of his eligibility to participate in this Plan and his eligibility to execute a Salary Reduction Agreement, the Eligible Employee may elect not to become an active Participant by not executing a Salary Reduction Agreement or by indicating on the enrollment form his election not to become an active participant. The Employee may later become an active Participant effective as of the next Entry Date, if the Employee is then an Eligible Employee, meets the requirements for participation under this Article IV and properly executes a Salary Deferral Agreement.

4.7 Effect of Participation: A Participant who has executed a Salary Reduction Agreement shall be conclusively deemed to have assented to this Plan and to any subsequent amendments, and shall be bound thereby with the same force and effect as if he had formally executed this Plan.

ARTICLE V
PARTICIPANT AND EMPLOYER CONTRIBUTIONS

5.1 Elective Deferrals:

(a) Each Participant may elect to defer any whole percentage of the Participant's Annual Compensation, excluding non-periodic bonuses, subject to a minimum of 1% and to a maximum percentage of 18%. Effective January 1, 2002, the maximum percentage shall be that permitted under the Code. Effective January 1, 2008, the maximum percentage shall be seventy-five percent (75%) of the Participant's Compensation. The amount of the deferral shall be contingent on the Participant electing and authorizing the Elective Deferral amount through a Salary Reduction Agreement. The Salary Reduction Agreement and the Participant's authorization thereunder may be evidenced by a written document executed by the Participant and filed with the Administrator on a form prescribed for this purpose or by oral instructions directly from the Participant to the Administrator and confirmed to the Participant in writing. The Salary Reduction Agreement may also be completed and executed by the Participant through any electronic means or method approved by the Plan Administrator. The Salary Reduction Agreement shall be subject to the following rules:

(1) The Salary Reduction Agreement shall apply to each payroll period during which it is in effect and has not been rescinded. The Salary Reduction Agreement shall be applicable only to the following forms of Compensation: wages, base salary, overtime pay, commissions and regularly scheduled bonuses, and effective January 1, 2013, shall designate Elective Deferrals as pre-tax Elective Deferrals, Roth Elective Deferrals or both, in the percentage specified. An Elective Deferral contribution to the Plan shall be treated as a Roth Elective Deferral only when so specifically designated by the Participant in advance of the date the Roth Elective Deferral is first made to the Plan. Effective January 1, 2008, and for each Plan Year thereafter in which Safe Harbor Matching Contributions are made to the Plan under Section 5.6, the Salary Reduction Agreement shall be applicable to all Compensation, regardless of how paid or characterized, with the exception only of non-periodic or non-regularly scheduled bonuses.

(2) The amount by which the Participant's Annual Compensation is reduced under the Salary Reduction Agreement may be changed by a Participant (increased, decreased or ceased, and effective January 1, 2013, changed between pre-tax and Roth Elective Deferrals) at any time during the Plan Year. A change shall be evidenced by a written document, by oral instructions directly from the Participant with written confirmation in

accordance with rules and procedures established by the Administrator or through any electronic means or method approved by the Plan Administrator.

(3) A Salary Reduction Agreement and or an amendment to a Salary Reduction Agreement shall be effective as of the first day of the payroll period commencing after the Salary Reduction Agreement or the amendment is executed, orally authorized or electronically completed by the Participant and received and confirmed by the Administrator.

(4) The Administrator may amend or revoke a Salary Reduction Agreement with any Participant at any time if the Administrator determines that a revocation or amendment is necessary to ensure that the Participant's Elective Deferral for any Plan Year will not exceed any Plan limitations.

(5) The Administrator may revoke its Salary Reduction Agreements with all Participants or amend its Salary Reduction Agreements with all Participants on a uniform basis if it determines the Employer will not have sufficient monies to make contributions to the Plan required by the Salary Reduction Agreements.

(b) Each Participant may elect by a separate one-time Salary Reduction Agreement to defer and have allocated for a Plan Year all or a portion of any non-periodic or non-regularly scheduled cash bonus attributable to services performed by the Participant for the Employer during the Plan Year and which would have been received by the Participant on or before the expiration of 2½ months following the end of the Plan Year but for the deferral election. A deferral election may not be made with respect to cash bonuses which are currently available on or before the date the Participant executes the election. Cash bonuses attributable to services performed by the Participant during the Plan Year but which are paid to the Participant later than 2½ months after the close of the Plan Year will be subject to the deferral election described in Subsection (a) above as in effect at the time the cash bonus would have otherwise been received.

(c) The Elective Deferral amounts designated by the Participant in the Salary Reduction Agreement shall be withheld and contributed to the Plan by the Employer without regard to Net Profits to the Participant's Elective Deferral Account. Unless otherwise authorized by the Plan Administrator, contributions made through payroll deductions shall be pursuant to the executed Salary Reduction Agreement form provided by the Plan Administrator and executed by the Participant or orally authorized by the Participant and confirmed by the Plan Administrator or by any other electronic means or method approved by the Pan Administrator.

(d) Commencing January 1, 2002, and for all Plan Years thereafter, an Employee who is eligible to make Elective Deferrals under this Plan and who attains age 50 before the close of the tax year shall be eligible to make catch-up contributions in accordance with, and subject to the limitations of, Code §414(v). Catch-up contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Code §§402(g) and 415. The Plan Administrator shall not treat catch up contributions as failing to satisfy any provisions of the Plan implementing the requirements of Code §§401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416, as applicable. Catch-up contributions may consist of either pre-tax or Roth Elective Deferrals.

(e) Effective for the Plan Year commencing January 1, 2008, and for each Plan Year thereafter for which the Employer has determined prior to the commencement of the Plan Year to provide a Safe Harbor Matching Contribution each Eligible Employee (whether or not an active Participant in the Plan) shall receive from the Plan Administrator at least one month prior to the commencement of the Plan Year a written notice describing the Eligible Employee's rights and obligations under the Plan, including the Eligible Employee's right to receive a fully vested Safe Harbor Matching Contribution if the Eligible Employee executes a Salary Reduction Agreement and makes Elective Deferral Contributions to the Plan. The notice shall be sufficiently accurate and comprehensive to inform the Eligible Employee of his rights and obligations, shall be written in a manner calculated to be understood by the Eligible Employee and shall comply with all requirements of Reg. §1.401(k)-3(d).

5.2 Payment to Trustee: The Employer shall transmit to the Trustee the amounts withheld by it pursuant to Section 5.1 above as soon as Administratively Feasible, but in no event later than the fifteenth (15th) business day of the month following the month in which the amounts are withheld or received by the Employer. However, the Employer shall not transmit to the Trustee any amounts withheld by it during the Plan Year pursuant to a deferral election under Section 5.1, which in the Plan Administrator's opinion would cause the Plan to fail to meet the limitations described in Section 5.10 for that Plan Year. Such amounts withheld and not transmitted to the Trustee shall be returned by the Employer to the respective Participants.

5.3 Suspension of Deferrals: A Participant may notify the Plan Administrator electronically, orally or in writing of his intention to suspend his election to have a portion of his Annual Compensation deferred. The suspension shall be effective for the payroll period commencing after the date the notice of suspension is received (unless an earlier effective date is Administratively Feasible) and for each payroll period thereafter, until a new Salary Deferral Agreement is entered into by the Participant. The Participant shall be considered a Participant hereunder for all other purposes if his employment continues, however, he shall not be considered to be an active Participant.

5.4 No Voluntary Contributions by Participants: A Participant shall not be permitted to make voluntary after-tax contributions to the Plan.

5.4A Roth Elective Deferrals: Effective for the Plan Year beginning January 1, 2013, and for each Plan Year thereafter, the Plan will accept Roth Elective Deferrals made on behalf of Participants. A Participant's Roth Elective Deferrals will be allocated to a separate account maintained for such deferrals as described in this Section 5.4A. Unless specifically stated otherwise, Roth Elective Deferrals will be treated as Elective Deferrals for all purposes under the Plan, including the determination and allocation of Employer Matching Contributions. Notwithstanding any other provision of the Plan to the contrary, all issues involving contribution and allocation of Roth Elective Deferrals and earnings thereon and distribution of Roth Elective Deferrals shall be determined according to the provisions of this Section 5.4A, unless specifically provided otherwise in this Section.

(a) Contributions and withdrawals of Roth Elective Deferrals will be credited and debited solely to the Roth Elective Deferral Account maintained for each Participant. The Plan will maintain a record of the amount of Roth Elective Deferrals in each Participant's Account. The Plan shall employ the same procedures set forth in Section 5.1 in determining when and how a Participant may elect to make or change an election of Roth Elective Deferrals, and may provide for designation by the Employee of pre-tax and Roth Elective Deferrals in the same Salary Deferral Agreement. For purposes of implementing this provision the term "Elective Deferrals" in Section 5.1 shall be interpreted to mean both pre-tax and Roth Elective Deferrals, as appropriate.

(b) Gains, losses, and other credits or charges must be separately allocated on a reasonable and consistent basis to each Participant's Roth Elective Deferral Account and to the Participant's other Accounts under the Plan. For this purpose the Plan may apply the Account adjustment provisions of Section 6.3 to the Roth Elective Deferral Account.

(c) No contributions other than Roth Elective Deferrals and properly attributable earnings shall be credited to each Participant's Roth Elective Deferral Account.

(d) Notwithstanding Section 11.3, a direct rollover of a distribution from the Roth Elective Deferral Account will only be made to another Roth elective deferral account under an applicable retirement plan described in Code §402A(e)(1) or to a Roth IRA described in Code §408A, and only to the extent the rollover is permitted under the rules of Code §402(c).

(e) Notwithstanding Section 5.5, the Plan will accept a rollover contribution to the Roth Elective Deferral Account only if it is a direct rollover from another Roth elective deferral account under an applicable retirement plan described in Code §402A(e)(1) and only to the extent the rollover is permitted under the rules of Code §402(c).

(f) The Plan will not provide for a direct rollover for distributions from a Participant's Roth Elective Deferral Account if the amount of the distributions that are eligible rollover distributions are reasonably expected to total less than $200 during a year. In addition, any distribution from a Participant's Roth Elective Deferral Account shall not be taken into account in determining whether distributions from a Participant's other Accounts are reasonably expected to total less than $200 during a year. However, eligible rollover distributions from a Participant's Roth Elective Deferral Account shall be taken into account in determining whether the total amount of the Participant's Account balances under the Plan exceeds $1,000 for purposes of mandatory distributions from the Plan. Any provision of the Plan that allows a Participant to elect a direct rollover of only a portion of an eligible rollover distribution but only if the amount rolled over is at least $500 shall be applied by treating any amount distributed from the Participant's Roth Elective Deferral Account as a separate distribution from any amount distributed from the Participant's other Accounts in the Plan, even if the amounts are distributed at the same time.

(g) In the case of any distribution of excess contributions under Section 5.11, a Highly Compensated Employee shall be permitted to designate the extent to which the excess amount is composed of pre-tax Elective Deferrals and Roth Elective Deferrals but only to the extent such types of deferrals were made for the year. If the Highly Compensated Employee does not designate which type of Elective Deferrals are to be distributed, the Plan will distribute pre-tax Elective Deferrals first.

(h) In the case of any distribution to a Participant under Articles IX or XI which is other than a lump sum distribution, the Participant shall be permitted to designate the extent to which the distribution is com posed of Roth Elective Deferrals and other contributions, but only to the extent the Participant's Account includes Roth Elective Deferrals. If the Participant does not designate the composition of Roth Elective Deferrals in a distribution, the Plan will distribute Roth Elective Deferrals until the Participant's Roth Elective Deferral Account is exhausted prior to distributing any other contributions.

(i) For purposes of this Section 5.4A, a Roth Elective Deferral is an Elective Deferral that is:

(1) Designated irrevocably by the Participant at the time of the cash or deferred election as a Roth Elective Deferral that is being made in lieu of all or a portion of any pre-tax Elective Deferrals the Participant is otherwise eligible to make under the Plan; and

(2) Treated by the Employer as includible in the Participant's income at the time the Participant would have received that amount in cash if the Participant had not made a cash or deferred election.

5.5 Rollover Contributions by Participants: A Participant (or an Employee who is expected to become a Participant) may rollover directly to this Plan (or indirectly through an individual retirement account, annuity or bond) the cash or cash proceeds from the sale of property distributed to the Employee in the form of a lump sum distribution (and after December 31, 1992, an "eligible rollover distribution" as that term is defined in Section 11.3(a)) from another plan qualified under Code §401(a). For this purpose after December 31, 1992, this Plan shall be an "eligible retirement plan" as that term is defined in Section 11.3(b). The amount shall be credited to his Participant Rollover Contribution Account, provided:

(a) The Employee provides adequate evidence to the Plan Administrator that the amount satisfies the requirements of Code §402(a)(5) (Code §402(c) after December 31, 1992) regarding amounts that may be rolled over;

(b) If the amount is rolled over indirectly to this Plan through an individual retirement account, annuity, or bond, the amount does not include life insurance policies, amounts contributed (or deemed to have been contributed) by the Employee or amounts distributed from a Plan not qualified under Code §401(a); and

(c) If the amount to be rolled over to this Plan was distributed after December 31, 1992, it is received by this Plan as a direct transfer pursuant to Code §402(e)(6) or rolled over after distribution to the Employee within 60 days following its distribution.

The Plan will accept participant rollover contributions and/or direct rollovers of distributions made after December 31, 2001, from any qualified plan described in Code §401(a) or Code §403(a), an annuity contract described in Code §403(b) or an eligible plan under Code §457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state. The plan will also accept a participant rollover contribution of the portion of a distribution from an individual retirement account or annuity described in Code §408(a) or (b) that is eligible to be rolled over and would otherwise be includable in gross income. The Plan will accept rollovers from other plans described in this paragraph which also include after-tax employee contributions, provided that the after tax contributions are received in a direct rollover as described in Code §401(a)(31)(A).

5.6 Safe Harbor Employer Matching Contributions: Effective for the Plan Year commencing January 1, 2008, and for all Plan Years thereafter for which the Employer has determined prior to the commencement of the Plan Year to provide a Safe Harbor Matching Contribution and timely delivered the Safe Harbor Notice described in Section 5.1(e) to Eligible Employees, the Employer shall contribute to the Plan an amount, determined without regard to Net Profits, which will be sufficient to credit the Employer Matching Contribution Account of each Participant who is a Non-Highly Compensated Employee and who satisfies the requirements of Section 6.4, with amounts which satisfy the Employer's Matching Contribution percentage as determined by the Employer on a discretionary basis for the Plan Year. In no event however, shall the Employer Matching Contribution for any Participant who is a Non-Highly Compensated Employee in a Plan Year, when determined as a percentage of the Participant's Compensation for the Plan Year, ever be less than the percentage amounts shown in the following table:

Participant's Elective <u>Deferral percentage</u>:	Percentage of Employer <u>Matching Contribution</u>:
0%	0.0%
1%	1.0%
2%	2.0%
3%	3.0%
4%	3.5%
5%	4.0%

For each Plan Year in which the Employer makes the Safe Harbor Matching Contribution, the provisions of Section 5.10(b) and (c) shall be deemed automatically satisfied. If however, for any Plan Year the Employer makes a Matching Contribution with respect to any Participant’s Elective Deferrals or (effective January 1, 2013) Roth Elective Deferrals in excess of 6% of the Participant’s Compensation (as defined in Section 7.1(b)), the limitations of Section 5.10(c) shall apply to restrict all Employer Matching Contributions to the Account of any Highly Compensated Employee for the Plan Year.

The Employer may also contribute to the Plan an amount, determined without regard to Net Profits, which will be sufficient to credit the Employer Matching Contribution Account of each Participant who is a Highly Compensated Employee and who satisfies the requirements of Section 6.4, with amounts which satisfy the Employer's Matching Contribution percentage as determined by the Employer on a discretionary basis for the Plan Year. In no event however, shall the rate of Matching Contributions with respect to Elective Deferrals or (effective January 1, 2013) Roth Elective Deferrals made by any Highly Compensated Employee exceed the rate of Matching Contributions with respect to Elective Deferrals or (effective January 1, 2013) Roth Elective Deferrals made by any Participant who is a Non-Highly Compensated Employee. Excess Matching Contributions for Employees of the Sponsoring Employer or a Participating SNF Employer shall be determined each Plan Year by the Sponsoring Employer and each Participating SNF Employer respectively, or shall be as set forth in the Supplemental Participation Agreement executed by the Participating SNF Employer. If the Employer or Participating SNF Employer makes a Matching Contribution in excess of that set forth in the table in this Section, in no event shall the rate of Matching Contributions increase as the rate of the Participant's Elective Deferrals or Roth Elective Deferrals increase.

For each Plan Year as to which the Employer has determined prior thereto not to make a Safe Harbor Matching Contribution, the Employer may contribute to the Plan an amount, determined without regard to Net Profits, which will be sufficient to credit the Employer Matching Contribution Account of each Participant who satisfies the requirements of Section 6.4, with amounts which satisfy the Employer’s Matching Contribution percentage as determined by the Employer on a discretionary basis for the Plan Year. The Employer Matching Contribution for Employees of the Plan Sponsor and each Participating Employer shall be determined for each non-Safe Harbor Matching Contribution Plan Year by the Plan Sponsor and each Participating SNF Employer respectively, or shall be as set forth in the Supplemental Participation Agreement executed by the Participating SNF Employer.

The Employer Matching Contribution or Safe Harbor Matching Contribution amount shall be determined solely by reference to the ratio percentage of the Participant's Elective Deferral (and effective January 1, 2013, the total aggregate of the Participant's pre-tax Elective Deferrals and Roth Elective Deferrals) compared to the aggregate of the forms of the Participant's Compensation which are subject to the Salary Reduction Agreement as specified in Section 5.1. If the Employer makes a Matching Contribution or a Safe Harbor Matching Contribution to the Plan at any time during the Plan Year (such as on a calendar quarter basis), any limit on the amount of Employer Matching Contribution or Safe Harbor Matching Contribution shall not be determined by reference to Annual Compensation for the Plan Year, but by reference to Compensation paid only during the period to which the Matching Contribution or Safe Harbor Matching Contribution relates. Notwithstanding the previous sentence, no contribution in excess of the maximum amount which would constitute an allowable deduction for federal income tax purposes under the applicable provisions of the Code, as now in force or hereafter amended, shall be required to be made by the Employer under this Section.

The Employer Matching Contribution may be made in cash or in kind, provided however, that if the Matching Contribution is made in kind, it shall be made in the form of Employer Securities only. If the Matching Contribution is made in cash, the Plan Sponsor may direct the Trustee at the time the contribution is made to acquire Employer Securities with up to the entire amount of the contribution.

5.7 Employer Profit Sharing Contributions: The Employer may contribute, without regard to Net Profits, an Employer Profit Sharing Contribution to the Plan. The Employer Profit Sharing Contribution shall be divided and allocated to the Employer Profit Sharing Contribution Accounts of three different classes of Participants in the Plan. The first class shall consist of all Participants who are Senior Executive Officers ("Senior Executive Officer Class"). The second class shall consist of all Participants who are Executive Officers ("Executive Officer Class"). The third class shall consist of all other Participants in the Plan ("Employee Class"). A Senior Executive Officer shall be any Eligible Employee of the Employer who holds the title of President, Secretary or Treasurer of the Plan Sponsor. An Executive Officer shall be any Eligible Employee of the Plan Sponsor who holds the title of Vice President. The Employer reserves the right:

(a) to increase or decrease from year to year the total amount of the Employer Profit Sharing Contribution,

(b) to increase or decrease from year to year the amount of the Employer Profit Sharing Contribution allocated to each identified class of Participants, and

(c) to contribute differing amounts (whether considered as dollar amounts or percentage of Compensation) to each class of Participants.

Effective for Plan Years commencing January 1, 2000, and thereafter, the Employer Profit Sharing Contribution for the Senior Executive Officer Class shall be zero (0). Notwithstanding the foregoing, no contribution in excess of the maximum amount which would constitute an allowable deduction for federal income tax purposes under the applicable provisions of the Code, as now in force or hereafter amended, shall be required to be made by the Employer under this Section.

The amount of the contribution to be credited to the Employer Profit Sharing Contribution Accounts of the Participants (regardless of class) may be stated in terms of a gross contribution, in which case the amount shall be reduced by any non-vested forfeitures from Employer Profit Sharing Contribution Accounts of the Participants to be allocated during the Plan Year pursuant to Section 11.6, or the amount may be stated in terms of a net contribution, in which case the amount shall be in addition to any such non-vested forfeitures. In the absence of a direction as to whether the amount of the contribution is in terms of a gross contribution or a net contribution, it shall be deemed to be a net contribution.

5.8 Time and Method of Payment: All payments of Employer Matching and Profit Sharing Contributions shall be made directly to the Trustee and shall be paid no later than the time prescribed by law (including any extensions thereof) for filing the Employer's federal income tax return for the Plan Year for which they are made. The Employer may in its sole discretion, at any time during the Plan Year, make one or more partial payments to the Trustee on an estimated basis. Any amount so paid in advance shall be applied against the amount thereafter determined to be payable by the Employer and shall be credited by the Plan Administrator to the Participants' Employer Contribution Accounts as of the end of the calendar quarter for which the payment is made.

5.9 Employer Contribution Accounts: The Plan Administrator shall establish and maintain an Employer Matching Contribution Account, as defined in Section 2.1(c) and an Employer Profit Sharing Account as defined in Section 2.1(d) for each Participant eligible to receive an Employer Matching Contribution or Employer Profit Sharing Contribution. The establishment of the accounts is for record keeping purposes only, and a physical segregation of assets shall not be required.

5.10 Limitations on Contributions: Notwithstanding any other provisions of this Plan, all contributions shall be subject to the following limitations:

(a) The total amount of a Participant's Elective Deferrals during any calendar year shall not exceed $17,000, which amount shall be indexed at the same time and in the same manner as provided in Code §402(g). For this purpose a Participant's Elective Deferrals and Roth Elective Deferrals to this Plan plus the Participant's Elective Deferrals and Roth Elective Deferrals pursuant to any other Code §401(k) arrangement, elective deferrals under a simplified employee pension plan and salary reduction contributions to a tax-sheltered annuity, irrespective of whether the Employer or any member of a Controlled Group to which the Employer belongs maintains the arrangement, plan or annuity, shall be aggregated.

(b) The K-Test Average Contribution Percentage for Participants who are Highly Compensated Employees shall not exceed in any Plan Year the greater of:

(1) The K-Test Average Contribution Percentage for Participants who are Non-Highly Compensated Employees multiplied by 1.25; or

(2) The lesser of the K-Test Average Contribution Percentage for Participants who are Non-Highly Compensated Employees multiplied by two or the K-Test Average Contribution Percentage for Participants who are Non-Highly Compensated Employees plus two.

(c) The M-Test Average Contribution Percentage for Participants who are Highly Compensated Employees shall not exceed in any Plan Year the greater of:

(1) The M-Test Average Contribution Percentage for Participants who are Non-Highly Compensated Employees multiplied by 1.25; or

(2) The lesser of the M-Test Average Contribution Percentage for Participants who are Non-Highly Compensated Employees multiplied by two or the M-Test Average Contribution Percentage for Participants who are Non-Highly Compensated Employees plus two.

(d) In any Plan Year in which the requirements of both (b)(1) and (c)(1) above are not met, the sum of the K-Test Average Contribution Percentage and the M-Test Average Contribution Percentage for Participants who are Highly Compensated Employees shall not exceed the greater of:

(1) The sum of:

(A) The greater of the K-Test Average Contribution Percentage or the M-Test Average Contribution Percentage for Participants who are Non-Highly Compensated Employees multiplied by 1.25; and

(B) The lesser of the K-Test Average Contribution Percentage or the M-Test Average Contribution Percentage for Participants who are Non-Highly Compensated Employees plus two, but in no event greater than the lesser of the K-Test Average Contribution Percentage or the M-Test Average Contribution Percentage for Participants who are Non-Highly Compensated Employees multiplied by two; or

(2) The sum of:

(A) The lesser of the K-Test Average Contribution Percentage or the M-Test Average Contribution Percentage for Participants who are Non-Highly Compensated Employees multiplied by 1.25; and

(B) The greater of the K-Test Average Contribution Percentage or the M-Test Average Contribution Percentage for Participants who are Non-Highly Compensated Employees plus two, but in no

event greater than the lesser of the K-Test Average Contribution Percentage or the M-Test Average Contribution Percentage for Participants who are Non-Highly Compensated Employees multiplied by two.

For this purpose, the K-Test Average Contribution Percentage and M-Test Average Contribution Percentage for Participants who are Highly Compensated Employees shall be determined after any distributions or recharacterizations pursuant to Section 5.12(a), (b) and (c). The test described in this subsection 5.10(d) shall not apply for Plan Years commencing after December 31, 2001.

For purposes of applying the tests in (b) and (c) above in any Plan Year, the K-Test Average Contribution Percentage and the M-Test Average Contribution Percentage for Participants who are Non-Highly Compensated Employees shall be based on the same Plan Year. The tests in (b) and (c) shall not apply for the Plan Year commencing January 1, 2008, and for any Plan Year thereafter for which the Employer has determined prior to the commencement of the Plan Year to provide a Safe Harbor Matching Contribution and timely delivered the Safe Harbor Notice described in Section 5.1(e) to Eligible Employees.

The Employer may aggregate this Plan with one or more other plans for purposes of applying the tests in (b), (c) and (d) above, in which case all K-Test Contributions and M-Test Contributions to all such plans shall be treated as made under this Plan, provided that, for Plan Years beginning after December 31, 1988, the aggregated plans may not include an Employee Stock Ownership Plan, and, further provided that, for Plan Years beginning after December 31, 1989, all aggregated plans must have the same plan year.

5.11 Excess Contributions: In accordance with the limitations on contributions described in Section 5.10, the following amounts shall be treated as excess contributions under this Plan:

(a) **Excess Deferrals:** with respect to any calendar year, amounts identified as excess deferrals, whether determined by the Administrator or designated by a Participant in writing no later than March 1 following the end of the calendar year, in accordance with such procedures as the Plan Administrator shall specify, less any Excess K-Test Contributions previously distributed or re-characterized for the Plan Year beginning in the calendar year in which the excess deferral is made, pursuant to Section 5.10(b).

(b) **Excess K-Test Contributions:** with respect to any Plan Year, the excess of the aggregate amount of K-Test Contributions actually made on behalf of Highly Compensated Employees for the Plan Year over the maximum amount of such contributions permitted under Section 5.10(b). The Excess K-Test Contributions of an individual Highly Compensated Employee shall be determined (i) by calculating the total dollar amount resulting from a reduction of the K-Test Contributions made on behalf of Highly Compensated Employees in order of the K-Test Contribution Percentages, beginning with the highest percentage, until the limitations of Section 5.10(b) are met, and (ii) by reducing

the K-Test Contributions made on behalf of Highly Compensated Employees in order of the dollar amount of K-Test Contributions for each Highly Compensated Employee, beginning with the highest dollar amount, and subtracting such amounts from the total dollar amount determined in (i) above until the total dollar amount is exhausted. The Excess K-Test Contributions allocated to a Participant shall be reduced by any excess deferrals previously distributed for the calendar year ending with or within the Plan Year in which the Excess K-Test Contributions arose, pursuant to Section 5.12(a).

(c) **Excess M-Test Contributions:** with respect to any Plan Year, the excess of the aggregate amount of M-Test Contributions actually made on behalf of Highly Compensated Employees for such Plan Year over the maximum amount of such contributions permitted under Section 5.10(c). The Excess M-Test Contributions of an individual Highly Compensated Employee shall be determined (i) by calculating the total dollar amount resulting from a reduction of the M-Test Contributions made on behalf of Highly Compensated Employees in order of the M-Test Contribution Percentages, beginning with the highest percentage, until the limitations of Section 5.10(c) are met, and (ii) by reducing the M-Test Contributions made on behalf of Highly Compensated Employees in order of the dollar amount of M-Test Contributions for each Highly Compensated Employee, beginning with the highest dollar amount, and subtracting such amounts from the total dollar amount determined in (i) above until the total dollar amount is exhausted. The determination of the amount of Excess M-Test Contributions for the Plan Year shall be made after first determining the Excess Deferrals and Excess K-Test Contributions for the Plan Year.

(d) **Excess Combined-Test Contributions (K-Test Portion):** with respect to any Plan Year, the excess of the aggregate amount of the K-Test Contributions actually made on behalf of Highly Compensated Employees for such Plan Year over the maximum amount of such contributions permitted under Section 5.10(d), provided that M-Test Contributions are not reduced. The Excess Combined-Test Contributions of an individual Highly Compensated Employee shall be determined in the same manner as Excess K-Test Contributions under (b) above, except disregarding the provision for taking into account distributions of Excess Deferrals.

(e) **Excess Combined-Test Contributions (M-Test Portion):** with respect to any Plan Year, the excess of the aggregate amount of the M-Test Contributions actually made on behalf of Highly Compensated Employees for such Plan Year over the maximum amount of such contributions permitted under Section 5.10(d), provided that K-Test Contributions are not reduced. The Excess Combined-Test Contributions of an individual Highly Compensated Employee shall be determined in the same manner as Excess M-Test Contributions under (c) above.

(f) Subsections 5.11(d) and (e) shall not apply for Plan Years commencing after December 31, 2001.

5.12 Correction of Excess Contributions: The Plan provides the following methods for correcting excess contributions as described in Section 5.11:

(a) **Excess Deferrals:** The Plan Administrator shall direct the Trustee to distribute to a Participant from his Participant Elective Deferral or (effective January 1, 2013) his Roth Elective Deferral Account an amount equal to the Participant's Excess Deferral plus income, if any, allocable thereto. Such distribution shall be designated by the Plan Administrator as a distribution of an Excess Deferral and shall be made not earlier than the date on which the Trustee receives the Excess Deferral and not later than the first April 15 following the end of the calendar year in which the Excess Deferral is made.

(b) **Excess K-Test Contributions:** The Plan Administrator shall direct the Trustee to distribute to a Participant his Excess K-Test Contribution plus income, if any, allocable thereto. Such distribution shall be designated by the Plan Administrator as a distribution of an excess contribution and shall be made after the end of the Plan Year in which the excess contribution arose and within 12 months after the end of such Plan Year.

If the Employer has made a Matching Contribution attributable to any portion of the Participant's Excess K-Test Contribution distributed to the Participant pursuant to the above, the Plan Administrator shall treat such Matching Contribution in the same manner as an Excess M-Test Contribution in accordance with (c) below. If the Employer has made a Matching Contribution attributable to any portion of the Participant's Excess K-Test Contribution distributed to the Participant pursuant to the above, the Plan Administrator shall treat such Matching Contribution as a forfeiture. The forfeited amount shall be applied to reduce the Employer's Matching Contribution otherwise required for the Plan Year or for any subsequent Plan Year.

(c) **Excess M-Test Contributions:** The Plan Administrator shall direct the Trustee to distribute to a Participant any portion of the Participant's Excess M-Test Contribution, plus income, if any, allocable thereto. Such distribution shall be designated by the Plan Administrator as a distribution of excess contributions to the extent such amounts are vested and shall be made after the end of the Plan Year in which the excess contribution arose and within 12 months after the end of such Plan Year. Any Excess M-Test Contributions which are not vested shall be forfeited and reallocated in the same manner as provided in Section 11.6.

(d) **Excess Combined-Test Contributions:** The Plan Administrator shall correct the Excess Combined-Test Contributions in the same manner as for Excess K-Test and M-Test Contributions in (b) and (c) above, provided however, that the Plan

Administrator shall direct the Trustee to distribute the portion of the Excess K-Test Contribution or Excess M-Test Contribution or a combination of both which results in the least amount distributed from the Plan. The provisions of this subsection 5.12(d) shall not apply for Plan Years commencing after December 31, 2001.

For purposes of the above, income shall include realized and unrealized gains and losses and shall be allocated to excess contributions in accordance with Regulations issued by the Secretary. Distributions pursuant to the above shall be made without regard to any consent by the Participant or Spouse otherwise required under this Plan. With the exception of distributions attributable to excess K-Test Contributions for the Plan Years commencing in 2006 and 2007, the Plan specifically elects not to include income for the period from the end of the Plan Year to the date of distribution (the "Gap Period") when making any distribution under this Section. Distributions attributable to excess K-Test Contributions for the Plan Years commencing in 2006 and 2007 shall be adjusted for income (gain or loss), including an adjustment for income during the Gap Period. The Plan Administrator may, in its discretion, use any reasonable method for computing the income allocable to excess K-Test Contributions, provided that the method does not violate Code §401(a)(4), is used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year, and is used by the Plan for allocating income to Participant's Accounts. The Plan need not allocate income to excess K-Test Contributions that is accrued within seven days before the date of distribution.

In lieu of the reasonable method provided above, the Plan Administrator may use the safe harbor method to determine income on excess K-Test Contributions for the Gap Period. Under the safe harbor method, income on excess K-Test Contributions for the Gap Period is equal to 10% of the income allocable to excess K-Test Contributions for the Plan Year, multiplied by the number of calendar months that have elapsed since the end of the Plan Year. Income allocable to K-Test Contributions shall be determined by multiplying the income for the Plan Year allocable to the Elective Deferrals and other amounts taken into account under the K-Test described in Section 5.10 (including contributions made for the Plan Year), by a fraction, the numerator of which is the excess K-Test Contributions for the Participant for the Plan Year, and the denominator of which is the sum of the:

(1) Account balance attributable to Elective Deferrals and other amounts taken into account under the K-Test as of the beginning of the Plan Year, and

(2) Any additional amount of such contributions made for the Plan Year.

For purposes of calculating the number of calendar months that have elapsed under the safe harbor method, a corrective distribution that is made on or before the 15th day of a month is treated as made on the last day of the preceding month and a distribution made after the 15th day of a month is treated as made on the last day of the month.

ARTICLE VI
ALLOCATIONS TO ACCOUNTS

6.1 Revaluation of Assets: Not less frequently than as of the Annual Valuation Date each year, the Plan Administrator shall re-value the net assets of the Investment Fund at their then current fair market value. At the Plan Administrator's discretion, applied on a consistent basis, the Plan Administrator may similarly re-value the net assets of the Investment Fund at the end of a semi-annual, quarterly, monthly or more frequent period; the last day of such period shall be referred to as an Interim Valuation Date. The net investment income or loss on the Investment Fund since the previous Annual or Interim Valuation Date shall then be determined.

6.2 Allocation of Contributions and Forfeitures: Contributions and forfeitures for any period shall be credited to the Accounts of Participants in the following manner:

(a) With respect to Elective Deferral or Roth Elective Deferral contributions made pursuant to Section 5.1, an amount equal to the Participant's Elective Deferral or Roth Elective Deferral since the previous Annual or Interim Valuation Date shall be allocated and credited to his Participant Elective Deferral Account, or Roth Elective Deferral Account, as applicable.

(b) Matching Contributions made pursuant to Section 5.6 shall be allocated on each Annual Valuation Date (or if the Employer makes Matching Contributions on a calendar quarter or other periodic basis, on the last day of each calendar quarter or other period) to each Participant's Account who satisfies the requirements of Section 6.4, in an amount equal to the Employer Matching Contribution percentage determined under by the Employer for the Plan Year. If the Employer makes a Matching Contribution to the Plan at any time during the Plan Year, any limit on the percentage amount shall not be determined by reference to Annual Compensation for the Plan Year, but by reference to Compensation paid only during the period to which the Matching Contribution relates. The allocation of the Employer Matching Contribution amount shall be determined solely by reference to the ratio percentage of the Participant's Elective Deferral (and effective January 1, 2013, the aggregate of the Participant's pre-tax Elective Deferrals and Roth Elective Deferrals) compared to the aggregate of the forms of the Participant's Compensation that are subject to the Salary Reduction Agreement as specified in Section 5.1(a)(1).

Forfeitures to be reallocated or distributed pursuant to Section 5.12(b) or Section 11.6 may be used to reduce the Employer's Matching Contribution obligation otherwise required under Section 5.6 or, as provided in Section 11.6.

(c) Subject to Section 6.6 and except as otherwise provided in this Section Employer Profit Sharing Contributions made pursuant to Section 5.7 shall be allocated as of each Annual Valuation Date to each Participant who satisfies the

requirements of Section 6.4. Regardless of the class to which a Participant belongs, the Employer Profit Sharing Contribution to that class shall be credited to the Employer Profit Sharing Contribution Account of each Participant in the class in the same proportion that each such Participant's Annual Compensation for the Plan Year for which the Employer makes the Profit-Sharing Contribution bears to the total Annual Compensation of all Participants in the class for the Plan Year. Notwithstanding the previous sentence, effective for Plan Years commencing on or after January 1, 2000, no portion of the Employer Profit Sharing Contribution to the Executive Officer Class or the Employee Class shall be allocated to the Account of a Participant who is also a Highly Compensated Employee by virtue of being a Five Percent Owner. At the time the Employer makes its Profit-Sharing Contribution the Employer shall designate in writing to the Plan Administrator and the Trustee the amount of the Contribution to be allocated to each class of Participants and may also designate the Plan Year for which the Profit Sharing Contribution shall be deemed to have been made (which may be the current Plan Year or the immediately prior or subsequent Plan Year, as the Employer deems appropriate). If the Employer makes no designation as to Plan Year, the Employer Profit-Sharing Contribution shall be deemed to have been made for the Plan Year which begins concurrent with or within the taxable year of the Employer for which the Employer claims a deduction under Code §404.

Effective January 1, 2012, the Plan shall not apply the allocation provisions of Section 6.6. Instead, the Employer Profit Sharing Contribution, if made, shall be allocated to the Accounts of Participants who satisfy the requirements of Section 6.4 in the same proportion that each such Participant's Annual Compensation for the Plan Year for which the Employer makes the Profit Sharing Contribution bears to the total Annual Compensation of all Participants for the Plan Year.

(d) Forfeitures to be reallocated pursuant to Section 11.6, shall be allocated on each Annual Valuation Date to each Participant who satisfies the requirements of Section 6.4. Such allocated amounts shall be credited to the Employer Profit-Sharing Contribution Accounts of such Participants.

(e) With respect to contributions made pursuant to Section 5.5, an amount equal to the Participant's Rollover Contributions since the previous Annual or Interim Valuation Date shall be credited to the Participant's Rollover Contribution Account.

6.3 Adjustment of Accounts: As of each Annual or Interim Valuation Date all Participants' Accounts shall be adjusted to reflect the contributions and income received, profits and losses, and distributions and expenses of the Trust Fund since the previous Annual or Interim Valuation Date. The adjustments shall be made in the following manner and order:

(a) Each Account shall be charged with any withdrawals or distributions from the Account since the previous Annual or Interim Valuation Date.

(b) Each Account shall be charged with any administrative costs or expenses incurred and paid by the Plan which are allocable to the Account since the previous Annual or Interim Valuation Date.

(c) Each Account which has a non-zero balance after the application of (a) and (b) above, shall be credited (or charged) with its proportionate share of the net investment income (or loss) and expenses since the previous Annual or Interim Valuation Date and interest on any participant loan(s) in the name of the Participant, which has been paid by the Participant since the previous Valuation Date. The amount to be credited or charged to each Account shall be determined based on the ratio that: (i) the balance in the Account on the previous Annual or Interim Valuation Date less any withdrawals or distributions from the Account since that date bears to (ii) the total of such amounts determined for all Accounts. Notwithstanding the previous sentence, in the sole discretion of the Plan Administrator, the method of allocating the net investment income (or loss) of the Investment Fund may be adjusted to reflect the effect of cash flows into and out of such Accounts (such as contributions, payments on Participant loans, distributions, etc.) based on the length of time between the date of such cash flow and the current Annual or Interim Valuation Date. Any such adjustment pursuant to the previous sentence shall be made in a uniform and non-discriminatory manner among Participants and/or the types of Accounts.

(d) Finally, each Account shall be credited with the contributions allocated to it pursuant to Section 6.2 since the previous Annual or Interim Valuation Date.

6.4 Eligibility for Allocation of Employer Matching and Profit Sharing Contributions. The eligibility of Participants to receive allocations of Employer Matching and Profit Sharing Contributions for each Plan Year shall be determined in the following manner:

(a) Except as otherwise provided in this Section 6.4, the Administrator shall determine allocations of Employer Matching Contributions on the basis of the Plan Year unless the Employer makes its Matching Contributions on a more frequent periodic basis. Matching Contributions made on a periodic basis during the Plan Year shall also be allocated on the same periodic basis. In allocating Matching Contributions to a Participant's Account, the Administrator shall take into account only the Compensation paid the Employee during the period to which the allocation applies and he is a Participant in the Plan with a valid, executed Salary Reduction Agreement in effect and on file with the Administrator. Employer Matching Contributions shall be allocated only to Accounts of Participants who complete a Year of Service during the Plan Year and who are employed by the Employer on the last day of the Plan Year.

Notwithstanding the preceding sentence, a Participant who does not complete a Year of Service during the Plan Year or who is not employed on the last day of the Plan Year on account of the Participant's death, disability or attaining Normal Retirement Age shall nevertheless be entitled to an allocation of Employer Matching Contributions for the Plan Year. The rules set forth in Subsection 6.4(b) below shall apply in determining whether the Participant has completed a Year of Service. Effective for the Plan Year commencing January 1, 2008, and for each Plan Year thereafter for which the Employer has determined prior to the commencement of the Plan Year to provide a Safe Harbor Matching Contribution and timely delivered the Safe Harbor Notice described in Section 5.1(e) to Eligible Employees, the Year of Service and last day of the Plan Year employment requirements shall not apply to any Safe Harbor Matching Contribution. Upon becoming eligible to receive an allocation of Employer Matching Contributions, a Participant shall be entitled to an allocation of Employer Matching Contributions for the Plan Year and subsequent Plan Years according to the rules in this Subsection 6.4(a). The rules of this Section 6.4 shall also apply to any allocation of Employer Profit Sharing Contributions, except that a Participant need not have an executed Salary Reduction Agreement in effect and on file with the Administrator in order to receive an allocation of Employer Profit Sharing Contributions, but shall be required to have completed a Year of Service during the Plan Year and be employed by the Employer on the last day of the Plan Year, without regard to whether the Employer makes a Safe Harbor Matching Contribution for that Plan Year.

(b) For purposes of benefit accrual under this Section 6.4, the Plan shall take into account all of an Employee's Years of Service with the Employer except Years of Service prior to a One Year Break in Service. "Year of Service" shall have the meaning set forth in Section 3.9, measuring the beginning of the first 12 month period from the Employment Commencement Date and measuring each Year of Service thereafter from the anniversary of the Employment Commencement Date. An Employee who incurs a One Year Break in Service on account of a Termination of Employment shall establish a Re-employment Commencement Date for purposes of benefit accrual. The Plan shall treat an Employee who incurs a One Year Break in Service (whether before or after completing the Year of Service condition(s) of this Section) as a new Employee on the date he first performs an Hour of Service for the Employer after the One Year Break in Service. An Employee shall incur a "Break in Service" if during any 12 consecutive month period he does not complete more than 500 Hours of Service with the Employer. The "12 consecutive month period" under this Subsection 6.4(b) shall be the same 12 consecutive month period which the Plan uses to measure a "Year of Service" under this Section.

6.5 Suspension of Accrual Requirements for Profit Sharing Contributions. The Plan suspends the accrual requirements under Section 6.4 for Profit Sharing Contributions if, for any Plan Year beginning after December 31, 1993, the Plan fails to satisfy the Participation Test or the Coverage Test.

The Plan satisfies the Participation Test for the Plan Year if the number of Employees who benefit under the Plan is at least equal to the lesser of 50 or 40% of the total number of includable Employees for the Plan Year. The Plan satisfies the Coverage Test for the Plan Year if the number of Nonhighly Compensated Employees who benefit under the Plan is at least equal to 70% of the total number of Includable Nonhighly Compensated Employees for the Plan Year. "Includable" Employees are all Employees other than: (1) those Employees excluded from participating in the Plan for the entire Plan Year by reason of the collective bargaining unit exclusion or the nonresident alien exclusion described in the Code or by reason of the age and service requirements of Section 4.1; and (2) any Employee who incurs a Termination of Employment during the Plan Year and fails to complete at least 501 Hours of Service for the Plan Year. A "Nonhighly Compensated Employee" is an Employee who is not a Highly Compensated Employee and who is not a Family Member aggregated with a Highly Compensated Employee pursuant to Section 2.27 of the Plan. For purposes of the Participation Test and the Coverage Test, an Employee is benefitting under the Plan for a Plan Year if, under Section 6.4, he is entitled to an allocation of Profit Sharing Contributions for the Plan Year.

If this Section 6.5 applies for a Plan Year, the Plan Administrator will suspend the accrual requirements for the Includable Employees who are Participants, beginning first with the Includable Employee(s) employed with the Employer on the last day of the Plan Year, then the Includable Employee(s) who have the latest Termination of Employment during the Plan Year, and continuing to suspend the accrual requirements for each Includable Employee who incurred an earlier Termination of Employment, from the latest to the earliest date of Termination of Employment, until the Plan satisfies both the Participation Test and the Coverage Test for the Plan Year. If two or more Includable Employees have a Termination of Employment on the same day, the Plan Administrator will suspend the accrual requirements for all such Includable Employees, irrespective of whether the Plan can satisfy the Participation Test and the Coverage Test by accruing benefits for fewer than all such Includable Employees. If the Plan suspends the accrual requirements for an Includable Employee, that Employee will share in the allocation of Employer Profit Sharing Contributions and Participant forfeitures, if any, without regard to the number of Hours of Service he has earned for the Plan Year and without regard to whether he is employed by the Employer on the last day of the Plan Year.

6.6 Special Rules for Allocation of Employer Profit Sharing Contributions: Effective for Plan Years beginning before January 1, 2012, notwithstanding any other provision of this Article VI and subject to the Top Heavy allocation requirements of Article XIX and the Code §415 limitations of Article VII, each Participant's share of Employer Profit Sharing Contributions contributed by the Employer under Section 5.7 on behalf of each class of Participants (an "Allocation Group") will be allocated on the last day of the Plan Year (and on such other date or dates as determined by the Plan Administrator on a nondiscriminatory basis) to each Allocation Group. For purposes of this Section 6.6 each Participant who is not an Inactive Participant (an "Eligible Participant") may be treated as a separate Allocation Group. The amount allocated to each Allocation Group will be subject to the following provisions:

(a) Failsafe Allocation: For each Plan Year beginning on or after January 1, 2002, in which it is necessary for the Plan to pass nondiscrimination testing on the basis of equivalent benefit rates as provided under regulation §1.401(a)(4), the allocations made under this Section must satisfy either the "broadly available

test" described in subparagraph (1) or one of the "gateway tests" described in subparagraph (2) or subparagraph (3) below.

(1) Broadly Available Test If Employer Does Not Maintain A Defined Benefit Plan: To satisfy the "broadly available test", each Allocation Rate applicable to any Eligible Participant must be currently available within the meaning of regulation §1.401(a)(4)-4(b)(2) to a group of Employees and, were such group to be treated as a group of Employees covered under a separate plan, such group of Employees must satisfy the requirements of Code §410(b) without regard to the average benefit percentage test in regulation §1.410(b)-5. For this purpose, if two allocation rates could be permissively aggregated under regulation §1.401(a)(4)-4(d)(4), assuming the allocation rates were treated as benefits, rights or features, then such allocation rates may be aggregated and treated as a single allocation rate. In addition, the disregard of age and service conditions described in regulation §1.401(a)(4)-4(b)(2)(ii)(A) does not apply for purposes of this subparagraph (1).

(2) Gateway Test If The Employer Does Not Maintain A Defined Benefit Plan: In order to satisfy the "gateway test" for any Plan Year in which the Employer does not maintain a defined benefit plan that also covers Participants covered in this Plan for any portion of the Plan Year, the Allocation Rate for each Eligible Participant who is an NHCE for the Plan Year must be equal to either (A) 5% of each Eligible Participant's Compensation; or (B) 33.33% of the highest Allocation Rate for any Participant who is an HCE for the Plan Year.

(3) If The Employer Does Maintain One Or More Defined Benefit Plans: If the Employer maintains one or more defined benefit plans that cover Participants in this Plan for any portion of a Plan Year, the Plan Administrator may elect to apply for that Plan Year either the procedure set forth in subparagraph (A) or the procedure in subparagraph (B), as follows:

(A) Election To Not Permissively Aggregate: The Plan Administrator may elect not to permissively aggregate this Plan and such defined benefit plan or plans for purposes of satisfying the coverage tests of Code §410(b) and the nondiscrimination tests of Code §401(a)(4), and instead may elect to separately test each plan for such purposes. In that event, either the "gateway test" in subparagraph (2) above or the "broadly available test" of subparagraph (1) above will apply for this Plan.

(B) Election To Permissively Aggregate: The Plan Administrator may elect to permissively aggregate this Plan and such defined benefit

plan(s) for purposes of satisfying both the coverage tests of Code §410(b) and the nondiscrimination tests of Code §401(a)(4), in which event for the Plan Year the aggregated plans will be known as a "DB/DC Plan" and will be subject to the requirements in subparagraphs (A) or (B) below. Unless elected otherwise by the Plan Administrator, this Plan and the defined benefit plan(s) will not necessarily be considered a DB/DC Plan because the plans are being aggregated solely to apply the average benefit ratio test in regulation §1.410(b)-5. If a DB/DC Plan applies, nondiscrimination testing under Code §401(a)(4) may be passed for this Plan and all defined benefit plans of the Employer and any other SNF Employer either on the basis of Aggregate Normal Allocation Rates, or at the option of the Plan Administrator and only if either of the exceptions in subparagraph (i) are satisfied or the "gateway test" conditions in subparagraph (ii) are satisfied, on the basis of equivalent benefit rates under regulation §1.401(a)(4) (i.e. normal accrual rates under the defined benefit plans and equivalent benefit rates under the defined contribution plans):

(C) "Broadly Available" Or "Primarily Defined Benefit" Tests Are Satisfied: The requirements of this subparagraph (i) are deemed satisfied if both the defined contribution plan components and the defined benefit plan components of the DB/DC Plan are considered to be "broadly available" as defined in subparagraph (1) above, or the DB/DC Plan is considered to be "primarily defined benefit". A DB/DC Plan is considered to be "primarily defined benefit" if more than 50% of the Eligible Participants who are NHCEs for the Plan Year have a normal accrual rate under the defined benefit plan or plans that exceeds their equivalent benefit rates under the defined contribution plans.

(D) "Gateway Test" Is Satisfied: The requirements of this subparagraph (ii) are deemed satisfied if the "gateway test" for a DB/DC Plan is satisfied, in which the Allocation Rate for each Eligible Participant who is an NHCE for the Plan Year must be at least equal to the Aggregate Normal Allocation Rate.

(b) Determination Of Accrual And Allocation Rates: The normal accrual rate and the equivalent normal allocation rate attributable to defined benefit plans, the equivalent accrual rate attributable to defined contribution plans, and the Aggregate Normal Allocation Rate are determined under regulation §1.401(a)(4)(b)(2)(ii), but without taking into account the imputation of

permitted disparity under regulation §1.401(a)(4)-7, except as otherwise permitted under regulation §1.401(a)(4)-9(b)(2)(v)(C).

(c) Definitions: Solely for purposes of this Section 6.6, the following listed terms shall have the meanings indicated.

(1) **"Allocation Rate"** shall mean the percentage obtained by dividing (A) the total amount of Employer contributions or reallocated Forfeitures that are allocated on the Participant's behalf under all defined contribution plans of the Employer or an SNF Employer that are aggregated for nondiscrimination testing under Code §401(a)(4) (not including any Matching Contributions if such plan or plans includes Elective Deferrals), by (B) the Participant's Compensation.

(2) **"Aggregate Normal Allocation Rate"** shall mean the sum of the Allocation Rate in the defined contribution plan(s) and the equivalent Allocation Rate in the defined benefit plan(s) of the Employer or an Affiliated Employer that are permissively aggregated to pass the coverage tests of Code §410(b) and the nondiscrimination tests of Code §401(a)(4). The Aggregate Normal Allocation Rate for each Eligible Participant who is an NHCE for the Plan Year will equal the percentage in subparagraphs (A), (B) or (C) below. At the discretion of the Plan Administrator, the equivalent Allocation Rate for any Plan Year under such defined benefit plan(s) for each Eligible Participant who is an NHCE and who benefits under the defined benefit plan(s) for the Plan Year may be deemed to be equal to the average of the equivalent Allocation Rates under the defined benefit plan(s) for all such Eligible Participants.

(A) 33.33% Rate: If the highest Aggregate Normal Allocation Rate of any Eligible Participant who is an HCE for the Plan Year is less than 15%, then the Aggregate Normal Allocation Rate for each Eligible Participant who was an NHCE for the Plan Year will be 33.33% of such highest Aggregate Normal Allocation Rate; or

(B) 5% Rate: If the highest Aggregate Normal Allocation Rate of any Eligible Participant who is an HCE for the Plan Year is at least 15% but is not greater than 25%, then the Aggregate Normal Allocation Rate for each Eligible Participant who was an NHCE during the Plan Year will be 5% of each such Eligible Participant's Compensation; or

(C) Rate Higher Than 5% To Maximum 7.5% Rate: If the highest Aggregate Normal Allocation Rate of any Eligible Participant who is an HCE for the Plan Year is greater than 25%, then the

Aggregate Normal Allocation Rate for each Eligible Participant who is an NHCE for the Plan Year will be equal to the sum of (A) 5% of each such Eligible Participant's Compensation, plus (B) one percentage point for each five percentage points (or portion thereof) that the highest Aggregate Normal Allocation Rate of any Eligible Participant who is an HCE for the Plan Year exceeds 25%. However, the maximum Aggregate Normal Allocation Rate for each Eligible Participant who is an NHCE for the Plan Year will not exceed 7.5% of each such Eligible Participant's Code §415 Compensation.

(3) **"Compensation"** shall have the meaning set forth in Section 7.1(b).

ARTICLE VII
LIMITATIONS ON ALLOCATIONS

7.1 Special Definitions: The following terms shall be defined as follows:

(a) **"Annual Additions"** shall mean the sum of the following amounts allocated on behalf of a Participant for a Limitation Year:

(1) Employer contributions; and

(2) Employee contributions; and

(3) Forfeitures available for reallocation, if applicable; and

(4) Allocations under a simplified employee pension plan.

Participant Elective Deferrals and Roth Elective Deferrals shall be considered to be Employer contributions. Amounts reapplied to reduce Employer contributions and amounts reapplied from a suspense account (if any) under Section 7.5 as well as contributions allocated to any Individual Medical Benefit Account which is part of a defined benefit plan shall also be included as Annual Additions.

For purposes of this Article, an Annual Addition is credited to the Account of a Participant for a particular Limitation Year if it is allocated to the Participant's Account as of any day within such Limitation Year. Employer contributions will not be deemed credited to a Participant unless the contributions are actually made to the Plan no later than the end of the period described in Code §404(a)(6) applicable to the taxable year with or within which the particular Limitation Year ends.

(b) "Compensation" for purposes of this Article VII (compliance with Code §415) and for purposes of compliance with any applicable non-discrimination test, including the determination of an Employee's status as a Highly Compensated Employee and the K-Test and M-Test procedures described in Section 5.10, shall mean and be determined as follows:

(1) The term "Compensation" shall include:

(A) The Participant's wages, salaries, fees for professional service and other amounts received (whether or not paid in cash) for personal services actually rendered in the course of employment

with an Employer maintaining the plan (including, but not limited to, commissions paid to salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, reimbursements and expense allowances).

(B) In the case of a Participant who is an employee within the meaning of Code §401(c)(1), the Participant's earned income as described in Code §401(c)(2).

(C) Any amounts contributed by the Employer or received by the Participant pursuant to an unfunded, non-qualified plan of deferred compensation to the extent such amounts are includable in the gross income of the Participant for the Limitation Year.

(D) Any amount contributed or deferred by the Employer at the election of the Participant and which is not includable in the gross income of the Participant by reason of Code §125(a), 132(f)(4), 402(e)(3) or 402(h)(1)(B).

(E) Effective for Limitation Years commencing on or after January 1, 2008, payments of Post-Severance Compensation made to a Participant by the later of (i) two and one-half (2½) months from the date of Termination of Employment, or (ii) the end of the Limitation Year for which the Employer is required to furnish the Participants a written statement under Code §§6041(d), 6051(a)(3) and 6052 or the last day of the Plan Year.

(F) For Limitation Years beginning after December 31, 2008, any differential wage payment, as defined in Code §3401(h)(2).

(2) The term "Compensation" does not include items such as:

(A) Except as provided in subparagraph (1)(D) above, any Employer contributions to a qualified retirement plan and any Employer contributions to any other retirement plan which receive special tax benefits to the extent the contributions are not includable in the gross income of the Participant for the taxable year in which made; and any distributions from any qualified retirement plan, regardless of whether the distributions are includable in the gross income of the Participant.

(B) Employer contributions made on behalf of a Participant to a simplified employee pension described in Code §408(k) to the extent such contributions are deductible by the Employer under Code §219(b)(7).

(C) Except as provided in subparagraph (1)(D) above, other forms of compensation which receive special tax benefits, such as premiums for group health insurance and group term life insurance (but only to the extent that the compensation is not includable in the gross income of the Participant).

(D) Amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by a Participant either becomes freely transferable or is no longer subject to a substantial risk of forfeiture (see Code §83 and the regulations thereunder).

(E) Amounts realized from the sale, exchange, or other disposition of stock acquired under a qualified stock option.

(F) Compensation in excess of $200,000, or such greater amount as adjusted by the Secretary of the Treasury for increases in the cost of living in accordance with Code §401(a)(17)(B). The cost-of-living adjustment in effect for a calendar year applies to determine the Compensation limit for the Limitation Year that begins with or within such calendar year.

(G) Effective for Limitation Years commencing on or after January 1, 2008, any payment to a Participant by the Employer after the Participant's Termination of Employment that is not Post-Severance Compensation as defined herein, even if payment of the amount is made within the time period specified in 7.1(b)(1)(E) above.

(3) Compensation actually paid or made available to a Participant within the Limitation Year shall be the Compensation used for the purposes of applying the limitations of this Article and Code §415. In the case of a group of Employers which constitutes an Affiliated Group, all Employers shall apply this same rule.

(c) **"Defined Contribution Dollar Limitation"** shall mean the lesser of:

(1) fifty thousand dollars ($50,000), as adjusted for increases in the cost-of-living under Code §415(d), or

(2) one hundred percent (100%) of the Participant's Compensation, as defined in this Section 7.1, for the Limitation Year. The Compensation limit referred to in this subsection 7.1(c)(2) shall not apply to any contribution for medical benefits after severance from employment (within the meaning of Code §401(h) or Code §419A(f)(2)) which is otherwise treated as an Annual Addition.

(d) **"Employer"** shall mean the Employer that adopts this Plan and, in the case of a group of employers which constitutes an Affiliated Group, all such employers shall be considered a single Employer for purposes of applying the limitations of this Article.

(e) **"Excess Amount"** shall mean the excess of the Participant's Annual Additions for the Limitation Year over the Maximum Permissible Amount for such Limitation Year.

(f) **"Individual Medical Benefit Account"** shall mean any separate account which is established for a Participant under a defined benefit plan and from which benefits described in Code §401(h) are payable solely to such Participant, his spouse or his dependents.

(g) **"Limitation Year"** shall mean the 12 consecutive month period specified in Article II.

The Limitation Year may be changed by amending the election previously made by the Employer. Any change in the Limitation Year must be a change to a 12-month period commencing with any day within the current Limitation Year. The limitations of this Article (and Code §415) are to be separately applied to a limitation period which begins with the first day of the current Limitation Year and which ends on the day before the first day of the first Limitation Year for which the change is effective.

The dollar limitation on Annual Additions with respect to this limitation period is determined by multiplying the applicable dollar limitation for the calendar year in which the limitation period ends by a fraction, the numerator of which is the number of months (computed to the nearest whole month) in the limitation period and the denominator of which is 12.

The Limitation Year for all years prior to the effective date of Code §415 shall, as applied to this Plan, be the 12 consecutive month period selected as the Limitation Year for the first Limitation Year after the effective date of Code §415.

(h) **"Maximum Permissible Amount"** shall mean, for a given Limitation Year, the Defined Contribution Dollar Limitation. If a short Limitation Year is created because of an amendment changing the Limitation Year to a different 12

consecutive month period, the Maximum Permissible Amount for such short Limitation Year shall not exceed the amount in (1) above multiplied by a fraction, the numerator of which is the number of months in the short Limitation Year (computed to the nearest whole month) and the denominator of which is 12.

(i) Effective for Limitation Years commencing on or after January 1, 2008, **"Post-Severance Compensation"** shall mean any amount received as regular pay after Termination of Employment if:

(1) The payment is regular remuneration for services during the Participant's regular working hours, or remuneration for services outside the Participant's regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar payments; and

(2) The payment would have been paid to the Participant prior to a Termination of Employment if the Participant had continued in employment with the Employer.

7.2 Coordination With Other Plans:

(a) If the Employer maintains a qualified defined benefit plan covering Participants in this Plan, the sum of the Participant's Defined Benefit Plan Fraction and Defined Contribution Plan Fraction shall not exceed 100% in any Limitation Year. In the event the sum would otherwise exceed 100%, the Plan Administrator shall adjust the numerator of the Defined Benefit Plan Fraction to an amount (not less than zero) that would result in the Participant's Defined Benefit Fraction being equal to the difference between 100% and the Participant's Defined Contribution Fraction. For Limitation Years commencing after December 31, 1999, this Section 7.2 shall not apply.

(b) The Employer maintains an Employee Stock Ownership Plan ("ESOP") covering Participants in this Plan. In the event the Annual Additions to a Participant's Account in this Plan and the annual additions to the Participant's account in the ESOP would result in the allocation on an allocation date of the Plan which coincides with an allocation date of the ESOP of an Excess Amount, the Excess Amount attributed to this Plan will be determined by the Plan Administrator on a uniform and non-discriminatory basis, considering the amount of Elective Deferral Contributions and Employer Matching Contributions made to each Participant's Account in this Plan and the anticipated allocation of the Employer contributions to the ESOP. The Plan Administrator shall coordinate its actions with those of the plan administrator of the ESOP to provide for the maximum possible allocation to all Participants in both Plans, taking into account the provisions of Section 7.5(a) of this Plan allowing for distributions of Elective Deferral Contributions to reduce an Excess Amount.

7.3 Limitations on Allocations and Order of Limitations: Effective for any Limitation Year commencing on or after July 1, 2007, no Employer Contributions shall be made to this Plan which will result in an Annual Addition to a Participant's Account that is an Excess Amount. If, pursuant to this Article, it is necessary to limit or reduce the amount of Contributions credited to a Participant under this Plan during a Limitation Year, the limitation or reduction shall be made in the following order:

(a) First, Unmatched Participant Elective Deferrals or Roth Elective Deferrals;

(b) Second, Employer Matching Contributions;

(c) Third, Matched Participant Elective Deferrals or Roth Elective Deferrals; and

(d) Fourth, Employer Profit Sharing Contributions.

7.4 Aggregation of Plans: For purposes of applying the limitations of this Article applicable to a Participant for a particular Limitation Year, all qualified defined benefit plans ever maintained by the Employer shall be treated as one defined benefit plan, all defined contribution plans ever maintained by the Employer shall be treated as one defined contribution plan and any Employee contributions to a defined benefit plan shall be treated as a defined contribution plan.

7.5 Suspense Account: If, as a result of a reasonable error in estimating a Participant's Compensation, determining the allocation of forfeitures or determining the amount of elective deferrals under any cash or deferred arrangement sponsored by an SNF Employer for the Limitation Year, or under other limited facts and circumstances allowed under Reg. §1.415-6(b), the Annual Additions to this Plan would cause an allocation to the Account of a Participant in excess of the Maximum Permissible Amount for the Limitation Year, the Plan Administrator shall deal with the Excess Amount as follows:

(a) First, the Plan Administrator shall distribute to the Participant his Elective Deferrals for the Limitation Year to the extent that the distribution reduces the Excess Amount, provided that the Plan Administrator shall not distribute any Elective Deferral to the Participant which would cause the Plan to make a concurrent reduction in the amount of Employer Matching Contributions allocated to the Participant's Account. A distribution under this provision shall include earnings or gains attributable to the returned Elective Deferrals. All distributions shall be made no later than and in the manner provided in Section 5.12(a).

(b) Second, to the extent there remains an Excess Amount after application of subsections 7.5(a), the Plan Administrator shall hold the Excess Amount in a suspense account and allocate and reallocate the amount in the suspense account in the following Limitation Year (and in succeeding Limitation Years, if necessary) to reduce Employer Profit Sharing Contributions, Employer Matching Contributions and Elective Deferrals (in that order) to the Account of that Participant if that Participant is covered by the Plan as of the end of the

Limitation Year. If the Participant is not covered, the excess amount shall be allocated and reallocated in the next Limitation Year to all Participants' Accounts in the Plan before any Employer Profit Sharing Contributions, Employer Matching Contributions and Elective Deferrals (in that order) which would constitute Annual Additions are made to the Plan for the Limitation Year, or at the option of the SNF Employer, the Excess Amount shall be used to reduce Employer Profit Sharing Contributions and Employer Matching Contributions to the Plan for the Limitation Year by the amount in the suspense account which is allocated and reallocated during the Limitation Year. The suspense account shall be an unallocated account equal to the sum of all Excess Amounts for all Participants in the Plan during the Limitation Year. The suspense account shall not share in any earnings or losses of the Trust Fund. The Plan may not distribute any amounts in the suspense account to any Participant whether before or after Termination of Employment or termination of the Plan.

The foregoing provisions of this Section 7.5 shall not apply for any Limitations Year commencing on or after July 1, 2007. EPCRS is the only correction method for correcting excess annual additions in Limitation Years beginning on or after July 1, 2007.

ARTICLE VIII
IN-SERVICE AND HARDSHIP WITHDRAWALS

8.1 Withdrawals of Rollover Contributions and Withdrawals Due to Attainment of Age 59½, Disability or Hardship: Except as otherwise provided in this Section 8.1, no amounts may be withdrawn by a Participant from any Account held for his benefit prior to Termination of Employment with the Employer, unless the Employee has attained his Normal Retirement Date.

(a) A Participant who has attained age 59½ may withdraw all or any portion of his Account, except any amount attributable to the Roth Elective Deferral Account or any amount in the Rollover Account which is attributable to Roth elective deferrals to another plan. A Participant who has attained Age 59½ and has surpassed the Five Plan Year Period (as defined in Section 8.4) which includes the first Plan Year in which the Participant made Roth Elective Deferrals to the Plan (the "59½ and 5 Year Rule") may withdraw all or any portion of his Account attributable to the Roth Elective Deferral Account. A Participant may withdraw any amount in the Rollover Account which is attributable to Roth elective deferrals to another plan if the Participant has satisfied the 59½ and 5 Year Rule with respect to the other plan. A Participant may make a withdrawal no more than once in each calendar quarter. In the event the Participant's Account includes amounts subject to the rules in Section 9.6, a withdrawal may only be made with respect to such amounts in accordance Section 9.6.

(b) A Participant may elect to withdraw an amount credited to his Participant Elective Deferral Account without regard to the Participant's age (except any amount attributable to the Roth Elective Deferral Account or any amount in the Rollover Account which is attributable to Roth elective deferrals to another plan), but only if he obtains prior approval from the Plan Administrator, which approval shall be granted only upon a determination of Financial Hardship. However, notwithstanding the foregoing, if: (i) a Participant obtains prior approval from the Plan Administrator, granted only upon a determination of Financial Hardship and (ii) such Participant has satisfied the 59½ and 5 Year Rule with respect to this Plan; then such Participant may withdraw an amount from his Roth Elective Deferral Account; or (regardless of whether such Participant has satisfied the 59½ and 5 Year Rule with respect to this Plan) from a Rollover Account which is attributable to Roth elective deferrals to another plan if the Participant has satisfied the 59½ and 5 Year Rule with respect to the other plan. Any distribution pursuant to this subsection (b) shall be limited to an amount (aggregating all sources for the Financial Hardship distribution) not to exceed the amount determined by the Plan Administrator to satisfy the Financial Hardship distribution rules under Section 8.2 and 8.3. Such Participant who is eligible for the Financial Hardship distribution, may direct the amount which comes from each source which is eligible for distribution in accordance with this Section. In the case of a withdrawal due to Financial Hardship, the amount of the

withdrawal shall be limited to the total amount of the Participant's Elective Deferrals. Upon granting approval, the Plan Administrator shall direct the Trustee to distribute the indicated portion of the Participant's Elective Deferral Account to the Participant.

8.2 Financial Hardship Distribution Rules: The Plan adopts the deemed hardship distribution standards set forth in Reg. §1.401(k)-1(d)(2)(iv) (effective January 1, 2006, Reg. §1.401(k)-1(d)(3)(iv)). As a consequence, the Plan Administrator shall not approve any distribution on account of Financial Hardship unless the distribution is determined by the Administrator to be necessary to meet a Participant's immediate and heavy financial need. The distribution will be deemed necessary if:

(a) The distribution is not in excess of the amount of the Participant's immediate and heavy financial need, including amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the distribution; and

(b) Other resources of the Participant are not reasonably available to meet this need. Whether other resources are reasonably available to the Participant must be determined by the Plan Administrator on the basis of all the relevant facts and circumstances. For this purpose the Participant's resources are deemed to include assets of the Participant's spouse and minor children that are reasonably available to the Participant.

The condition in Section 8.2(b) above is deemed to be met if the Participant has obtained all distributions, other than hardship distributions, and all nontaxable loans currently available under all plans maintained by the Employer. If a Participant receives a distribution on account of Financial Hardship during a Plan Year, his or her Elective Deferrals to this Plan and his or her employee contributions to all other plans maintained by the Employer (including qualified and non-qualified plans of deferred compensation and annuities under Code §403(b)) shall be suspended for six months after receipt of the hardship distribution.

8.3 Determination of Immediate and Heavy Financial Need: For purposes of Section 8.2, a distribution shall be deemed to be on account of an immediate and heavy financial need if the distribution is for:

(a) Expenses for medical care described in Code §213(d) incurred by the Participant, the Participant's spouse or any dependent of the Participant or expenses necessary for these persons to obtain such medical care;

(b) Payment of tuition and related educational fees, including room and board, for up to the next 12 months of post-secondary education for the Participant, the Participant's spouse, or a dependent of the Participant (as defined in Code §152, and, for taxable years beginning on or after January 1, 2005, without regard to Code §§152(b)(1), (b)(2) and (d)(1)(B));

(c) Costs directly related to purchase (excluding mortgage payments) a principal residence for the Participant; or

(d) Payments necessary to prevent the eviction of the Participant from his or her principal residence or foreclosure of the mortgage on that residence.

Effective January 1, 2006, a distribution shall also be deemed to be on account of an immediate and heavy financial need if the distribution is on account of either of the following additional circumstances:

(e) Payments for burial or funeral expenses for the Participant's deceased parent, spouse, children or dependents (as defined in Code §152, and, for taxable years beginning on or after January 1, 2005, without regard to Code §152(d)(1)(B)); or

(f) Expenses for the repair of damage to the Participant's principal residence that would qualify for the casualty deduction under Code §165 (determined without regard to whether the loss exceeds 10% of adjusted gross income).

For purposes of subsections (a) and (b) above, a dependent of a Participant shall mean a dependent as defined in Code §152, and, for Plan Years beginning on or after January 1, 2005, without regard to Code §§152(b)(1), (b)(2) and (d)(1)(B).

8.4 Determination of Five Plan Year Period: Effective for Plan Years on or after January 1, 2013, for purposes of calculating the Five Plan Year Period when determining whether a withdrawal or distribution is a Qualified Roth Distribution, the following rules shall apply.

(a) The Five Plan Year Period commences as of the first day of the Plan Year which includes the first day of the first taxable year of the Employee in which the Employee makes a Roth Elective Deferral to the Roth Elective Deferral Account under the Plan and ends as of the last day of the Plan Year in which 5 consecutive taxable years have been completed. For this purpose, the first taxable year in which an Employee makes a Roth Elective Deferral is the year in which the amount is includible in the employee's gross income.

(b) A Roth Elective Deferral that is returned to the Employee as an Excess Deferral or an Excess K-Test Contribution under the provisions of Section 5.11 does not begin the consecutive taxable year period and does not result in commencement of the Five Plan Year Period.

(c) The Five Plan Year Period shall be determined separately for each Plan of the Employer in which the Employee participates.

(d) If a direct rollover contribution of a distribution from a designated Roth account under another plan is made by the Employee to the Plan, the consecutive taxable

year period and the commencement of the Five Plan Year Period begins on the first day of the Employee's taxable year in which the Employee first made a Roth contribution to the designated Roth account in the other plan, if earlier than the first taxable year in which a Roth Elective Deferral is made by the Employee to the Plan.

(e) The beginning of the consecutive taxable year period and commencement of the Five Plan Year Period is not redetermined for any portion of an Employee's Roth Account in the Plan, even if the entire Roth Account is distributed during the Five Plan Year Period and the Employee subsequently makes additional Roth Elective Deferrals or rollovers of Roth deferrals from another plan to the Plan.

(f) The rule in subsection (e) above applies if the Employee dies or the Roth Account is divided pursuant to a qualified domestic relations order. In either event, if a portion of the Roth Account is not payable to the Employee, but is payable to the Employee's Beneficiary or to an Alternate Payee, the age, death or disability of the Employee is used to determine whether the distribution is a Qualified Roth Distribution. However, if the Employee makes a rollover to this Plan of a Roth deferral from another plan which the Employee has received as an alternate payee or a spousal beneficiary, the Employee’s own age, disability or death shall be used to determine whether a subsequent withdrawal or distribution from the Plan is a Qualified Roth Distribution.

ARTICLE IX
RETIREMENT BENEFITS

9.1 Normal or Late Retirement: A Participant shall be eligible for Normal Retirement on reaching his Normal Retirement Date. A Participant may continue in the service of the Employer as a Participant hereunder beyond his Normal Retirement Date. In the event such a Participant continues in the service of the Employer, he shall continue to be treated in all respects as a Participant until his actual retirement. When any Participant has a Termination of Employment following his Normal Retirement Date he shall be considered a retired Participant and he shall be entitled to receive the entire amount of his Accrued Benefit, distributed as set forth below.

9.2 Disability Retirement: Upon any Participant incurring a Disability, regardless of whether he is also treated as having a Termination of Employment, he shall be considered a disabled Participant and entitled to begin receiving his Vested Accrued Benefit. Such amount shall be distributed as provided in Section 9.3, or deferred until such later date as elected by the disabled Participant and then distributed as provided in Section 9.3.

9.3 Method of Payment: Subject to the provisions of Section 9.6 and Article XXII, upon receipt of a claim for benefits a retired or disabled Participant's Accrued Benefit shall be payable in a single lump sum payment. The amount of the lump sum payment shall be equal to the Participant's Accrued Benefit on the date payment is made. Payment shall be made by the Trustee in cash only.

Not fewer than 30 days nor more than 90 days (effective January 1, 2007, 180 days) before the Distribution Date, the Plan Administrator shall notify the Participant of the terms, conditions and forms of payment available from the Plan, including a description of the election procedures under this Section and a general explanation of the financial effect on a Participant's Accrued Benefit of the election. The minimum 30 day waiting period after the notification is provided until the Distribution Date may be disregarded if the Plan Administrator informs the Participant of his or her right to the full minimum 30 day waiting period, and the Participant elects in writing (or by other electronic means acceptable to the Plan Administrator) to waive the minimum 30 day waiting period.

Except as provided in Section 9.4, no payment shall be made to a Participant prior to his Normal Retirement Age unless the Participant consents in writing to the payment not more than 90 days (effective January 1, 2007, 180 days) prior to his Distribution Date.

If the lump sum amount that would be payable to a Participant (whether disabled or retired) is not more than $3,500 (effective for Plan Years commencing after August 5, 1997, $5,000) and the amount of the Vested Accrued Benefit in the Participant's Account has never exceeded that amount at the time of any prior distribution, the benefit shall be paid as a single lump sum payment as soon as Administratively Feasible following the end of the calendar month in which his Termination of Employment occurs without regard to any Participant consent requirement or the requirements of Section 9.6. With respect to any distribution first commencing after March 22, 1999, if the amount of the Vested Accrued Benefit in the Participant's Account that would be payable to a disabled or retired Participant in a lump sum is not more than $5,000, without regard to whether the Vested Accrued Benefit

in the Participant's Account has ever exceeded that amount at the time of any prior distribution, the benefit shall be paid as a single lump sum payment in cash as soon as administratively feasible following the end of the calendar month in which his Termination of Employment occurs without regard to any Participant consent requirement or the requirements of Section 9.6. However, if the Participant is receiving benefit payments pursuant to an election under paragraph (b) above, then no single lump sum payment of the balance of his Vested Accrued Benefit shall be made to a Participant after his Distribution Date unless the Participant consents in writing to the payment. Effective for distributions after August 31, 2000, once the Vested Accrued Benefit in the Participant's Account is reduced to $5,000 or less, the balance shall be immediately distributed to him or her in a lump sum without any further consent or direction from the Participant, even if such lump sum payment occurs after the Participant's Distribution Date.

If the Participant dies prior to the complete distribution of the Participant's Accrued Benefit to him, then the Plan Administrator, upon notice of the Participant's death, shall direct the Trustee to make payment in accordance with the provisions of Article X.

For all distributions commencing on or after March 28, 2005, the $5,000 threshold amount in this Section shall be reduced to $1,000.

9.4 Time of Payment: Payment of the retired or disabled Participant's Vested Accrued Benefit shall commence as soon as Administratively Feasible following the end of the calendar month in which a claim for benefits is submitted to the Plan Administrator. Unless a Participant elects otherwise (and failure to submit a claim for benefits shall be deemed such an election) payment of benefits under this Plan will commence not later than 60 days after the close of the Plan Year in which the latest of the following events occurs:

(a) The attainment by the Participant of age 65 or, if earlier, his Normal Retirement Age; or

(b) The tenth anniversary of the Participant's Entry Date; or

(c) The date the Participant terminates employment with the Employer.

If the amount of the payment required to commence on the date determined above cannot be ascertained by such date, or if it is not possible to make such payment on such date because the Plan Administrator has been unable to locate the Participant after making reasonable efforts to do so, a payment retroactive to such date may be made no later than 60 days after the earliest date on which the amount of such payment can be ascertained or the date the Participant is located, whichever is applicable.

9.5 Minimum Distribution Requirements: This Section 9.5 and Sections 10.3 and 10.4 shall take precedence over any inconsistent provisions of this Plan. All distributions required to be made under this Section 9.5 (life distributions) or under Section 10.4 (death distributions) will be determined and made in accordance with the Treasury regulations under Code §401(a)(9).

(a) Effective Date. This Section and Sections 10.3 and 10.4 (as amended herein) will apply for purposes of determining required minimum distributions for all calendar years beginning with the 2003 calendar year. Required minimum distributions for the 2002 calendar year under this Section and Sections 10.3 and 10.4 will be determined as follows. If the total amount of 2002 required minimum distributions under the Plan made to a Participant or Beneficiary prior to the effective date of this Section equals or exceeds the required minimum distributions determined under this Section, then no additional distributions will be required to be made for the 2002 calendar year on or after such date to the Participant or Beneficiary. If the total amount of the 2002 calendar year required minimum distributions under the Plan made to the Participant or Beneficiary prior to the effective date of this Section is less than the amount determined under this Section, then required minimum distributions for the 2002 calendar year on and after such date will be determined so that the total amount of required minimum distributions for the 2002 calendar year made to the Participant or Beneficiary will be the amount determined under this Section.

(b) Time and Manner of Distribution.

(1) Required Beginning Date. The Participant's entire Vested Accrued Benefit will be distributed, or begin to be distributed, to the Participant no later than the participant's Required Beginning Date.

(2) Death of Participant Before Distributions Begin. If the Participant dies before distributions begin, the Participant's entire Vested Accrued Benefit will be distributed, or begin to be distributed, as provided in Section 10.4.

(3) Forms of Distribution. Unless the participant's interest has been distributed in the form of a single sum on or before the Required Beginning Date, as of the first Distribution Calendar Year distributions will be made in accordance with Section 9.5(c).

(c) Required Minimum Distributions During Participant's Lifetime

(1) Amount of Required Minimum Distribution For Each Distribution Calendar Year. During the participant's lifetime, the minimum amount that will be distributed for each Distribution Calendar Year is the lesser of:

(A) the quotient obtained by dividing the Participant's Account Balance by the distribution period in the Uniform Lifetime Table set forth in Treas. Reg. Section 1.401(a)(9)-9, using the

Participant's age as of the Participant's birthday in the Distribution Calendar Year; or

(B) if the Participant's sole Designated Beneficiary for the Distribution Calendar Year is the Participant's spouse, the quotient obtained by dividing the Participant's Account Balance by the number in the Joint and Last Survivor Table set forth in Treas. Reg. Section 1.401(a)(9)-9, using the Participant's and spouse's attained ages as of the participant's and spouse's birthdays in the Distribution Calendar Year.

(2) Lifetime Required Minimum Distributions Continue Through Year of Participant's Death. Required minimum distributions will be determined under this Section 9.5(c) beginning with the first Distribution Calendar Year and up to and including the Distribution Calendar Year that includes the Participant's date of death.

(d) Definitions. For purposes of this Section 9.5 and Article X the following definitions shall apply.

(1) “Designated Beneficiary” shall mean the individual who is designated as the Beneficiary under Section 10.2 of the Plan and is the Designated Beneficiary under Code §1.401(a)(9)-4.

(2) “Distribution Calendar Year” shall mean a calendar year for which a minimum distribution is required. For distributions beginning before the Participant's death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year which contains the Participant's Required Beginning Date. For distributions beginning after the Participant's death, the first Distribution Calendar Year is the calendar year in which distributions are required to begin under Section 10.4. The required minimum distribution for the Participant's first Distribution Calendar Year will be made on or before the Participant's Required Beginning Date. The required minimum distribution for other Distribution Calendar Years, including the required minimum distribution for the Distribution Calendar Year in which the Participant's Required Beginning Date occurs, will be made on or before December 31 of that Distribution Calendar Year.

(3) “Life Expectancy” shall mean Life Expectancy as computed by use of the Single Life Table in Treas. Reg.§1.401(a)(9)-9.

(4) “Participant's Account Balance” shall mean the balance in the Participant’s Account as of the last valuation date in the calendar year

immediately preceding the Distribution Calendar Year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. The account balance for the valuation calendar year includes any amounts rolled over or transferred to the plan either in the valuation calendar year or in the Distribution Calendar Year if distributed or transferred in the valuation calendar year.

(5) "Required Beginning Date" shall mean, if a Participant is a more than five percent (5%) owner in the Plan Year ending in or with the calendar year in which the Participant attains age 70½, April 1st following that calendar year. For any other Participant the Required Beginning Date is April 1st following the close of the calendar year in which the Participant attains age 70½, or, if later, April 1st following the close of the calendar year in which the Participant has a Termination of Employment.

(6) "Five percent (5%) owner" shall have the meaning set forth in Reg. §1.401(a)(9)-1, Q&A-2(c).

(e) Form of Benefit Payment. If payment of the Participant's Accrued Benefit commences under this Section 9.5, it shall be distributed to the Participant (consistent with the Participant's election and the requirements of Section 9.3):

(1) In the form of a cash lump sum payment of the Participant's entire Accrued Benefit; or

(2) In the form of minimum annual cash installment payments over a period not extending beyond the life expectancy of the Participant, or the joint life expectancy of the Participant and his Designated Beneficiary.

If the Participant fails to elect a form of payment, the Plan shall distribute the Participant's benefit in annual installments, commencing no later than the Required Beginning Date, with each subsequent installment payment to be made not later than each December 31 thereafter.

(f) Redetermination of Life Expectancy. For purposes of determining the amount of any minimum annual cash installment payments whenever the Participant's Designated Beneficiary is his spouse, the life expectancy of the Participant and his Designated Beneficiary spouse shall be redetermined annually, unless otherwise elected by the Participant. If the Participant's Designated beneficiary is not his spouse, redetermination of life expectancy shall not apply.

Notwithstanding the above, any distribution required under the incidental death benefit requirements of Code §401(a) shall be treated as a required distribution.

(g) Temporary Suspension of Required Minimum Distributions. A Participant shall not receive the required minimum distribution (or any portion thereof) attributable to the 2009 Distribution Calendar Year, unless the Participant specifically requests that the Plan Administrator make the distribution. The Participant's election to receive the distribution shall be made by notifying the Plan in writing (or by other acceptable electronic means) at any time prior to the latest possible date that the minimum required distribution would otherwise be made. Any required minimum distribution (or portion thereof) attributable to the 2009 Distribution Calendar Year which is made to a Participant shall be treated by the Plan as an Eligible Rollover Distribution, except that it shall not be subject to any income tax withholding requirement that may otherwise apply under Code §72(t).

9.6 Qualified Joint and Survivor Annuity: This Section shall apply only to a Participant or an Inactive or Former Participant with respect to whom this Plan is a direct or indirect transferee of a defined benefit pension plan, money purchase pension plan, or other qualified plan to which Code Section 401(a)(11)(B)(iii) applies with respect to the Participant. Furthermore, this Section shall only apply to that portion of the Participant's Prior Employer Plan Account, which is attributable to such transfer (the "Annuity Eligible Accrued Benefit").

(a) **Automatic Qualified Joint and Survivor Annuity:** A Participant or Former Participant who is married and who does not die prior to his Distribution Date shall receive his Annuity Eligible Accrued Benefit automatically in the form of a Qualified Joint and Survivor Annuity, unless he elects otherwise as provided in Subsection (b) below. The Qualified Joint and Survivor Annuity is an immediate annuity providing monthly payments for the life of the Participant with, if the Participant is married on the date his benefits commence, a survivor annuity providing monthly payments for the life of the Participant's spouse (terminating with the last payment due prior to the surviving spouse's death) equal to 50% of the monthly payment amount during the lives of the Participant and his spouse. The monthly amount of the Qualified Joint and Survivor Annuity shall be that amount which can be purchased from an Insurer with the Annuity Eligible Accrued Benefit of the Participant on the date his benefits commence.

The Qualified Joint and Survivor Annuity for a Participant or Former Participant who is not married on the date benefits commence shall be a life annuity which provides monthly payments for the life of the Participant and terminates with the last payment due prior to his death. The annuity shall be purchased from an Insurer in an amount that can be provided by the Participant's Annuity Eligible Accrued Benefit.

(b) **Notice and Election of Form of Retirement Benefit:** Each Participant or Former Participant with an Annuity Eligible Accrued Benefit shall be provided a written notification by the Plan Administrator. The notice shall be in non-technical language and shall include:

(1) A general description or explanation of the terms and conditions of the Automatic Qualified Joint and Survivor Annuity;

(2) The circumstances in which it will be provided unless the Participant elects otherwise;

(3) The Participant's right to make, and the effect of, an election to waive the Automatic Qualified Joint and Survivor Annuity form of benefit;

(4) The rights of the Participant's spouse under Subsection (c);

(5) The right to make, and the effect of, a revocation of an election to waive the Automatic Qualified Joint and Survivor Annuity form of benefit;

(6) A general explanation of the relative financial effect of the election on a Participant's benefits; and

(7) A general explanation of the eligibility conditions and other material features of the optional forms of retirement benefit and sufficient additional information to explain the relative values of the optional forms of retirement benefit.

The notice shall also inform the Participant that a specific written explanation in non-technical language of the terms and conditions of the Automatic Qualified Joint and Survivor Annuity and the financial effect upon the particular Participant's benefits of making an election against the Automatic Qualified Joint and Survivor Annuity is available upon written request by the Participant. The notice shall be provided not fewer than 30 days nor more than 90 days before the Distribution Date. If the Participant requests a specific written explanation, the explanation shall be provided within 30 days of the Participant's request. The Plan Administrator need not comply with more than one such request made by a particular Participant.

During the Joint and Survivor Election Period, as hereinafter defined, a Participant eligible to make the election to waive the Automatic Qualified Joint and Survivor Annuity of Subsection (a) shall be eligible to elect to receive his benefits as provided in Section 9.3. The election shall be in writing and may be revoked at any time during the Joint and Survivor Election Period. New elections and revocations may be made any number of times during the Joint and Survivor

Election Period after a previous election or revocation. For purposes of this paragraph, the term "Joint and Survivor Election Period" shall mean the 90 day period ending on the Distribution Date.

(c) **Consent of Spouse:** Notwithstanding any other provision of this Article, any election by a Participant or Former Participant to waive the Automatic Qualified Joint and Survivor Annuity pursuant to Subsection (b) shall not be given effect unless:

(1) (A) The spouse of the Participant consents in writing to such election;

(B) The spouse acknowledges the form of benefit payment elected by the Participant and, if applicable, the Beneficiary designated by the Participant, or the spouse relinquishes the right to specify the form of benefit payment and name the Beneficiary; and the spouse's consent acknowledges the effect of such election and is witnessed by the Plan Administrator (or representative thereof) or a Notary Public; or

(2) It is established to the satisfaction of the Plan Administrator that the consent required under (1) above may not be obtained because there is no spouse, because the spouse cannot be located, or because of such other circumstances as the Secretary of the Treasury may by Regulation prescribe; or

(3) The lump sum benefit otherwise payable to the Participant is less than $3,500 (effective for Plan Years commencing after August 5, 1997, $5,000) and a lump sum payment will be made pursuant to Section 9.3.

A waiver of the Automatic Qualified Joint and Survivor Annuity made pursuant to Subsection (b) shall be automatically revoked upon the marriage of the Participant, prior to his Distribution Date, to a person who has not consented to the waiver pursuant to Subsection (1) above or from whom consent was not required by reason of Subsection (2) above; or upon a change in the form of benefit payment or in the Beneficiary designated by the Participant pursuant to Subsection (1)(B) above, unless the spouse has relinquished the right to specify the form of benefit payment and to name the Beneficiary.

If the requirements of the preceding paragraphs are not satisfied, the Participant shall receive his Annuity Eligible Accrued Benefit in the form of the Automatic Qualified Joint and Survivor Annuity.

9.7 Availability of Optional Forms of Benefit: To the extent not already provided under the terms of this Plan, and notwithstanding any other provisions to the contrary, this Plan guarantees to each Participant whose Account includes Transferred Benefits the right to receive all Transferred Benefits in

any optional form of benefit (including time, manner and method of distribution) protected under Code §411(d)(6). The extent and nature of the optional forms of benefits so protected shall be determined by reference to the Prior Employer Plan(s).

ARTICLE X
<u>DEATH BENEFITS</u>

10.1 Death Benefits Payable: If a Participant who has not received a distribution of his entire Vested Interest dies, whether before or after his Distribution Date, the death benefit payable to the Beneficiary, Contingent Beneficiary or estate (as the case may be) of the Participant shall be all amounts credited (or to be credited) to his Accounts then held by the Trustee for the Participant's benefit, without regard to the Participant's Vested Percentage and which have yet to be distributed. If an Inactive or Former Participant who has not received a distribution of his entire Vested Interest dies, whether before or after his Distribution Date, the death benefit payable to the Beneficiary, Contingent Beneficiary or estate (as the case may be) of the Inactive or Former Participant shall only be the remaining Vested Interest in the Accounts then held by the Trustee for the Inactive or Former Participant's benefit.

10.2 Designation of Beneficiary: Each Participant shall be given the opportunity to designate a Beneficiary and Contingent Beneficiary and from time to time the Participant may file with the Plan Administrator a new or revised designation, provided that his spouse shall be his Beneficiary unless his spouse has consented in writing to the designation of a Beneficiary other than his spouse or it is established to the satisfaction of the Plan Administrator that the consent of the spouse may not be obtained because there is no spouse, the spouse cannot be located or because of such other circumstances as may be set forth in Regulations issued pursuant to Code §417(a)(2)(B). The change in marital status of a Participant from married to unmarried or vice versa shall void any outstanding beneficiary designation and require the completion and execution of a new beneficiary designation. Each Participant may also designate any form of payment available under Section 9.3 to the Beneficiary or Contingent Beneficiary. Beneficiary designations shall be completed in the manner approved by the Plan Administrator or set forth in writing on a form provided by the Plan Administrator.

If upon the Participant's death his designated Beneficiary does not survive him, the Contingent Beneficiary shall become the Beneficiary and any death benefits shall be paid to him or her. If a deceased Participant is not survived by a designated Beneficiary or Contingent Beneficiary, or if no Beneficiary was designated, the benefits shall be paid to the Participant's surviving spouse or if there is no surviving spouse, then to the executor or administrator of the Participant's estate. For purposes of determining the right of a Beneficiary, Contingent Beneficiary or surviving spouse to receive a benefit on account of the death of a Participant, he or she shall not be deemed to have survived the Participant unless he or she shall survive the Participant by at least 30 days.

If the Beneficiary, Contingent Beneficiary or surviving spouse survives the Participant and is entitled to receive benefits under this Section 10.2, but dies prior to receiving the entire death benefit payable to him or her, the remaining portion of the death benefit shall be paid to the person's named beneficiary or, if none, to the person's estate subject to the right of commutation.

10.3 Death Benefit Payment Procedure: Upon receipt of a claim for benefits, the Participant's death benefit shall be paid by the Trustee to the Beneficiary designated by the Participant pursuant to Section 10.2. Subject to the provisions of Section 10.5 and Article XXII, the Beneficiary of a Participant shall receive any death benefits payable hereunder in a lump sum.

If the lump sum benefit otherwise payable to the Beneficiary is not more than $3,500, or for Plan Years commencing after August 5, 1997, $5,000, and payment of benefits to the deceased Participant has not previously commenced, the benefit shall be paid as a single lump sum payment. Payment of any death benefits under this paragraph shall commence, unless otherwise designated by the Participant or elected by the Beneficiary, as soon as Administratively Feasible following the Participant's date of death and the end of the calendar month in which the Plan Administrator receives a claim for benefits. However, if the amount of the benefit required to be paid on the date determined above cannot be ascertained by that date, or if it is not possible to make the payment on that date because the Plan Administrator has been unable to ascertain or locate the Beneficiary after making reasonable efforts to do so, a payment retroactive to that date may be made as soon as Administratively Feasible after the earliest date on which the Beneficiary or amount of the payment can be ascertained or the date the Beneficiary is located, whichever is applicable.

10.4 Required Distributions Upon Death: Effective January 1, 2003, and for all Plan Years thereafter, notwithstanding any other provisions of this Plan, payment of death benefits shall be subject to the following rules:

(a) Death of Participant Before Distributions Begin. If the Participant dies before distributions begin, the Participant's entire Vested Accrued Benefit will be distributed, or begin to be distributed no later than as follows:

(1) If the Participant's surviving spouse is the Participant's sole Designated Beneficiary, then unless otherwise provided herein, distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70½, if later.

(2) If the Participant's surviving spouse is not the Participant's sole Designated Beneficiary, then except as otherwise provided herein, distributions to the Designated Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

(3) If there is no Designated Beneficiary as of September 30 of the year following the year of the Participant's death, the Participant's entire Vested Accrued Benefit will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

(4) If the Participant's surviving spouse is the Participant's sole Designated Beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, this Section 10.4(a), other than subsection (a)(1), will apply as if the surviving spouse were the Participant.

For purposes of this Section 10.4(a) and Sections 10.4(e) and (f), unless Section 10.4(a)(4) applies, distributions are considered to begin on the participant's Required Beginning Date. If Section 10.4(a)(4) applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under Section 10.4(a)(1).

(b) Forms of Distribution. Unless the participant's interest has been distributed in the form of a single sum on or before the Required Beginning Date, as of the first Distribution Calendar Year distributions will be made in accordance with Sections 10.4(e) and (f).

(c) Beneficiaries' Election of Five Year Rule. Beneficiaries may elect on an individual basis whether the five year rule or the Life Expectancy rule in Sections 10.4(a) and (f) applies to distributions after the death of a Participant who has a Designated Beneficiary. The election must be made no later than the earlier of September 30 of the calendar year in which distribution would be required to begin under Section 10.4(a) or by September 30 of the calendar year which contains the fifth anniversary of the Participant's (or, if applicable, surviving spouse's) death. If neither the Participant nor Beneficiary makes an election under this subsection, distributions will be made in accordance with Sections 10.4(a) and (f).

(d) Transition Rule for Designated Beneficiary Receiving Distributions Under Five Year Rule to Elect Life Expectancy Distributions. A Designated Beneficiary who is receiving payments under the five year rule may make a new election to receive payments under the Life Expectancy rule until December 31, 2003, provided that all amounts that would have been required to be distributed under the Life Expectancy rule for all Distribution Calendar Years before 2004 are distributed by the earlier of December 31, 2003, or the end of the five year period.

(e) Death On or After Date Distributions Begin.

(1) Participant Survived by Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant's death is the quotient obtained by dividing the Participant's Account Balance by the longer of the remaining Life Expectancy of the Participant or the remaining Life Expectancy of the Participant's Designated Beneficiary, determined as follows:

(A) The Participant's remaining Life Expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(B) If the Participant's surviving spouse is the Participant's sole Designated Beneficiary, the remaining Life Expectancy of the surviving spouse is calculated for each Distribution Calendar Year after the year of the Participant's death using the surviving spouse's age as of the spouse's birthday in that year. For Distribution Calendar Years after the year of the surviving spouse's death, the remaining Life Expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse's birthday in the calendar year of the spouse's death, reduced by one for each subsequent calendar year.

(C) If the Participant's surviving spouse is not the Participant's sole Designated Beneficiary, the Designated Beneficiary's remaining Life Expectancy is calculated using the age of the Beneficiary in the year following the year of the Participant's death, reduced by one for each subsequent year.

(2) No Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is no Designated Beneficiary as of September 30 of the year after the year of the Participant's death, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant's death is the quotient obtained by dividing the Participant's Account Balance by the Participant's remaining Life Expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(f) Death Before Date Distributions Begin.

(1) Participant Survived by Designated Beneficiary. If the Participant dies before the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant's death is the quotient obtained by dividing the Participant's Account Balance by the remaining Life Expectancy of the Participant's Designated Beneficiary, determined as provided in Section 10.4(e).

(2) No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no Designated Beneficiary as of September 30 of the year following the year of the Participant's death, distribution of the Participant's entire interest will be completed by

December 31 of the calendar year containing the fifth anniversary of the Participant's death.

(3) Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin. If the Participant dies before the date distributions begin, the Participant's surviving spouse is the Participant's sole Designated Beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under Section 10.4(a)(1), this Section 10.4(f) will apply as if the surviving spouse were the Participant.

(g) Rollover of Death Benefit for Non-spouse Beneficiary after December 31, 2007

(1) If the Participant dies before his or her required beginning date, the required minimum distribution for purposes of determining the amount eligible for rollover with respect to a non-spouse beneficiary shall be determined under the 5-year rule described in Code §401(a)(9)(B)(ii). Under this rule, no amount shall be a required minimum distribution for the year in which the Participant dies. The rule in Q&A-7(b) of Reg. §1.402(c)-2 (relating to distributions before an employee has attained age 70½) shall not apply to a non-spouse beneficiary.

(2) Under the 5-year rule as adopted by the Plan, no amount is required to be distributed to a non-spouse beneficiary until the fifth calendar year following the year of the Participant's death. In that year, if no prior distribution has been made, the entire amount to which the beneficiary is entitled under the Plan must be distributed.

(3) If the non-spouse beneficiary so elects, the Plan shall permit the non-spouse beneficiary to directly roll over the beneficiary's entire benefit until the end of the fourth calendar year following the year of death. On or after January 1 of the fifth year following the calendar year in which the Participant died, no amount payable to the non-spouse beneficiary under the Plan shall be eligible for rollover.

(4) If a Participant dies on or after his or her required beginning date, within the meaning of Code §401(a)(9)(C), then for the year of the Participant's death, the required minimum distribution not eligible for rollover shall be the same as the amount that would have applied if the Participant were still alive and had elected the direct rollover. The amount not eligible for rollover shall include all undistributed required minimum distributions for the year in which the direct rollover occurs and any prior year, including years before the Participant's death.

(h) Temporary Suspension of Beneficiary Distributions. A Beneficiary receiving distributions from the Plan under an election made pursuant to subsection (c) shall not receive the distribution amount (or any portion thereof) that would otherwise be attributable to the 2009 Distribution Calendar Year, unless the Beneficiary specifically requests that the Plan Administrator make the distribution. The Beneficiary's election to receive the distribution shall be made by notifying the Plan in writing (or by other acceptable electronic means) at any time prior to the latest possible date that the distribution would otherwise be made. The five-year period for payout of the Accrued Benefit to the Beneficiary shall be extended an additional year to take into account the suspension of all distributions (or portions thereof) attributable to the 2009 Distribution Calendar Year.

10.5 Qualified Pre-retirement Survivor Annuity and Related Matters: This Section shall apply only to a Participant with respect to whom this Plan holds Transferred Benefits which were directly or indirectly transferred from a defined benefit pension plan, money purchase pension plan, or other qualified plan to which Code Section 401(a)(11)(B)(iii) applies with respect to the Participant. Furthermore, this Section shall only apply to the amount in the Participant's Prior Employer Plan Account, which is attributable to such transfer (the "Annuity Eligible Accrued Benefit").

If a Participant who has an Annuity Eligible Accrued Benefit dies prior to his Distribution Date and is survived by a spouse, a Qualified Pre-retirement Survivor Annuity (based only on the benefits subject to this Section) shall be paid to the surviving spouse in accordance with, and except as otherwise provided by the provisions of this Section 10.5. A Qualified Pre-retirement Survivor Annuity is an immediate annuity payable to the spouse for the life of the spouse in monthly amounts equal to the monthly amount that can be purchased from an insurer with 50% of the Annuity Eligible Accrued Benefit of the Participant as of the date of his death.

(a) A Participant may elect to waive the Qualified Pre-retirement Survivor Annuity provided under this Section during the election period described in Subsection (d). The waiver may be revoked by the Participant during the election period by filing with the Plan Administrator on a form approved by the Plan Administrator an executed revocation of such waiver. Following revocation a Participant may again waive the Qualified Pre-retirement Survivor Annuity and subsequently revoke the waiver any number of times during the election period.

(b) A waiver pursuant to Subsection (a) shall not be effective unless:

(1) (A) The spouse, to whom the Participant is married at the time such waiver is executed, consents in writing to such waiver;

(B) The spouse acknowledges the form of the death benefit payable in lieu of the Qualified Pre-retirement Survivor Annuity and the Beneficiary designated by the Participant, or the spouse

relinquishes the right to specify the form of the death benefit and name the Beneficiary; and

(C) The consent acknowledges the effect of the waiver and is witnessed by the Plan Administrator (or representative thereof) or a Notary Public; or

(2) It is established to the satisfaction of the Plan Administrator that the consent of the spouse required by this Section may not be obtained because there is no spouse, the spouse cannot be located or because of such other circumstances as may be set forth in Regulations issued pursuant to Section 417(a)(2)(B) of the Code; and

(3) The waiver is made on a form approved by the Plan Administrator and executed by the Participant and, if required, the spouse of the Participant.

(c) A waiver made pursuant to Subsection (a) shall be automatically revoked:

(1) Upon the marriage of the Participant to a person who has not consented to the waiver pursuant to Subsection (b)(1) or from whom consent was not required by reason of Subsection (b)(2); or

(2) Upon a change in the form of the death benefit or in the Beneficiary designated by the Participant, unless the spouse has relinquished the right to specify the form of the death benefit and to name the Beneficiary.

(d) The election period shall begin on the first day of the Plan Year in which the Participant attains age 35 and shall end on the date such Participant dies. Notwithstanding the foregoing, in the case of a Participant who incurs a Termination of Employment before the Participant attains age 35, the election period shall begin on the date of Termination of Employment and shall end on the date the Participant dies.

(e) Notwithstanding anything in this Section to the contrary, an election to waive the Qualified Pre-retirement Survivor Annuity made by a Participant before the first day of the Plan Year in which he attains age 35 shall only be effective until the first day of the Plan Year in which he attains age 35, at which time such election shall be automatically revoked.

(f) The Plan Administrator shall provide to each Participant within the period beginning on the first day of the Plan Year in which the Participant attains age 32, but not earlier than the first day of the one-year period ending on the date he becomes a Participant, and ending on the last day of the Plan Year preceding

the Plan Year in which the Participant attains age 35, but not earlier than the last day of the one-year period beginning on the date he becomes a Participant, a written explanation of the Qualified Pre-retirement Survivor Annuity containing the following:

(1) The terms and conditions of the Qualified Pre-retirement Survivor Annuity;

(2) The Participant's right to make, and the effect of, an election to waive the Qualified Pre-retirement Survivor Annuity;

(3) The rights of the Participant's spouse under Subsection (b)(1); and

(4) The right of the Participant to make, and the effect of, a revocation of an election pursuant to Subsection (a).

The Plan Administrator shall also provide an explanation to each Participant who incurs a severance from employment prior to receiving the explanation no later than the earlier of the end of the one-year period beginning on the date of his severance from employment or the end of the period described above.

(g) Notwithstanding anything herein to the contrary, a surviving spouse entitled to a benefit under this Section, may elect to receive payment of the Qualified Pre-retirement Survivor Annuity in a lump sum or any other form of payment permitted under Section 10.4. Upon request, the Plan Administrator shall furnish the spouse with an explanation of the Qualified Pre-retirement Survivor Annuity and with information concerning the financial effect of receiving benefits in any form selected. An election under this Subsection must be filed with the Plan Administrator before benefit payments commence, unless the Plan Administrator determines otherwise.

(h) Notwithstanding anything herein to the contrary, a surviving spouse may delay the commencement of benefit payments pursuant hereto, provided such delay satisfies the requirement of Article IX by deeming the surviving spouse to be the Participant.

(i) If the lump sum amount of the Qualified Pre-retirement Survivor Annuity otherwise payable to the surviving spouse is less than $5,000, such benefit shall be paid as a single lump sum payment.

10.6 Availability of Optional Forms of Benefits: To the extent not already provided under the terms of this Plan, and notwithstanding any other provisions to the contrary, this Plan guarantees to the Beneficiaries of each Participant whose Account includes Transferred Benefits the right to receive all Transferred Benefits in any optional form of benefit (including time, manner and method of distribution)

protected under Code §411(d)(6). The extent and nature of the optional forms of benefits so protected shall be determined by reference to the Prior Employer Plan(s).

ARTICLE XI
BENEFITS UPON OTHER TERMINATION OF EMPLOYMENT

11.1 Vested Amounts: Upon attainment of his Normal Retirement Age a Participant shall be 100% vested in his Accrued Benefit. Prior to his Normal Retirement Age a Participant shall have a Vested Interest in his Accrued Benefit equal to the sum of the following:

(a) One hundred percent (100%) of the balances in his Participant Elective Deferral Account, Roth Elective Deferral Account and Participant Rollover Account, if any, as adjusted for any contributions or distributions since the preceding Valuation Date; and

(b) His vested percentage of the balance in the Employer Matching Contribution Account and Employer Profit-Sharing Contribution Account, as adjusted for any contributions or distributions since the preceding Valuation Date, according to the Participant's Years of Vesting Service, and consistent with the following schedule:

Years of Vesting Service	Percent of Vested Accrued Benefit
Fewer than three years	none
At least three years	20%
At least four years	40%
At least five years	60%
At least six years	80%
At least seven years or more	100%

Effective for all benefits accrued under the Plan in Plan Years commencing on or after January 1, 2007, which are not otherwise 100% vested under (a) above, the following vesting schedule shall apply:

Years of Vesting Service	Percent of Vested Accrued Benefit
Fewer than two years	none
At least two years	20%
At least three years	40%
At least four years	60%
At least five years	80%
At least six years or more	100%

The foregoing vesting schedule shall apply to Employer Matching Contributions made to the Plan from and after January 1, 2004.

(c) Effective January 1, 2008, Employer Safe Harbor Matching Contributions shall be one hundred percent non-forfeitable at all times.

The percentage of his Accrued Benefit attributable to the Participant's Employer Matching and Profit Sharing Contribution Accounts in which he is not vested shall be forfeited by him as provided in Section 11.6.

11.2 Distribution of Vested Interest: Subject to the provisions of Section 9.6 and Article XXII, a Participant who incurs a Termination of Employment for any reason other than retirement or death shall receive a single lump sum payment equal to the Participant's Vested Interest as of the date payment is made. Payment shall be made by the Trustee in cash only.

If a Participant fails to elect a time of payment or elects a deferred payment, then payment of the Participant's Accrued Benefit shall be deferred (if deferral is elected) to the subsequent date elected by the Participant, which may be no later than the latest date permitted under Section 9.5, or (if no election is made) to the earliest date permitted under Section 9.4, as though the Participant had then retired. Distribution shall be in accordance with the provisions of Section 9.3. However, if the lump sum amount that would be payable to a Participant is not more than $3,500 (effective for Plan Years commencing after August 5, 1997, $5,000) and the amount in the Participant's Account has never exceeded that amount at the time of any prior distribution, then the benefit shall be paid as a single lump sum payment, subject to the limitations of this Section 11.2, as though the Participant had elected immediate distribution, without regard to any Participant consent requirement or the requirements of Section 9.6.

With respect to any distribution first commencing after March 22, 1999, if the lump sum amount that would be payable to a disabled or retired Participant is not more than $5,000, without regard to whether the amount in the Participant's Account has ever exceeded that amount at the time of any prior distribution, the benefit shall be paid as a single lump sum payment in cash as soon as Administratively Feasible following the end of the calendar quarter in which his Termination of Employment occurs without regard to any Participant consent requirement or the requirements of Section 9.6. However, if the Participant is receiving benefit payments pursuant to an election under paragraph (b) above, then no single lump sum payment of the balance of his Vested Accrued Benefit shall be made to a Participant after his Distribution Date unless the Participant consents in writing to the payment. Effective for distributions after August 31, 2000, once the Vested Accrued Benefit in the Participant's Account is reduced to $5,000 or less, the balance shall be immediately distributed to him or her in a lump sum without any further consent or direction from the Participant, even if such lump sum payment occurs after the Participant's Distribution Date.

If the Participant elects immediate distribution following Termination of Employment, payment shall commence as soon as Administratively Feasible after the later of the calendar month in which the Participant makes the distribution request (by filing a claim for benefits) or terminates employment. In no event shall the Plan Administrator defer commencement of distribution to complete administration of the Participant's distribution request longer than 150 days after the end of the calendar quarter following the Distribution Date designated by the Participant. If an Inactive or Former Participant dies or incurs a Disability before his Normal Retirement Date, the Plan Administrator, upon notice of the death or Disability, shall direct the Trustee to make payment of the Participant's Vested Interest to him (or to his

Beneficiary if the Participant is deceased) in accordance with the provisions of Article X in the case of death, or Section 9.2 in the case of Disability.

Notwithstanding the above, if a terminated Participant is re-employed by the Employer prior to distribution of his Vested Interest, such distribution shall not be made until his employment is again terminated or until the occurrence of another event permitting distribution under the terms of the Plan.

For all distributions commencing on or after March 28, 2005, the $5,000 threshold amount in this Section shall be reduced to $1,000.

11.3 Eligible Rollover Distributions: Notwithstanding any provision of this Plan to the contrary with respect to distributions made on or after January 1, 1993, a Distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover. For purposes of this Section 11.3, the following definitions shall apply:

(a) **"Eligible Rollover Distribution"** shall mean any distribution of all or any portion of the balance to the credit in the Account of the Distributee, except that an Eligible Rollover Distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Code §401(a)(9), and the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities). Effective January 1, 2000, an Eligible Rollover Distribution shall not include any hardship withdrawal as defined in Code §401(k)(2)(B)(i)(IV) which is attributable to the Participant's Elective Deferrals as defined under Reg. §1.401(k)-1(d)(2)(ii).

Effective for distributions made after December 31, 2001, any amount that is distributed on account of hardship (without regard to whether the hardship withdrawal is attributable to Elective Deferrals) shall not be an eligible rollover distribution and the Distributee may not elect to have any portion of such a distribution paid directly to an eligible retirement plan.

Effective for distributions first commencing on or after January 1, 2008, an "Eligible Rollover Distribution" does not include the portion of the distribution that is payable on behalf of a non-spouse beneficiary and that is a required distribution under Code §401(a)(9) because the distribution first commences after the close of the calendar year in which the death of the Participant occurs, nor does it include any portion of the distribution to a non-spouse beneficiary who has elected the five year rule under Section 10.4(c) and the distribution does

not commence prior to the close of the fourth calendar year following the calendar year in which the Participant's death occurred.

(b) **"Eligible Retirement Plan"** shall mean an individual retirement account described in Code §408(a), an individual retirement annuity described in Code §408(b) (jointly or separately, an "IRA"), an annuity plan described in Code §403(a), or a qualified trust described in Code §401(a), that accepts the Distributee's Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to the surviving spouse, an Eligible Retirement Plan is an IRA.

Effective for distributions made after December 31, 2001, an eligible retirement plan shall also mean an annuity contract described in Code §403(b) and an eligible plan under Code §457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan. The definition of eligible retirement plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relation order, as defined in Code §414(p).

For distributions made after December 31, 2007, an Eligible Retirement Plan shall also mean a Roth IRA described in Code Section 4089A(b).

Effective for distributions first commencing on or after January 1, 2008, on behalf of a non-spouse beneficiary, an "Eligible Retirement Plan" shall only include an IRA established on behalf of the non-spouse beneficiary that will be treated as an inherited IRA pursuant to Code §402(c)(11) and that satisfies the requirements of Notice 2007-7, Q&A-13.

(c) **"Distributee"** shall mean an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code §414(p), are Distributees with regard to the interest of the spouse or former spouse.

Effective for distributions first commencing on or after January 1, 2008, a "Distributee" shall also include any non-spouse beneficiary who is a designated beneficiary under the provisions of Section 10.2.

(d) **"Direct Rollover"** shall mean a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

11.4 Breaks in Service and Vesting: If a Participant has a One Year Break in Service, the Participant's Years of Vesting Service before the One Year Break in Service shall not be included in computing Years of Vesting Service until the Participant shall have completed one Year of Vesting Service after the One Year Break in Service. If an Employee terminated employment prior to becoming a Participant and incurred a One Year Break in Service, or if a Participant did not have any Vested Interest derived from Employer contributions prior to a One Year Break in Service, Years of Vesting Service before a One Year Break in Service shall not be included in Years of Vesting Service calculated after the Participant's One Year Break in Service if the number of consecutive One Year Breaks in Service equals or exceeds the greater of five or the aggregate number of such Years of Vesting Service before the One Year Break in Service.

Solely for the purpose of determining the vested percentage of a Participant's Accrued Benefit derived from Employer contributions which accrued prior to a five consecutive one-year Break in Service period, the Plan shall disregard any Year of Service subsequent to such five consecutive one-year Breaks in Service period.

If a Participant has a One Year Break in Service, and the break does not arise on account of Termination of Employment, the Participant shall not be credited with a Year of Vesting Service for that Plan Year. However, no amounts in the Participant's Accounts shall be forfeited.

11.5 No Increase in Pre-break Vesting: For purposes of Section 11.1, Years of Vesting Service after a Termination of Employment that resulted in five consecutive One Year Breaks in Service shall not increase the vested percentage of a Participant's Account that was earned before such five consecutive One Year Breaks in Service.

11.6 Occurrence and Disposition of Forfeitures:

(a) Forfeiture of the Participant's non-vested interest in his or her Employer Matching and Profit Sharing Contribution Account shall occur:

(1) In the case of a Participant who receives a lump sum distribution of his or her Vested Interest on account of Termination of Employment, on the day the Participant receives the distribution.

(2) In the case of a Participant who has a Vested Interest derived from Employer Contributions (which for this purpose shall include Elective Deferral Contributions) and does not receive a total distribution of such Vested Interest, on the last day of the Plan Year in which the Participant incurs five consecutive One Year Breaks in Service.

(3) In the case of a Participant who has no Vested Interest derived from Employer Contributions (which for this purpose shall include Elective Deferral Contributions), regardless of the sub-Account to which the

Employer Contributions have been allocated, on the day the Participant incurs the Termination of Employment.

Non-vested interests of terminated Participants shall be held by the Trustee in the respective Accounts of the Participant until the date determined above and shall then be forfeited by the Participant and used or allocated in accordance with this Section.

(b) Amounts forfeited by terminated Participants from their Employer Matching Contribution Accounts shall be used to reduce the Employer's contribution otherwise required pursuant to Section 5.6 and shall be allocated in the same manner as Employer Matching Contributions in accordance with Section 6.2(c).

(c) Participants from their Employer Profit-Sharing Contribution Accounts Amounts forfeited by terminated, if not used first to restore Accounts under Sections 11.9 or 23.11, shall be used at the Employer's election:

(1) to offset costs and expenses of Plan administration (to the extent and in the manner permitted under Section 14.4),

(2) as an Employer Profit-Sharing Contribution for the Plan Year and allocated in accordance with Section 6.2(c),

(3) to reduce the amount of the Employer’s Matching Contribution for the Plan year, or

(4) any combination of the foregoing.

(d) To the extent possible, the Plan Administrator must forfeit from a Participant’s General Investments Account before making a forfeiture from his or her Employer Securities Account.

11.7 Distribution to Participants Who Are Less Than 100% Vested: In the event a Participant who is less than 100% vested hereunder incurs a Termination of Employment and returns to the employ of the Employer before a forfeiture of his non-vested interest shall have occurred, and prior to his re-employment was paid a portion of his Vested Interest, a separate account for the Participant’s remaining interest in the Plan as of the time of the distribution shall be maintained. At any relevant time, the Participant’s vested portion of the separate account shall be an amount “X” determined by the following formula:

$$X = P (AB+(RxD)) - (RxD)$$

For purposes of applying the formula:

P is the vested percentage at the relevant time;

AB is the account balance at the relevant time;

D is the amount of the distribution;

R is the ratio of the account balance at the relevant time to the account balance after distribution.

In the event a Participant who is less than 100% vested hereunder incurs a Termination of Employment and returns to the employ of the Employer after a forfeiture of his non-vested interest but prior to incurring five consecutive One Year Breaks in Service, and prior to his re-employment was paid his Vested Interest, the non-vested portion of his Accrued Benefit which was forfeited by the Participant shall be disregarded in computing his Accrued Benefit after re-entry into the Plan, unless the Participant repays, pursuant to Section 11.8, the amounts distributed from his Account from which an amount was forfeited. If a Participant does repay the distribution, the balance in such Account shall be restored as provided in Section 11.9.

In the event a Participant who had no Vested Interest in his Employer Regular Contribution Account separated from service and returns to the employ of the Employer after a forfeiture of his non-vested interest but prior to incurring five consecutive One Year Breaks in Service, any non-vested amounts forfeited by the Participant shall be restored, as provided in Section 11.9, to the Account from which an amount was forfeited.

11.8 Repayment of Distribution: In the event a Participant who is less than 100% vested hereunder incurs a Termination of Employment and returns to the employ of the Employer before a forfeiture of his non-vested interest shall have occurred, and prior to his re-employment was paid a portion of his Vested Interest, a separate account for the Participant's remaining interest in the Plan as of the time of the distribution shall be maintained. At any relevant time, the Participant's vested portion of the separate account shall be an amount "X" determined by the following formula:

(a) The date on which the Participant incurs five consecutive One Year Breaks in Service after the date of distribution.

(b) The end of the five-year period beginning with the date the Participant is re-employed by the Employer.

Any repayment shall not be included in applying the limitations of Article V or Article VIII hereunder.

11.9 Restoration of Accounts: Any amount repaid pursuant to Section 11.8 shall be credited to the Participant's Accounts for which it is repaid, with credit to be made as of the date of repayment.

The Account shall also be credited with the amount previously forfeited from the Account, with credit to be made as of the last day of the Plan Year in which repayment is made.

In the case of a Participant to whom the third paragraph of Section 11.7 applies, the Participant's Accounts from which amounts were previously forfeited shall be credited with the amount so forfeited, with credit to be made as of the last day of the Plan Year in which the Participant resumes participation in the Plan.

Any previously forfeited amounts which are credited to Participants' Accounts pursuant to this Section shall be derived from the following sources in the following order of priority:

(a) First, the amount, if any, to be credited to such types of Accounts for the Plan Year pursuant to Section 11.6;

(b) Second, Employer contributions for the Plan Year, if any, which are not required to be credited to such types of Accounts for other Participants; and

(c) Third, an additional Employer contribution for the Plan Year, regardless of whether the Employer has any Net Profits for the year.

If for any Plan Year, the Accounts of more than one Participant are required to be restored, then restorations shall be derived from the above sources in the same proportion that the amount to be restored to each Participant bears to the total amount to be restored to all such Participants for the Plan Year. Any such amounts credited to a Participant's Accounts shall not be included in applying the limitations of Article V or Article VIII hereunder.

11.10 Amendments to the Vesting Schedule: No amendment to the vesting schedule or provisions of Section 11.1, or to this Plan which directly or indirectly affects the computation of a Participant's Accrued Benefit, shall deprive a Participant of a vested right to the benefits accrued to the effective date of the amendment. Furthermore, if the vesting schedule or provisions of Section 11.1 are amended, each Participant with at least three (3) Years of Vesting Service (determined as of the later of the date the amendment is adopted or the date the amendment is effective) may elect to have his vesting percentage computed under the Plan without regard to the amendment. The period during which the election may be made shall commence with the date the amendment is adopted and shall end on the latest of:

(a) Sixty days after the amendment is adopted;

(b) Sixty days after the amendment becomes effective; or

(c) Sixty days after the Participant is issued written notice of the amendment by the Employer or Plan Administrator.

In the absence of any written notice under (c) above, any Participant who has at least three Years of Vesting Service (as determined above) shall at all times receive a Vested Interest under whichever vesting schedule provides the greatest Vested Interest.

ARTICLE XII
FIDUCIARY DUTIES

12.1 General Fiduciary Duty: A Fiduciary, whether or not a Named Fiduciary, shall discharge his duties solely in the interest of the Participants and their Beneficiaries hereunder. All assets of this Plan shall be devoted to the exclusive purpose of providing benefits to Participants and their Beneficiaries and defraying the reasonable expenses of administering the Plan. Each Fiduciary, whether or not a Named Fiduciary, shall discharge his duties with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims. Each Fiduciary shall also discharge his duties in a manner consistent with the documents and instruments governing the Plan to the extent such documents and instruments are consistent with law. No Fiduciary, whether or not a Named Fiduciary, shall engage in any of the prohibited transactions with disqualified persons or parties-in-interest as those terms and transactions are defined by the Code and ERISA, as passed and as it may be amended, and regulations thereunder.

12.2 Allocation of Responsibilities: Each Named Fiduciary shall have only those duties and responsibilities expressly allocated under the terms of this Plan. No other duties or responsibilities shall be implied.

12.3 Delegation of Responsibilities: Each Named Fiduciary may delegate the fiduciary responsibilities other than Trustee responsibilities allocated to such Fiduciary under this Plan to any person other than a Named Fiduciary. If any duties or responsibilities are delegated under this section, the person to whom the duties or responsibilities are delegated shall acknowledge the fact in writing and shall specify in writing the duties and responsibilities so delegated. All other duties and responsibilities shall be deemed not to have been delegated.

12.4 Liability for Allocation or Delegation of Responsibilities: A Named Fiduciary shall not be liable for the acts or omissions of a person to whom responsibilities or duties are allocated or delegated in accordance with Section 12.2 or Section 12.3 except to the extent such Named Fiduciary breaches his obligation under Section 12.1:

(a) with respect to the allocation or delegation;

(b) with respect to establishing or implementing a procedure for allocation or delegation; or

(c) by continuing the allocation or delegation.

Nothing in this section shall relieve a Fiduciary from liability incurred under Section 12.5.

12.5 Liability for Co-Fiduciaries: In addition to the liability a Fiduciary may incur for the breach of his duty under Section 12.1 or 12.4, a Fiduciary shall be liable for a breach of Fiduciary duty committed by another Fiduciary in the following circumstances:

(a) If he participates knowingly in, or knowingly undertakes to conceal, an act or omission of such other Fiduciary knowing such act or omission is a breach;

(b) If, by his failure to comply with Section 12.1 he has enabled such other Fiduciary to commit a breach;

(c) If he has knowledge of a breach by such other Fiduciary, unless he makes reasonable efforts under the circumstances to remedy the breach.

12.6 Same Person May Serve in More than One Capacity: Nothing herein shall prevent any person from serving in more than one Fiduciary capacity.

12.7 Indemnification: The Employer shall hold harmless and indemnify to the fullest extent permitted by ERISA each non-Trustee Fiduciary of the Plan with respect to the consequences of all actions or failures to act of the Fiduciary while carrying out his or her responsibilities under the Plan. The Employer shall further hold harmless and indemnify each Fiduciary who is subjected to any claim or action or who is made a party in any threatened, pending or completed proceeding, including, without limitation, any proceeding brought by or in the name of the Plan or by any participant thereof or by any governmental agency. The Employer's indemnification shall include any and all expenses (including attorney's and/or consultant's fees), costs, damages, judgments, fines, interest, penalties (including any which may be imposed under ERISA §502(l)) and/or amounts paid in settlement and that are actually and reasonably incurred by a Fiduciary in connection with the investigation, defense, settlement, preparation for trial, trial, or appeal of any proceeding, claim or action. Notwithstanding the foregoing, the Employer shall not be obligated to hold harmless or indemnify a Fiduciary of the Plan if indemnification is inconsistent with applicable law or if the act(s) or omission(s) of the Fiduciary to be indemnified are determined to have involved intentional misconduct, gross negligence or a knowing violation of ERISA or other applicable law by the Fiduciary.

To the extent a Fiduciary is a named insured under any policy of liability insurance maintained by the Plan or the Employer, the policy and the payment obligations of the insurance company under the policy shall be deemed primary and in lieu of the Employer's obligations under this Section 12.7, but only to the extent of the coverage provided in the policy. No insurer under any policy shall claim any right to reimbursement or refund from the Employer and no obligation of the Employer hereunder shall be deemed to inure to the benefit of any third party.

ARTICLE XIII
THE PLAN ADMINISTRATOR

13.1 Appointment of Plan Administrator: The Board of Directors of the Plan Sponsor shall appoint the Plan Administrator, which may be the Plan Sponsor. If the Plan Sponsor is appointed as Plan Administrator, the Plan Sponsor may appoint one or more Committees to carry out the duties of the Plan Administrator under this Plan. In that event all references in the Plan to the Plan Administrator shall be deemed to refer to the appointed Committee. The duties of the Committees shall be divided as the Plan Administrator deems appropriate and may be designated by separate instrument. The Committees shall act by majority vote except that they shall act by unanimous vote at any time when there are only two members comprising the Committee.

13.2 Acceptance by Plan Administrator: The Plan Administrator shall accept its appointment by joining with the Employer in the execution of this Agreement.

13.3 Signature of Plan Administrator: All persons dealing with the Plan Administrator may rely on any document executed by the Plan Administrator; or, in the event of appointment of a Committee or Committees, such persons may rely on any document executed by at least one member of the appropriate Committee as being the act of the Plan Administrator.

13.4 Appointment of an Investment Manager: The Plan Administrator may appoint or may designate a representative to appoint an Investment Manager or Managers to manage, acquire and dispose of any assets of the Plan. In the event responsibility for appointment of Investment Managers is delegated by the Plan Administrator to a named Committee, that delegation shall carry with it the authority of the Committee to act as a Named Fiduciary for purposes of ERISA in appointing an Investment Manager. The Investment Manager shall accept his appointment by written agreement executed by the Plan Administrator and Investment Manager. This written agreement shall specify the Plan assets for which the Investment Manager is responsible and such written instrument shall be kept with the other documents governing the operation of the Plan. The Trustee shall be entitled to rely on written instructions from the Investment Manager and shall be under no obligation to invest or otherwise manage any asset of the Plan subject to the management of the Investment Manager.

13.5 Duties of the Plan Administrator: The Plan Administrator shall be responsible for the general administration of the Plan including, but not limited to, the following:

(a) To prepare an annual report, summary plan description and modifications thereto, and summary annual report;

(b) To complete and file the various reports and tax forms with the appropriate government agencies as required by law;

(c) To distribute to Plan Participants and/or their Beneficiaries the summary plan description and reports sufficient to inform such Participants or Beneficiaries of their Accrued Benefit and their Vested Accrued Benefit as required by law;

(d) to determine annually, or more frequently if necessary, which Employees are eligible to participate in the Plan;

(e) To determine the benefits to which Participants and their Beneficiaries are entitled and to approve or deny claims for benefits;

(f) To provide Plan Participants with a written explanation of the effect of electing an optional form of benefit payment;

(g) To retain copies of all documents or instruments under which the Plan operates in its own office, the principal place of business of the Plan Sponsor and such other place as the Secretary of Labor or his delegate may by regulation prescribe; to make all such documents and instruments governing the operation of the Plan available for inspection by Plan Participants and/or their Beneficiaries; and to furnish copies of such documents or instruments to Plan Participants and/or their Beneficiaries on request, charging only the cost thereof as prescribed by regulation of the Secretary of Labor or his delegate;

(h) To interpret Plan provisions as needed and in this regard to have complete and total discretion in the interpretation of the Plan; and

(i) To act as the Plan's agent for the service of legal process, unless another agent is designated by the Plan Sponsor and to act on behalf of the Plan in all matters in which the Plan is or may be a party.

13.6 Claims Procedure: Claims for benefits under the Plan shall be presented to the Plan Administrator or its designated representative pursuant to procedures established and approved by the Plan Administrator, which may include electronic means. Notice of the disposition of a claim shall be furnished to the claimant no later than 90 days after the application is submitted. In the event the claim is denied, the reasons for the denial shall be specifically set forth in a notice in language calculated to be understood by the claimant. Pertinent provisions of the Plan shall be cited, and, where appropriate, an explanation as to how the claimant may perfect the claim shall be provided. In addition, the claimant shall be furnished with an explanation of the Plan's claim review procedure.

13.7 Claims Review Procedure: Any Employee, former Employee, or Beneficiary of either, whose benefit claim submitted pursuant to Section 13.6 has been denied (whether in full or in part) shall be entitled to request further consideration to his claim by filing an appeal with the Plan Administrator, which may be in the form of a request for reconsideration. The request, together with a written statement of the reasons why the claimant believes his appeal should be allowed, shall be filed with the Plan Administrator no later than 60 days after receipt of the written notification provided for in

Section 13.6. The Plan Administrator shall conduct the review of the appeal. The Plan Administrator, in its sole discretion, may order a hearing at which the claimant may be represented by an attorney or any other representative of his choosing and at which the claimant shall have an opportunity to submit written and oral evidence and arguments in support of his claim. During the appeal review period or at the hearing (upon five business days prior written notice to the Plan Administrator) the claimant or his representative shall have an opportunity to review all documents in the possession of the Plan which are pertinent to the claim at issue and its disallowance. A final decision on the claim shall be made by the Plan Administrator within 60 days of receipt of the appeal unless (i) because of special circumstances there has been an extension of 60 days which has been communicated in writing to the claimant, or (ii) a hearing is held, in which event the final decision shall be made within 120 days of receipt of the appeal. The communication containing the Plan Administrator's decision shall be in writing and shall be written in a manner calculated to be understood by the claimant. The communication shall include specific reasons for the Plan Administrator's decision and specific references to the pertinent Plan provisions on which the decision is based. The communication shall also inform the claimant of the limitation on any further action by the claimant set forth in Section 13.8.

13.8 Limitations of Actions on Claims: The delivery to the claimant of the final decision of the Plan Administrator with respect to a claim for benefits under Section 13.6 which has been reviewed and considered under the appeal procedures of Section 13.7 shall commence the period during which the claimant may bring legal action under ERISA for judicial review of the Plan Administrator's decision. No civil action with respect to the claim for benefits or the subject matter thereof may be commenced by the claimant, whether such action is pursued through litigation, arbitration or otherwise, prior to the completion of the claims and claims review process set forth in Sections 13.6 and 13.7, nor following the expiration of two years from the date of delivery of the final decision of the Plan Administrator to the claimant under Section 13.7.

13.9 Compensation and Expenses of Plan Administrator: The Plan Administrator may engage the services of any person, including counsel, whose services, in the opinion of the Plan Administrator, are necessary to assist it in carrying out its responsibilities under the Plan. The Employer may direct the Trustee to pay any expenses properly and actually incurred for such services from the Trust Fund, including such reasonable compensation for services provided by the Plan Administrator as shall have been agreed upon between them, or, alternatively, the Employer may pay such expenses or compensation directly; provided, however, that no individual acting as Plan Administrator shall receive any compensation if he already receives full-time pay from the Employer.

13.10 Removal or Resignation: The Plan Administrator may be removed by the Plan Sponsor upon 30 days written notice, and may resign upon 30 days written notice to the Plan Sponsor. Upon such removal or resignation, or the inability of the Plan Administrator for any other reason to act as Plan Administrator, the Plan Sponsor shall appoint a successor Plan Administrator. The successor Plan Administrator, upon written acceptance, shall have all the duties and responsibilities of a Plan Administrator herein. The former Plan Administrator shall deliver to the successor Plan Administrator all records and documents which it holds relating to the Plan upon removal or resignation.

13.11 Records of Plan Administrator: The Plan Sponsor shall have access, upon request, to all the records of the Plan Administrator that relate to the Plan.

13.12 Other Responsibilities: Nothing in this Article shall be construed to limit the responsibilities and duties allocated to the Plan Administrator in other Articles of this Plan.

ARTICLE XIV
THE TRUSTEE

14.1 Appointment of Trustee: The Board of Directors of the Plan Sponsor shall appoint the Trustee. Nothing in this Plan shall prevent the Plan Sponsor from appointing multiple Trustees or creating multiple Trust Funds, each with separate Trustees. If more than one person is appointed as Trustee of a single Trust Fund, they shall act by majority vote; provided, however, that they shall act by unanimous vote at any time when there are only two Trustees. In the event there is more than one Trustee, the reference to Trustee shall be deemed to refer to all the Trustees.

14.2 Acceptance by Trustee: The Trustee shall accept its appointment by executing a separate trust agreement in a form acceptable to the Trustee and Employer. The provisions of the separate Trust Agreement shall control over those in this Plan, to the extent such provisions define the duties of the Trustee with respect to the Plan and Trust Fund. Prior to December 31, 1992, the provisions of the Prior Plan concerning the Trustee and its duties shall apply.

14.3 Investment Committee: In the event of appointment of an Investment Committee by the Plan Administrator, then except to the extent responsibility for certain Plan assets has been allocated to an Investment Manager as provided in Section 13.4, the Investment Committee is authorized and empowered to direct investment of the Trust Fund, consistent with the terms of the separate Trust Agreement. The Investment Committee shall direct investment and reinvestment of the Trust Fund to keep the Trust Fund invested without distinction between principal and income and in such securities or property, real or personal, wherever situated, as the Committee shall deem advisable consistent with the investment policy of the Plan established under Article XVIII. The Committee shall give due regard to any limitations imposed by the Code or ERISA so that at all times this Plan may qualify as a qualified Plan and Trust.

14.4 Liability for Plan Expenses: The Plan specifically permits payment from the Plan's Trust Fund of Plan administration and operation expenses, as well as costs and expenses associated with specific assets in the Trust Fund, consistent with the principles and rules set forth in this Section.

(a) The Plan permits the allocation of certain administration expenses to an individual Participant's Account whenever an expense can be specifically determined and the Participant's Account identified which gives rise to the expense.

(b) Expenses not attributable to particular Participant Accounts but nevertheless payable from the Trust Fund may be allocated among all Participant Accounts pro rata, or by any other appropriate method.

(c) The Plan Sponsor shall determine in its sole discretion the extent to which Plan administration and operation expenses shall be paid from the Trust Fund or from individual Participant Accounts, provided that all such payments and charges

shall comply with ERISA and all regulations and other guidance issued by the Department of Labor.

(d) The Plan Sponsor shall be entitled to reimbursement from the Plan for payment of all Plan expenses advanced by the Plan Sponsor (whether charged to an individual Participant's Account or the Trust Fund as a whole) that are reasonably subject to reimbursement pursuant to ERISA and DOL regulations and other guidance, provided that no reimbursement to the Plan Sponsor shall be made with respect to any charge applicable to an individual Participant's Account unless the Participant has been previously informed through a summary plan description or similar document that his or her Account may be subject to such charges.

(e) (1) Costs and expenses associated with or attributable to a specific asset held in any pooled or joint fund in the Plan normally shall be charged to the Accounts of the Participants who are or who have been allocated an undivided share in the pooled or joint fund and whose Accounts reflect an undivided interest (either current or past) in the asset. The assessment of costs and expenses shall be made only against that portion of a Participant's Account which has participated in the pooled or joint fund and has been allocated an undivided share of the asset.

(2) Notwithstanding the provisions of (e)(1), in the event the Plan Administrator determines that the cost or expense attributable to an asset or former asset in the pooled fund represents a material portion of the Participants' Accounts currently in the Plan attributable to that asset (regardless of amount), the Plan Administrator shall have the authority (in its discretion) (i) to allocate the cost or expense among the Accounts of those Participants, (ii) to allocate the cost or expense to other assets remaining in the same Participants' Accounts, (iii) to allocate the cost or expense among the Accounts of all Participants (including former Participants who no longer have an account in the Plan) which include or included any portion attributable to the asset, or (iv) to allocate the cost or expense among the Accounts of all Participants in the Plan , regardless of their participation in the pooled or joint fund. The foregoing options are not intended to be mutually exclusive and the Plan Administrator may apply one or more of them in any manner deemed appropriate by the Plan Administrator. Nevertheless, the Plan Administrator's decisions and actions shall comply with all guidance and rules issued by the Department of Labor with respect to allocation of costs, including the appointment of an independent fiduciary to assist in the allocation determination, if so required.

14.5 Payments From the Trust Fund: At the direction of the Plan Administrator, the Trustee shall, from time to time, in accordance with the terms of the Plan, make payments out of the Trust Fund. The Trustee shall not be responsible in any way for the application of such payments.

ARTICLE XV
THE EMPLOYER

15.1 Notification: The Plan Sponsor shall notify the Plan Administrator and the Trustee in writing if a new Plan Administrator or Trustee has been appointed hereunder.

15.2 Record Keeping: Each participating SNF Employer shall maintain records with respect to each Employee sufficient to enable the Plan Administrator and Trustee to fulfill their duties and responsibilities under the Plan.

15.3 Bonding: The Plan Administrator shall procure bonding to insure the Plan against risk of loss. The persons to be bonded and the amount necessary shall be determined in accordance with ERISA and regulations thereunder. No bonding shall be required pursuant to state law.

15.4 Signature of Employer: All persons dealing with the Plan may rely on any document executed in the name of the Plan Sponsor by its corporate President, Vice-President, or other duly authorized corporate officer, or by any other individual duly authorized by its Board of Directors, whether retroactive or prospective.

15.5 Plan Counsel and Expenses: The Plan Sponsor may engage the service of any person or organization, including counsel, whose services, in the opinion of the Plan Sponsor are necessary for the establishment or maintenance of this Plan. The expenses incurred or charged by a person or organization engaged by the Plan Sponsor pursuant to the previous sentence shall be paid by the Plan Sponsor, or alternatively, the Plan Sponsor may direct the Trustee to pay such expenses from the Trust Fund.

15.6 Other Responsibilities: Nothing in this Article shall be construed to limit the responsibilities or duties allocated to the Plan Sponsor and SNF Employers in other Articles of the Plan.

ARTICLE XVI
PLAN AMENDMENT OR MERGER

16.1 Power to Amend: The Plan Sponsor and the Plan Administrator shall each have the power to amend, alter, or wholly revise the Plan, prospectively or retrospectively, at any time, and the interest of every Participant is subject to the power so reserved. The Plan Administrator shall not exercise its power to amend without consent of the Plan Sponsor unless the Plan Sponsor has ceased to operate as a viable business entity or has filed or is subject to a petition under Chapter 7 of the U.S. Bankruptcy Code.

16.2 Limitations on Amendments: Upon execution of any amendment, the Employer, Plan Administrator, Trustees, Participants and their Beneficiaries shall be bound thereby; provided, however, that no amendment:

(a) shall enlarge the duties or responsibilities of the Plan Administrator or Trustee without its consent; or

(b) shall cause any part of the assets contributed to the Plan to be diverted to any use or purpose other than for the exclusive benefit of the Participants and their Beneficiaries (including the reasonable cost of administering the Plan) prior to the satisfaction of all liabilities (fixed and contingent) under the Plan to Participants and their Beneficiaries; or

(c) shall reduce the vesting percentage of any Participant, Former Participant, or Beneficiary; or

(d) shall reduce or restrict the Account Balance of any Participant, Former Participant or Beneficiary; or

(e) shall eliminate an optional form of benefit, with respect to benefits attributable to service before the amendment.

Notwithstanding the above, any amendment may be made which may be or become necessary in order that the Plan will conform to the requirements of Code §401(a), or of any generally similar successor provision, or in order that all of the provisions of the Plan will conform to all valid requirements of applicable federal and state laws.

16.3 Method of Amendment: If the Plan is amended by the Plan Sponsor, the amendment shall be stated in an instrument in writing signed in the name of the Plan Sponsor by a duly authorized corporate officer, or by any other individual duly authorized by the Plan Sponsor, whether retroactive or prospective. If the Plan is amended by the Plan Administrator, the amendment shall be stated in an instrument in writing signed in the name of the Plan Administrator by the individual duly authorized by the Plan Administrator for that purpose, whether retroactive or prospective.

16.4 Notice of Amendment: Written notice of each amendment shall be given promptly by the Plan Sponsor and the Plan Administrator to each other, to any other Employers and to the Trustee.

16.5 Merger or Consolidation: This Plan and Trust may be merged or consolidated with, or its assets or liabilities may be transferred to, any other plan only if the benefits which would be received by each Participant of this Plan, in the event of a termination of the Plan immediately after such merger, consolidation or transfer, are at least equal to the benefits the Participant would have received if the Plan had terminated immediately before the merger, consolidation or transfer. The Trustee possesses the specific authority to enter into merger agreements or direct transfer of assets agreements with the Trustees of other retirement plans described in Code §401(a) and to accept the direct transfer of Plan assets, or to transfer Plan assets, as a party to any such agreement.

The Trustee may accept a direct transfer of Plan assets on behalf of an Employee prior to the date the Employee satisfies the Plan's eligibility condition(s). If the Trustee accepts such a direct transfer of Plan assets, the Advisory Committee and Trustee shall treat the Employee as a Participant for all purposes of the Plan except the Employee may not make Elective Deferral contributions under Article V nor shall the Employee share in Employer contributions or Participant forfeitures under Article VI until he actually becomes a Participant in the Plan.

The Trustee shall hold, administer and distribute the transferred assets as a part of the Trust Fund and the Trustee shall maintain a separate Prior Employer Plan Account for the benefit of the Employee on whose behalf the Trustee accepted the transfer in order to reflect the value of the transferred assets.

ARTICLE XVII
TERMINATION OR DISCONTINUANCE OF CONTRIBUTIONS

17.1 Right to Terminate: The Plan Sponsor may terminate the Plan at any time by appropriate corporate action specifying the termination date. The Plan Sponsor shall promptly notify the Plan Administrator, Trustee and any other Employers of such action. Further, the Plan Sponsor shall notify all Participants and Former Participants of such action, and shall file all required reports with federal agencies, in accordance with applicable regulations.

17.2 Effect of Termination: In the event of a Plan termination or a complete discontinuance of Employer Contributions, the rights of all affected Participants to their Accrued Benefits as of the date of such termination shall be fully vested and shall not thereafter be subject to forfeiture, except to the extent that law or regulation may preclude such vesting in order to prohibit discrimination in favor of officers, shareholders, or highly compensated Employees. For purposes of the preceding sentence, a Participant who has terminated employment with the Employer and incurred five consecutive One Year Breaks in Service as of the termination date shall not be considered to be affected by such Plan termination, and shall be vested in his Accrued Benefit only to the extent provided in the other applicable Articles of this Plan.

17.3 Manner of Distribution: In the event of a Plan termination, the Plan Administrator shall direct the Trustee to distribute the Accrued Benefits of all Participants, Former Participants, and Beneficiaries in accordance with Article IX or Article XI.

Notwithstanding the above, no payment shall be made to a Participant from his Participant Elective Deferral Account or Roth Elective Deferral Account (or any other Account the contributions to which have been included in the Deferral Account for the Participant) unless or until such time as the Participant:

(a) is eligible for Retirement or Disability Benefits as provided in Article IX;

(b) dies;

(c) separates from the service of the Employer (after December 31, 2001, incurs a severance from employment);

(d) attains the age of fifty-nine and one-half (59½) (and, for Roth Elective Deferrals, satisfies the "5 year rule" requirements of Section 8.4); or

(e) for Elective Deferrals only, incurs a Financial Hardship.

All Elective Deferral and Roth Elective Deferral Accounts shall be maintained by the Trustee and distributed at such time and in such manner as previously provided herein. Alternatively, the balance in such Accounts may be transferred to another plan maintained or established by the Employer which

qualifies under Code §401(a) as provided above, but only if the plan contains the same restrictions on distribution of the transferred amounts described above.

The above restrictions on distribution to a Participant shall not apply in the event of:

(a) The termination of the Plan without establishment of a successor plan; or

(b) The sale or other disposition to an unrelated entity of the assets of the Plan Sponsor or of an Employer which are used by the Plan Sponsor or Employer in its trade or business. This paragraph applies only with respect to a Participant who continues employment with the acquiring entity; or

(c) The sale or other disposition by the Plan Sponsor or an Employer to an unrelated entity of the Plan Sponsor's or Employer's entire interest in a subsidiary. This paragraph applies only with respect to a Participant who continues employment with the subsidiary.

For Plan Years beginning prior to 1989, paragraphs (b) and (c) above shall apply only if the acquiring corporation or entity does not maintain the Plan.

No payment of benefits (or provisions therefor) shall actually be made by the Trustee until after it is advised by the Employer in writing that applicable requirements, if any, of ERISA governing termination of this Plan have been, or are being, complied with or that appropriate authorizations, waivers, exemptions or variances have been, or are being, obtained. The actual payment of benefits (or provision therefor) shall be in conformity with the applicable requirements, methods and procedures, if any, of ERISA governing the termination of the Plan.

17.4 No Reversion: No termination or amendment of this Plan and Trust and no other action shall divert any part of the funds to any purpose other than the exclusive benefit of Participants, Inactive Participants or their Beneficiaries except, and notwithstanding any other provision of this Plan to the contrary, any amount held in an unallocated suspense account which cannot be allocated to any Participant due to the limitations of Article VII may be returned to the Employer upon termination of the Plan.

17.5 Termination of an Employer: An Employer, other than the Plan Sponsor, may terminate its participation in the Plan at any time by a written resolution by the Board of Directors specifying the termination date. The Employer shall promptly notify the Plan Sponsor, Plan Administrator and Trustee of any such action or direction. The participation of an Employer in the Plan shall also terminate in the event of a complete discontinuance of contributions by such Employer.

17.6 Partial Termination: A partial termination of the Plan may be deemed to have occurred if a significant percentage of Participants are excluded from coverage by reason of amendment of the Plan, severance by an Employer or termination of an Employer, or if the Plan is amended to adversely affect the rights of employees to vest in benefits under the Plan or to reduce or eliminate future benefit

accruals under the Plan. Whether a partial termination has occurred shall be determined solely in the discretion of the Plan Administrator on the basis of the facts and circumstances in a particular case.

17.7 Effect of Partial Termination: In the event of a partial termination of the Plan, the provisions of Section 17.2 shall apply to those Participants affected by the partial termination.

ARTICLE XVIII
FUNDING POLICY FOR PLAN BENEFITS

18.1 Funding Method: The benefits provided by this Plan shall be funded by contributions of the Employer and Participants. The contribution amount shall be determined as provided in this Plan.

18.2 Investment Policy: This Plan has been established for the sole purpose of providing benefits to the Participants and their Beneficiaries. In determining investment directions and investment options available hereunder, the Plan Administrator shall establish a funding policy which considers the short and long-range needs of the Plan based on the evident and probable requirements of the Plan as to the time benefits shall be payable and the requirements therefor. Benefits may be provided through any combination of investment media designed to provide the requisite liquidity, growth and security appropriate to this Plan.

Benefits for Participants may be provided through any investment media offered by the Trustee or through the purchase of shares in any regulated investment company as defined in Code §851(a), or through any investment proper and appropriate to be made by the Trustee in accordance with Article XIV, or through any combination of such investments.

18.3 No Purchase of Life Insurance Contracts: Unless authorized by the Plan Sponsor pursuant to amendment to this Article XVIII, no insurance contracts shall be purchased by the Trustee on the life of any Participant.

18.4 Investment Funds: The Employer shall contribute to an Investment Fund which shall be established by the Trustee to provide such additional benefits, in addition to the proceeds or surrender values of any allocated annuity contracts, for Participants and their Beneficiaries provided by this Plan.

18.5 Non-transferability of Annuity Contracts: In the event the assets of the Trust Fund include allocated annuity contracts, all incidents of ownership in such contracts may be exercised by the Trustee, as directed by the Plan Administrator, except to the extent any death benefits payable thereunder may be paid to the Beneficiary designated by the Participant. All such contracts shall provide that the owner may not change the ownership of the contract, nor may it be sold, assigned or pledged as collateral for a loan, as security for the performance of an obligation, or for any other purpose to anyone. No annuity contract may be delivered to a Participant as a distribution from the Plan.

18.6 Individual Participant Directed Investments: Within the sole discretion of the Plan Sponsor and subject to such reasonable limitations as may be established by the Plan Administrator, a Participant, Former Participant or Beneficiary may be permitted to direct the Trustee to invest all or part of the Participant's Account hereunder in such assets as are permitted under the terms of the Trust Agreement. However, the Participant may not direct the Trustee to use any portion of his Account to acquire any property which would be classified as a "collectible" and result in the investment being considered a distribution to the Participant under Code §408(m) and Regulations thereunder. That portion of the Account so directed shall be credited (charged) solely with all investment earnings (losses) and appreciation (depreciation) thereon, and charged with any fees or expenses incurred by the Trustee

in investing or administering that portion of the Account. The portion so directed shall also be credited with any contributions thereto and charged with any withdrawals or payments made therefrom.

Any portion of the Account, the investment of which is not individually directed by the Participant pursuant to this Section, shall be commingled with other Trust assets and invested as provided in Section 18.7. That portion shall be credited (charged) with its proportionate share of investment earnings (losses) and appreciation (depreciation) on the total assets of the separate investment fund held by the Trust and charged with any specific or proportionate share of expenses incurred by the Trustee in investing or administering that portion of the Account as provided in Section 6.3. The individually directed portion and separate fund investments for each Participant's Account shall be credited with any contributions thereto and charged with any withdrawals or payments therefrom.

For purposes of Section 6.3, any transfers from the separate investment fund portion of a Participant's Account to the individually directed portion of the Account shall be treated as a withdrawal from the separate investment fund portion and a contribution to the individually directed portion, and vice versa for transfers from the individually directed portion to the separate investment fund portion.

The Plan Administrator and Trustee may establish a reasonable policy regarding the types of Accounts eligible, minimum balance required, and other reasonable criteria which must be satisfied in determining whether the option of individually directed investments shall be available to a Participant. The policy shall be in writing and shall be administered in a uniform and non-discriminatory manner.

18.7 Establishment of Separate Investment Funds: The Plan Administrator has authority to select separate investment funds in the General Investments Account for the Trust to be made available for receipt of contributions and transfers according to Participants' investment directions, including the number and types of investment funds which may be available in the General Investments Account. The selected investment funds shall be subject to the following general administrative rules:

(a) Income, gains and losses from each investment fund will be reinvested in the same fund and credited only to those Participants' General Investments Accounts who have a balance in such fund, in a manner consistent with Section 6.3.

(b) Participants who have invested in or have received an allocation of Employer Securities shall be treated by the Plan as having an Employer Securities Account within the meaning of Article XXII. Participants may direct investments from the Employer Securities Account into the General Investments Account according to the rules in Section 18.8, but may not direct any investment into the Employer Securities Account.

(c) Each Participant shall be entitled to direct the portion of the contributions made to his Account which are to be invested in each of the investment funds available. Upon the occurrence of any event which deletes any of the Funds described in this Section, which replaces any such Fund with another Fund, or

which adds a new Fund, the Plan Administrator shall designate a default investment fund or funds into which contributions on behalf of a Participant shall be invested in the event no specific direction for investment is made by the Participant. The Plan Administrator shall designate a default investment fund for any Participant or Beneficiary (including any Beneficiary by virtue of a Qualified Domestic Relations Order) who does not provide for investment instructions with respect to his or her Account into any investment fund under this Section or Section 18.6.

(d) Each Participant shall have the right to change the portion of succeeding contributions to be invested in each Fund. Changes shall be made effective on the first pay date following receipt by the Plan Administrator of the Participant's request or at other times during the Plan Year with the approval of the Plan Administrator and Trustee.

(e) Each Participant shall also have the right to direct that any portion of the asset balance in any of his Accounts in any of such Funds be liquidated and the proceeds thereof be transferred to any other Fund for reinvestment. Unless a more frequent processing time is established by the Plan Administrator under a uniform policy, all such directions shall be carried out as of the first day of the month following the month in which the request is received.

(f) The Plan Administrator may establish reasonable rules regarding:

(1) The number and types of Funds which shall be available to different types of Accounts.

(2) The maximum number of Funds which may be utilized by an individual Participant or by an individual Account.

(3) The minimum, maximum and incremental percentages of contributions which may be invested in a particular Fund.

(4) The minimum, maximum and incremental percentages of the current balance in any Account in any Fund which may be transferred to another Fund.

Such rules shall be in writing and shall be administered in a uniform and non-discriminatory manner.

(g) All requests for changes in the allocation of contributions and for the liquidation and transfer of amounts held in one of the Funds shall be made and executed as provided in the Trust Agreement. Requests shall be directed to the Plan Administrator in writing, as authorized by the Plan Administrator. The Plan

Administrator shall without undue delay forward appropriate directions to the Trustee for execution.

18.8 Participant Diversification of Employer Securities Account: Except as specifically provided in Section 18.7 and effective January 1, 2007, this Section 18.8, the Plan does not permit individual direction of investment by a Participant of Employer Securities either into or out of his or her Employer Securities Account.

(a) Each Participant and each Beneficiary thereof with an Account in the Plan may direct investment into the Participant's General Investments Account of up to one hundred percent (100%) of the Employer Securities in the Participant's Employer Securities Account attributable to or acquired with the Employee's Elective Deferral Contributions, Roth Elective Deferral Contributions and Voluntary Contributions (if any), regardless of when contributed to the Plan.

(b) Each Participant who has attained at least Age 55 and completed at least three (3) Years of Vesting Service prior to January 1, 2006, and each Beneficiary thereof with an Account in the Plan may direct investment into the Participant's General Investments Account of up to one hundred percent (100%) of the Employer Securities in the Participant's Employer Securities Account attributable to or acquired with Employer Matching Contributions, (whether or not safe harbor) and Employer Non-elective Contributions, regardless of when contributed to the Plan.

(c) Each Qualified Participant, as defined in (e) below, and each Beneficiary thereof with an Account in the Plan may direct investment into the Participant's General Investments Account of up to one hundred percent (100%) of the Employer Securities in the Participant's Employer Securities Account attributable to or acquired with Employer Matching Contributions, (whether or not safe harbor) and Employer Non-elective Contributions made to the Plan for Plan Years commencing after December 31, 2006.

(d) Each Qualified Participant and each Beneficiary thereof with an Account in the Plan may direct investment into the Participant's General Investments Account of up to the Applicable Percentage of the Employer Securities in the Participant's Employer Securities Account, determined under the following table, which are attributable to or acquired with Employer Matching Contributions and Employer Non-elective Contributions made to the Plan for Plan Years prior to January 1, 2007:

Plan Year After Which the Participant First Becomes a Qualified Participant	Applicable Percentage
First	33%
Second	66%
Third and thereafter	100%

(e) A Participant shall be a Qualified Participant if as of the first day of any Plan Year the Participant has completed at least three (3) Years of Vesting Service. For this purpose all of a Participant's Years of Vesting Service shall be taken into account, whether before or after January 1, 2007.

(f) The Plan shall permit direction of investment into the General Investments Account under this Section 18.8 at least once during each calendar quarter. If the Plan permits a Participant to direct the investments in his or her General Investments Account at a frequency greater than once per calendar quarter, then the Participant (or Beneficiary) may direct the investment from the Participant's Employer Securities Account to the General Investments Account at the same frequency. The Participant shall make his investment direction in any manner acceptable to the Plan Administrator. The Participant's investment direction shall also specify which, if any, of the available investment funds in the General Investments Account the Participant selects for receipt of the amount so directed.

ARTICLE XIX
TOP-HEAVY PROVISIONS

19.1 Application: The provisions of this Article XIX shall apply and shall supersede any conflicting provisions contained in any other Article of this Plan for purposes of determining whether the Plan is a top-heavy plan under Code §416(g) for Plan Years beginning after December 31, 2001, and whether the Plan satisfies the minimum benefits requirements of Code §416(c) for such years. So long as this Plan satisfies the requirements for a safe harbor plan under Code §410(k)(12) for Plan Years after December 31, 2007, the provisions of Code §416 and this Article XIX shall not apply. For Plan Years prior to January 1, 2008, the provisions of the Prior Plan shall apply.

19.2 Special Definitions: For purposes of this Article and related Plan provisions, the following terms shall have the following meanings unless a different meaning is plainly required by the context:

(a) **"Determination Date"** shall mean, for any Plan Year subsequent to the first Plan Year, the last day of the preceding Plan Year. For the first Plan Year of the Plan the Determination Date shall mean the last day of that Plan Year.

(b) "Five Percent Owner" shall mean:

(1) If the Employer is a corporation, any person who owns (or is considered as owning within the meaning of Code §318) more than 5% of the outstanding stock of the corporation or stock possessing more than 5% of the total combined voting power of all stock of the corporation.

(2) If the Employer is not a corporation, any person who owns more than 5% of the capital or profits interest in the Employer.

(c) **"Key Employee"** shall mean any Employee or former Employee (and any Beneficiary of the Employee) who at any time during the Plan Year that includes the Determination Date was

(1) an officer of the Employer having Top Heavy Compensation greater than $130,000 (as adjusted under Code §416(i)(1) for Plan Years beginning after December 31, 2002),

(2) a Five Percent Owner of the Employer, or

(3) a One Percent Owner of the Employer having annual compensation of more than $150,000.

For purposes of subparagraph (1), no more than 50 Employees (or, if lesser, the greater of 3 or 10% of the number of Employees) shall be treated as officers. The determination of who is a Key Employee will be made in accordance with Code 416(i)(1) and the applicable regulations and other guidance of general applicability issued thereunder.

(d) **"Non-Key Employee"** shall mean any Employee or former Employee (and any Beneficiary of such Employee) who is not a Key Employee. Non-Key Employees include Employees who are former Key Employees.

(e) "One Percent Owner" shall mean:

(1) If the Employer is a corporation, any person who owns (or is considered as owning within the meaning of Code §318) more than 1% of the outstanding stock of the corporation or stock possessing more than 1% of the total combined voting power of all stock of the corporation; or

(2) If the Employer is not a corporation, any person who owns more than 1% of the capital or profits interest in the Employer.

(f) **"Permissive Aggregation Group"** shall mean the Required Aggregation Group of plans plus any other plan or plans of the Employer which, when selected and considered by the Employer as a group with the Required Aggregation Group, would continue to satisfy the requirements of Code §§401(a)(4) and 410.

(g) **"Present Value"** shall mean the actuarial present value of an amount or series of amounts determined based on the Top-Heavy determination provisions of a defined benefit plan that is part of a Required Aggregation Group or Permissive Aggregation Group with this Plan.

(h) **"Required Aggregation Group"** shall mean:

(1) each qualified plan of the Employer in which at least one Key Employee participates in the Plan Year containing the Determination Date or any of the four preceding plan years (regardless of whether the plan has terminated); and

(2) any other qualified plan of the Employer which enables a plan described in subparagraph (1) to meet the requirements of Code §§401(a)(4) or 410.

(i) **"Top Heavy Average Monthly Compensation"** shall mean 1/12th of the average of a Participant's Top-Heavy Compensation during the five consecutive Plan Years (or the total number of such years of the Participant's employment, if

fewer than five) which produces the highest average, but taking into account only Top-Heavy Compensation for years that this Plan was Top-Heavy and any years preceding a year that this Plan was Top-Heavy.

(j) **"Top-Heavy Compensation"** shall have the same meaning as the term 'Compensation' defined in Section 7.1(b). Top Heavy Compensation includes all Compensation paid for the Limitation Year without regard to when the Participant commenced participation in the Plan.

(k) **"Top-Heavy Ratio"** shall mean and be determined as follows:

(1) If the Employer maintains one or more defined contribution plans (including any simplified employee pension plan) and the Employer has not maintained any defined benefit plan which during the 5-year period ending on the Determination Date(s) has or has had Accrued benefits, the Top-Heavy Ratio for this Plan alone or for the Required or Permissive Aggregation Group as appropriate is a fraction, the numerator of which is the sum of the account balances of all Key Employees as of the Determination Date(s) (including any part of any account balance distributed in the 1-year period ending on the Determination Date(s)) (5-year period ending on the Determination Date in the case of a distribution made for a reason other than severance from employment, death or disability and in determining whether the Plan is Top-Heavy for Plan Years beginning before January 1, 2002), and the denominator of which is the sum of all account balances (including any part of any account balance distributed in the 1-year period ending on the Determination Date(s)) (5-year period ending on the Determination Date in the case of a distribution made for a reason other than severance from employment, death or disability and in determining whether the Plan is Top-Heavy for Plan Years beginning before January 1, 2002), both computed in accordance with §416 of the Code and the regulations thereunder. Both the numerator and denominator of the Top-Heavy Ratio are increased to reflect any contribution not actually made as of the Determination Date, but which is required to be taken into account on that date under §416 of the Code and the regulations thereunder.

(2) If the Employer maintains one or more defined contribution plans (including any simplified employee pension plan) and the Employer maintains or has maintained one or more defined benefit plans which during the 5-year period ending on the Determination Date(s) has or has had any accrued benefits, the Top-Heavy Ratio for any Required or Permissive Aggregation Group as appropriate is a fraction, the numerator of which is the sum of account balances under the aggregated defined contribution plan or plans for all Key Employees, determined in accordance with (1) above, and the present value of accrued benefits under

the aggregated defined benefit plan or plans for all Key Employees as of the Determination Date(s), and the denominator of which is the sum of the account balances under the aggregated defined contribution plan or plans for all Participants, determined in accordance with (1) above, and the present value of accrued benefits under the defined benefit plan or plans for all Participants as of the Determination Date(s), all determined in accordance with §416 of the Code and the regulations thereunder. The accrued benefits under a defined benefit plan in both the numerator and denominator of the Top-Heavy Ratio are increased for any distribution of an accrued benefit made in the 1-year period ending on the Determination Date (5-year period ending on the Determination Date in the case of a distribution made for a reason other than severance from employment, death or disability and in determining whether the Plan is Top-Heavy for Plan Years beginning before January 1, 2002).

(3) For purposes of (1) and (2) above the value of account balances and the present value of accrued benefits will be determined as of the most recent Valuation Date that falls within or ends with the 12-month period ending on the Determination Date, except as provided in §416 of the Code and the regulations thereunder for the first and second plan years of a defined benefit plan. The account balances and accrued benefits of a Participant (1) who is not a Key Employee but who was a Key Employee in a prior year, or (2) who has not been credited with at least one Hour of Service with any Employer maintaining the Plan at any time during the 1-year period (5-year period in determining whether the Plan is Top-Heavy for Plan Years beginning before January 1, 2002) ending on the Determination Date will be disregarded. The calculation of the Top-Heavy Ratio, and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with §416 of the Code and the regulations thereunder. Deductible Employee contributions will not be taken into account for purposes of computing the Top-Heavy Ratio. When aggregating plans the value of account balances and accrued benefits will be calculated with reference to the Determination Dates that fall within the same calendar year.

The Accrued Benefit of a Participant other than a Key Employee shall be determined under (a) the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the Employer, or (b) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of §411(b)(1)(C) of the Code.

(l) **"Top-Heavy Valuation Date"** shall mean the date as of which the Present Value of accrued benefits under a defined benefit plan or account balances under a defined contribution plan, which is part of a Permissive Aggregation Group or Required Aggregation Group, is determined for calculating the Top-Heavy Ratio.

For a defined benefit plan, the date shall be the same as the actuarial valuation date used for computing plan costs under Code §412, regardless of whether an actuarial valuation is performed that year. For a defined contribution plan, the date shall be the last day of the plan year.

19.3 Top Heavy Status: This Plan is Top-Heavy if any of the following conditions apply:

(a) If the Top-Heavy Ratio for this Plan exceeds 60% and this Plan is not part of any Required Aggregation Group or Permissive Aggregation Group of plans.

(b) If this Plan is a part of a Required Aggregation Group of plans but not part of a Permissive Aggregation Group and the Top-Heavy Ratio for the Required Aggregation Group of plans exceeds 60%.

(c) If this Plan is a part of a Permissive Aggregation Group of plans and the Top-Heavy Ratio for the Permissive Aggregation Group exceeds 60%.

19.4 Top-Heavy Minimum Required Allocation: For any Plan Year in which the Plan is Top-Heavy:

(a) Except as otherwise provided below, the Employer contributions and forfeitures allocated on behalf of any Participant who is a Non-Key Employee shall not be less than the lesser of:

(1) three percent (3%) of the Participant's Top-Heavy Compensation; or

(2) In the case where the Employer has no defined benefit plan which designates this Plan to satisfy Code §§401 and 416(c), the largest percentage of Employer contributions and forfeitures, as a percentage of the first $200,000 (or such larger amount as may be prescribed by the Secretary of the Treasury or his delegate), of the Key Employee's Top-Heavy Compensation, allocated on behalf of any Key Employee for that year. In calculating this percentage all amounts contributed by the Employer to the Key Employee's Elective Deferral or Roth Elective Deferral Accounts pursuant to a Salary Reduction Agreement shall be treated as Employer contributions. The $200,000 amount shall be adjusted each Plan Year as provided in Code §401(a)(17)(B). For any period during which the Plan Year is not or was not coincident with the calendar year, the dollar adjustment in the Annual Compensation limit for the Plan Year shall be based on the amount in effect as of January 1st for the Plan Year beginning within that calendar year.

(b) The minimum allocation shall be determined without regard to any Social Security contribution by the Employer. This minimum allocation shall be made

even though, under other Plan provisions, the Participant would not otherwise be entitled to receive an allocation, or would have received a lesser allocation for the Plan Year because of:

(1) The Participant's failure to complete 1,000 Hours of Service (or any equivalent provided in the Plan);

(2) The Participant's failure to make mandatory employee contributions to the Plan;

(3) Compensation less than a stated amount;

(4) The Employer having no Net Profits; or

(5) In the case of a plan qualified under Code §401(k), the Participant's failure to make elective contributions to such plan.

If a Participant is required to receive a minimum allocation under this Section and the amount exceeds the amount that the Participant would receive under other Plan provisions, the Employer shall make an additional contribution for that Participant. The additional contribution shall be allocated to the Employer Contribution Account of the Participant in the same manner as regular Employer contributions, pursuant to Article VII.

(c) The provisions in Subsections (a) and (b) above shall not apply to any Participant who was not employed by the Employer on the last day of the Plan Year.

(d) The provisions in subsections (a) and (b) above shall not apply to a Participant if the Participant is covered under a defined contribution plan designated by the Employer to provide the Top-Heavy minimum benefits, and the Participant receives an allocation of Employer contributions and forfeitures under that plan during the subject Plan Year which is at least as great as the amount otherwise required under (a) and (b) above. If the amount of Employer contributions and forfeitures allocated to a Participant under that plan during the subject Plan Year is less than the amount required under (a) and (b) above, the amount otherwise required under (a) and (b) above shall be reduced by the amount so allocated under that plan.

(e) Elective Deferrals and Roth Elective Deferrals shall not be taken into account in determining under this Section the amount of Employer contributions to be allocated to a Participant who is a Non-Key Employee.

19.5 Non-forfeitability of Minimum Top Heavy Allocation: The minimum allocation of Employer contributions or forfeitures required under Section 19.4 (to the extent required to be non-

forfeitable under Code §416(b)) shall not be forfeited in the case of a suspension of benefits under Code §411(a)(3)(B) or a withdrawal of mandatory employee contributions under Code §411(a)(3)(D).

19.6 Minimum Vesting Provision: For any Plan Year in which this Plan is Top-Heavy, the following vesting schedule shall automatically apply to each Participant in the Plan, unless under Section 11.1 the Participant would be entitled to a larger vested benefit, in which case the benefit as provided in Section 11.1 shall apply to the Participant:

Years of Vesting Service	Vesting Percentage
Fewer than 2	0%
2	20%
3	40%
4	60%
5	80%
6 or more	100%

This vesting schedule applies to all accrued benefits within the meaning of Code §411(a)(7), except those attributable to employee contributions, including benefits accrued before the effective date of Code §416 and benefits accrued before the Plan became Top-Heavy. No reduction in vested percentage may occur in the event the Plan's status as Top-Heavy changes for any Plan Year. Any change in the Plan's vesting schedule due to a change in Top-Heavy status shall be subject to the provision of Section 11.10. However, this Section does not apply to the Accrued Benefit of any Employee who does not have an Hour of Service after the Plan has initially become Top Heavy; such Employee's Vested Interest attributable to Employer contributions and forfeitures shall be determined without regard to this Section.

ARTICLE XX
PROVISIONS AFFECTING BENEFITS

20.1 Availability of Loans: The provisions of Sections 20.1 through 20.8 shall apply only if the Plan Sponsor determines by resolution of its Board of Directors to enable these provisions and permit loans by the Plan to Participants. Upon acceptance of an application by a Participant who is an active Employee, the Plan Administrator shall direct the Trustee to make a loan to the Participant from his Plan Accounts (including any Rollover Accounts), subject to the provisions of this Article. In considering a Participant's application for a loan, the Plan Administrator shall base its decision whether to grant a loan on a uniform and non-discriminatory policy, without regard to the race, color, religion, sex, age or national origin of the applicant.

20.2 Loan Administration: The Employer shall prepare and adopt a written Participant Loan Administration Policy Statement, whose provisions shall be made part of this Plan. The Policy Statement shall set forth:

(a) the identity of the person or persons authorized to administer the loan program;

(b) the procedure for applying for a loan;

(c) the basis on which loans will be approved or denied;

(d) limitations, if any, on the types and amounts of loans offered;

(e) the procedure for determining a reasonable rate of interest;

(f) the types of collateral which may secure a loan; and

(g) the events constituting default and the steps to be taken to preserve plan assets in the event of a default.

20.3 Amount of Loan: The amount of any loan to a Participant when added to the outstanding balance of any previous loans made to him pursuant to this Article or under any other qualified plan maintained by the Employer, shall not exceed the lesser of:

(a) 50% of the Vested Interest in his Plan Accounts (including any Rollover Accounts); or

(b) $50,000, reduced by the excess (if any) of:

(1) the highest outstanding balance of loans from the plan during the 1-year period ending on the day before the date on which such loan was made, over

(2) the outstanding balance of loans from the plan on the date on which such loan was made.

20.4 Collateral and Consent Requirements: Any loan to a Participant shall be secured solely by the balance in his Plan Account (including any Rollover Account). In the event of default on the loan, however, foreclosure and attachment of such security shall not occur until a distributable event occurs under the Plan.

20.5 Loan Terms: Any loan made to a Participant by the Trustee shall be evidenced by a promissory note of the Participant drawn in favor of the Trust. Such note shall bear a reasonable rate of interest and shall be amortized in level installments payable at least quarterly within a specified period of time not to exceed five years, unless such loan is used to acquire a dwelling unit which, within a reasonable period of time (determined at the time the loan is made), will be used as the principal residence of the Participant or Beneficiary, in which case the specified period of time shall not exceed ten years. Effective January 1, 2002, repayment of a loan to a Participant who is on a leave of absence may be suspended for the shorter of (i) one year or (ii) the term of the leave of absence, provided that upon commencement of repayments, the loan shall continue to satisfy all requirements of the Plan and all applicable laws and regulations.

20.6 Accounting for Loans: Any loan to a Participant pursuant to this Article shall be treated as a directed investment of his Participant Accounts (excluding his Rollover Account). For purposes of allocating the general investment income of the Trust Fund pursuant to Section 6.3, the balance in his Accounts shall be treated as equal to the actual balance in the Accounts minus the outstanding balance of any loans. Furthermore, for purposes of Section 6.3, repayments of principal and interest on such loan shall be treated as deposits to the adjusted balance (determined pursuant to the preceding sentence) of his Participant Accounts.

20.7 Effect of Termination of Employment or Plan: If a Participant terminates employment with the Employer for any reason, the outstanding balance of any loans made to him shall become fully payable no later than the last day of the calendar quarter following the calendar quarter in which his Termination of Employment occurs, or, if earlier, on his Distribution Date. In the event of a termination of the Plan, any outstanding loans shall be due and fully payable within 90 days of the effective date of such termination, or the date the Participant or Beneficiary is notified of such termination. If the Participant or Beneficiary has not fully repaid any loan as of the date full payment is due, any unpaid balance shall be deducted from his Vested Accrued Benefit prior to determining the amount of any immediate or deferred benefit payable to the Participant or Beneficiary, his spouse or his Beneficiary and applied toward repayment of the loan.

20.8 Spousal Consent: No loan shall be made to a Participant unless the Participant consents to the loan and acknowledges the possible reduction in Plan benefits which would occur in the event of default on the loan. No spousal consent shall be required for any loan as long as no portion of the Participant's Accrued Benefit may be distributed from the Plan in the form of an annuity. If any portion of the Participant's Accrued Benefit may be distributed in the form of an annuity, then no loan shall be made to that Participant unless the Participant and his spouse (if any) consent to such loan and acknowledge the possible reduction in Plan benefits which would occur in the event of default on the

loan. Such consent and acknowledgment shall be provided in writing no earlier than 90 days prior to the making of the loan and witnessed by the Plan Administrator (or representative thereof) or a Notary Public. In the event of the renegotiation, extension, renewal or other revision of the loan, a new spousal consent shall be required.

20.9 Anti-Alienation: Except as specifically provided in Sections 20.4 and 20.10, no benefit which shall be payable out of the Trust Fund to any person (including a Participant, Former Participant or Beneficiary) shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge the same shall be void. No benefit shall in any manner be liable for or subject to the debts, contracts, liabilities, engagements, or torts of any person, nor shall it be subject to attachment or legal process for or against person, and the same shall not be recognized by the Trustee, except to such extent as may be required by law.

20.10 Qualified Domestic Relations Orders: Section 20.9 shall apply to the creation, assignment, or recognition of a right to any benefit payable with respect to a Participant, Former Participant or Beneficiary pursuant to a Domestic Relations Order, unless such Domestic Relations Order is determined to be a Qualified Domestic Relations Order ("QDRO"). In the event the Plan, the Trustee, or the Plan Administrator receives a Domestic Relations Order, the Plan Administrator shall promptly notify the Participant, Former Participant or Beneficiary whose benefit is the subject of such order and provide him with a copy of the Plan's written procedures for administering QDROs. Effective as of January 1, 2003, administration expenses incurred by the Plan with respect to the QDRO (including costs associated with review and determination of the order as a valid QDRO) may be chargeable to the individual Participant's Account subject to the written policy adopted by the Plan Administrator. Unless and until the order is set aside, the following provisions shall apply:

(a) The Plan Administrator shall establish reasonable procedures to determine whether an order received by it or the Trustee is a QDRO and to administer distributions pursuant to said order. The procedures shall set forth all rules to be applied by the Plan for notice to affected parties, suspension of Account activity, including distributions, investment direction and participant loans, and payment of benefits based upon the QDRO or the failure of the Domestic Relations Order to be a QDRO.

(b) The Plan Administrator shall within a reasonable time determine whether the order is a QDRO and shall notify the Participant, Former Participant or Beneficiary whose benefit is the subject of the order, of its determination. The Plan Administrator may designate a representative to carry out its duties under this Section 20.10.

(c) Nothing in this Section 20.10 shall be deemed to allow payment under a QDRO to an Alternate Payee of any benefit prior to the first day of the month following the date the Participant or Former Participant whose benefits are subject to the QDRO terminates employment or attains age 50, unless (i) earlier distribution is specifically provided under the terms of the QDRO and (ii) if the value of the

Alternate Payee's benefit exceeds $5,000, the Alternate Payee consents to any distribution occurring prior to the Participant's attainment of earliest retirement age.

20.11 QDRO Definitions: For purposes of Section 20.10 the following definitions and rules shall apply:

(a) **"Alternate Payee"** shall mean any spouse, former spouse, child or other dependent of a Participant or Former Participant who is recognized by a QDRO as having a right to receive all, or a portion of, the benefits payable under this Plan with respect to the Participant or Former Participant.

(b) **"Domestic Relations Order"** shall mean any judgment, decree, or order (including approval of a property settlement agreement) which:

(1) relates to the provision of child support, alimony payments, or marital property rights to a spouse, child, or other dependent of a Participant or Former Participant and

(2) is made pursuant to a state domestic relations law (including a community property law).

(c) **"Qualified Domestic Relations Order"** shall mean any Domestic Relations Order which satisfies the criteria set forth in the QDRO procedures established by the Plan Administrator.

ARTICLE XXI
MULTIPLE EMPLOYER PROVISIONS

21.1 Adoption by Other SNF Employers: With the consent of the Plan Sponsor and by a properly executed document evidencing the intent and will of the adopting SNF Employer, any other SNF Employer may adopt this Plan and all of the provisions hereof and participate herein and be known as a Participating Employer.

21.2 Requirements of Participating SNF Employers:

(a) Each Participating SNF Employer shall be required to use the Trustee determined by the Plan Sponsor or Plan Administrator.

(b) The Trustee may, but shall not be required to, commingle, hold and invest as one Trust Fund all contributions made by Participating SNF Employers, as well as all increments thereof. The assets of the Plan shall, on an ongoing basis, be available to pay benefits to all Participants and Beneficiaries under the Plan without regard to the Participating SNF Employer who contributed such assets.

(c) The transfer of any Participant from or to an SNF Employer participating in this Plan, whether he is an Employee of the Sponsoring Employer or a Participating SNF Employer, shall not affect the Participant's rights under the Plan, and the Participant's Accounts, as well as all accumulated service with the transferor or predecessor, shall continue to his credit.

(d) Any expenses of the Trust and Plan which are to be paid by the Employer or borne by the Trust Fund, including funding of benefits, shall be paid by each Participating SNF Employer in the same proportion that the total amount of the Accounts standing to the credit of all Participants employed by such SNF Employer bears to the total of the Accounts standing to the credit of all Participants.

21.3 Designation of Agent: Each Participating SNF Employer shall be deemed to be a part of this Plan. With respect to all of its relations with the Trustee and Plan Administrator for the purpose of this Plan, each Participating SNF Employer shall be deemed to have designated irrevocably the Sponsoring Employer as its agent. Unless the context of the Plan clearly indicates the contrary, the word "Employer" shall be deemed to include each Participating SNF Employer as related to its adoption of the Plan.

21.4 Employee Transfers: It is anticipated that an Employee may be transferred between Participating SNF Employers, and in the event of any transfer, the Employee involved shall carry with him all of his accumulated service and eligibility. No transfer shall effect a Termination of Employment hereunder, and the Participating SNF Employer to which the Employee is transferred shall thereupon

become obligated hereunder with respect to such Employee in the same manner as was the Participating SNF Employer from whom the Employee was transferred.

21.5 Amendment: The Plan Sponsor may amend this Plan at any time without regard to whether there are Participating SNF Employers hereunder. No written action of a Participating SNF Employer shall be required to validate an amendment.

21.6 Discontinuance of Participation: A Participating SNF Employer shall be permitted to discontinue or revoke its participation in the Plan. At the time of any discontinuance or revocation, satisfactory evidence thereof and of any applicable conditions imposed shall be delivered to the Trustee. If so directed by the Plan Administrator, the Trustee shall transfer, deliver and assign Contracts and other Fund assets allocable to the Participants of such Participating SNF Employer to the new Trustee as shall have been designated by the Participating SNF Employer, in the event that it has established a separate pension plan for its Employees. No such transfer shall be made if the result is the elimination or reduction of any Code §411(d)(6) protected benefits. If no successor is designated, the Trustee shall retain the assets for the Employees of the Participating SNF Employer pursuant to the provisions of the Plan. In no event shall any part of the corpus or income of the Trust as it relates to the Participating SNF Employer be used for or diverted for purposes other than for the exclusive benefit of the Employees of the Participating SNF Employer.

21.7 Administrator's Authority: The Plan Administrator shall have authority to make any and all necessary rules or regulations, binding upon all Participating SNF Employers and all Participants, to effectuate the purposes of this Article.

21.8 Participating Employer Contributions: Each participating SNF Employer shall contribute to the Plan that Employer's share of Elective Deferral, Roth Elective Deferral and Employer Matching Contributions according to the elections of the Participants employed by that Employer, as well as that Employer's share of Employer Profit Sharing Contributions, if any, as determined by the Plan Administrator. All contributions made by a Participating SNF Employer, as provided for in this Plan, shall be determined separately for each Participating SNF Employer, and shall be allocated only among Participants eligible to share who are Employees of the Participating SNF Employer making the contribution. The Administrator shall keep separate books and records concerning the affairs of each Participating SNF Employer hereunder and as to the accounts and credits of the Employees of each Participating SNF Employer. The Trustee may, but need not, register contracts so as to evidence that a particular Participating SNF Employer is the interested Employer hereunder. In the event of an Employee transfer from one Participating SNF Employer to another, the employing Employer shall immediately notify the Administrator.

21.9 Controlled Groups:

(a) For purposes of crediting Hours of Service, all employees of all members of a Controlled Group of which an SNF Employer is also a member and all employees of any other entity required to be aggregated with the SNF Employer pursuant to regulations under Code §414(o) shall be treated as employed by a single

Employer for purposes of Article III (Service), Article IV (Eligibility), Article V (Contributions) and Article XI, (Vesting). Except as provided in Section 7.1, all employees of all members of a Controlled Group and all employees of any other entity required to be aggregated with the Employer pursuant to regulations under Code §414(o) shall be treated as employed by a single Employer.

(b) If the Employer is a member of a Controlled Group and if the Controlled Group maintains more than one qualified retirement plan that is integrated with Social Security, only a single integration level shall be applicable to each Participant who is a Participant in one or more integrated plans. The integration level for each Participant shall be prorated in each integrated plan in the ratio that the Annual Compensation received by the Participant from the member of the Controlled Group maintaining the integrated plan bears to the Annual Compensation received by the Participant from all members of the Controlled Group maintaining all such integrated plans.

(c) If more than one Employer has adopted this Plan and if all such Employers are members of the same Controlled Group the "effective date" for any adopting Employer who adopts this Plan on other than the Effective Date shall be the date indicated in the adoption agreement by which the adopting Employer shall first elect to be covered by this Plan.

ARTICLE XXII
SPECIAL RULES FOR EMPLOYER SECURITIES ACCOUNTS

22.1 Employer Securities Account: With respect to the Participants whose Account includes an Employer Securities Account (as defined herein), this Article shall take precedence over all other Plan provisions to the extent necessary to conform to the requirements set forth in this Article. A Participant's Account shall include an Employer Securities Account if the Participant has been credited with Employer Securities upon the transfer or merger of a Prior Employer Plan with this Plan. For purposes of this Article, "Employer Securities" shall have the meaning set forth in Section 2.20.

22.2 Distributions of Employer Securities: In the event of any distribution under the terms of the Plan to a Participant who has an Employer Securities Account which distribution would affect the Employer Securities Account, then to that extent the distribution shall include Employer Securities from the Employer Securities Account. Any fractional share shall be paid in cash. The Participant may elect to take cash from the Plan in lieu of Employer Securities, in which event the Plan Administrator shall cause the Trustee to liquidate the designated portion of the Employer Securities Account prior to distribution.

22.3 Income Allocations: The Employer Securities Account of each Participant shall be credited as of each Valuation Date with earnings (or debited with losses) as provided herein. Stock dividends shall be credited to the Participant's Employer Securities Account when paid. Cash dividends on Employer Securities shall be credited to the Participant's Plan Account when paid and shall be available for investment pursuant to the Participant's direction. The Employer Securities allocated to the Participant's Employer Securities Account shall have a fair market value determined as of any Valuation Date by the market price of the Employer Securities as of the immediately preceding day on which a current price for the Employer Securities is reported publicly. Each Participant's Employer Securities Account shall be credited (charged) with its proportionate share of investment earnings (losses) and appreciation (depreciation) on the total amount of Employer Securities held by the Trust Fund, and charged with any specific or proportionate share of expenses incurred by the Trustee in administering that portion of the Employer Securities Account as provided in Section 6.3. The Employer Securities Account shall also be charged with any withdrawals therefrom. For purposes of Section 6.3 any transfers from the Employer Securities Account to another Account of the Participant (to the extent permitted) shall be treated as a withdrawal from the Employer Securities Account.

ARTICLE XXIII
MISCELLANEOUS

23.1 Participant's Rights: This plan shall not be deemed to constitute a contract between the Employer and any Participant or to be a consideration or an inducement for the employment of any Participant or Employee. Nothing contained in this Plan shall be deemed to give any Participant or Employee the right to be retained in the service of the Employer or to interfere with the right of the Employer to discharge any Participant or Employee at any time regardless of the effect which such discharge shall have upon him as a Participant of this Plan.

23.2 Actions Consistent with Terms of Plan: All actions taken by the Employer, Plan Administrator or Trustee with respect to Trust assets shall be in accordance with the terms of the Plan and Trust.

23.3 Performance of Duties: All parties to this Plan and Trust, or those claiming any interest hereunder, agree to perform any and all acts and execute any and all documents and papers which are necessary or desirable for carrying out this Plan and Trust or any of its provisions.

23.4 Validity of Plan: This Plan shall be construed in a way that is consistent with ERISA and regulations thereunder, the Internal Revenue Code and regulations thereunder, and, to the extent state law has not been preempted by federal law, the laws of the State in which the Plan Sponsor has its principal office. In case any provision of this Plan shall be held illegal or invalid for any reason, such determination shall not affect the remaining provisions of the Plan; but the Plan shall be construed and enforced as if such provision had never been included therein.

23.5 Legal Action: In the event any claim, suit, or proceeding is brought regarding the Trust and/or Plan established hereunder to which the Trustee or the Plan Administrator may be a party, and such claim, suit, or proceeding is resolved in favor of the Trustee or Plan Administrator, they shall be entitled to be reimbursed from the Trust Fund for any and all costs, attorney's fees, and other expenses pertaining thereto incurred by them for which they shall have become liable.

23.6 Gender and Number: Wherever any words are used herein in the masculine, feminine or neuter gender, they shall be construed as though they were also used in another gender in all cases where they would so apply, and whenever any words are used herein in the singular or plural form, they shall be construed as though they were also used in the other form in all cases where they would so apply.

23.7 Uniformity: All provisions of this Plan shall be interpreted and applied in a uniform, nondiscriminatory manner.

23.8 Headings: The headings and subheadings of this Agreement have been inserted for convenience of reference and are to be ignored in any construction of the provisions hereof.

23.9 Receipt and Release for Payments: Any payment to any Participant, his legal representative, Beneficiary, or to any guardian or committee appointed for such Participant or Beneficiary in accordance with the provisions of this Agreement, shall, to the extent thereof, be in full satisfaction of all claims hereunder against the Trustee and the Employer, either of whom may require such Participant, legal representative, Beneficiary, guardian or committee, as a condition precedent to such payment, to execute a receipt and release thereof in such form as shall be determined by the Trustee or Employer.

23.10 Payments to Minors, Incompetents: Effective for Plan Years commencing on or after January 1, 1995, in the event the Plan Administrator must direct a payment from the Plan to or for the benefit of any minor or incompetent Participant or Beneficiary, the Plan Administrator, in its sole and absolute discretion may, but need not, order the Trustee to make distribution to any of the following: a legal or natural guardian of the minor or other relative or adult with whom the minor temporarily or permanently resides, a court-appointed conservator of any incompetent, a relative or adult with whom the incompetent temporarily or permanently resides, a residential care facility, rest home, sanitarium or similar entity with which the incompetent temporarily or permanently resides, a person or entity which has applied for and been designated by the United States Government as the recipient or custodian for Social Security benefits for the minor or incompetent. The Plan Administrator may also make payment as directed by the attorney-in-fact of an incompetent Participant when such direction is pursuant to an unrevoked and valid durable power of attorney. Any guardian, conservator, relative, attorney-in-fact, other person or entity shall have full authority and discretion to expend the distribution for the use and benefit of the minor or incompetent. The receipt of the distribution by the guardian, conservator, relative, attorney-in-fact, other person or entity shall be a complete discharge to the Plan, Plan Administrator and Trustee, without any responsibility on the part of the Trustee or the Plan Administrator to see to the application thereof. A Participant shall be deemed incompetent if he or she is incapable of properly using, expending, investing, or otherwise disposing of the distribution, and a court order or the written opinion of a qualified physician, psychiatrist or psychologist setting forth facts consistent with the standards outlined in this Section is presented to the Plan Administrator.

23.11 Missing Persons: Notwithstanding any provision in this Plan and Trust to the contrary, if the Plan Administrator is unable to locate any Former Participant who is entitled to benefits under this Plan within three years of the date he becomes entitled to a distribution from the Trust Fund, any amounts being held for his behalf shall be forfeited as of the last day of the Plan Year which contains the third anniversary of the date of his distribution entitlement. The forfeited amounts shall be applied as provided in Section 11.6(c). The Plan Administrator shall proceed with due diligence in attempting to locate any Inactive Participant. In the Plan Administrator's sole discretion, due diligence may include any or all of the following actions:

(a) inquiry of any Beneficiary or Alternate Payee of the Inactive Participant whose names and addresses are known to the Plan Administrator;

(b) request information from the Employer or administrators of other Employer benefit plans;

(c) use of a commercial locator service; or

(d) use of free electronic search tools.

In no event shall a forfeiture occur until the Plan Administrator has mailed the Inactive Participant a notice of the benefits and the provisions of this Section to his last known address, via U.S. Mail postage prepaid, return receipt requested.

If the Inactive Participant is located subsequent to such forfeiture, the forfeited amount shall be reinstated and the Inactive Participant shall receive a distribution of his Vested Interest in accordance with the provisions of the Plan.

23.12 Prohibition Against Diversion of Funds: It shall be impossible by operation of the Plan or of the Trust, by termination of either, by power of revocation or amendment, by the happening of any contingency, by collateral arrangement or by any other means, for any part of the corpus or income of any trust fund maintained pursuant to the Plan or any funds contributed thereto to be used for, or diverted to, purposes other than the exclusive benefit of Participants, Former Participants or their Beneficiaries, except as provided in Sections 17.4 and 21.19.

23.13 Applicability of Plan: The provisions of this Plan shall apply only to persons who are or who become Participants in this Plan on or after the Effective Date or, with respect to Plan provisions with alternate effective dates, such alternate dates. Except as provided in this Plan, the provisions of the Prior Plan will continue to apply to persons who are Former Participants or who are not employed by an SNF Employer on the Effective Date or as applicable, alternate effective dates, unless and until such time as such persons may again become Participants in this Plan.

23.14 Misstatement of Age: If a Participant or Beneficiary misstates or misrepresents his age, date of birth or any other material information to the Employer, Plan Administrator or Trustee, the amount, terms and conditions of any benefits payable from the Plan which are attributable to periods prior to the discovery of such misstatement or misrepresentation shall be limited to the lesser (or more restrictive) of: the amount, terms and conditions determined based on the misstated information; or the amount, terms and conditions determined based on the correct information. The Plan Administrator shall have sole and absolute authority for applying the preceding sentence.

23.15 Return of Contributions to the Employer: Notwithstanding any provision of this Plan to the contrary, if any contribution (or portion thereof) by the Employer to the Trust is made as a result of a mistake of fact, or if any contribution (or part thereof) by the Employer to the Trust Fund that is conditioned upon the deductibility of the contribution by the Employer under the Code is disallowed, whether by agreement within the Internal Revenue Service or by final decision of a court of competent jurisdiction, the Employer may demand repayment of the mistaken or disallowed amount. The Trustee shall return the mistaken or disallowed contribution within one year following the time the mistaken contribution was made or the disallowed contribution was disallowed. Investment earnings attributable to the mistaken or disallowed amount shall not be returned, but any investment losses attributable thereto shall reduce the amount so returned.

23.16 Correction of Incorrect Benefit Payments: In the event of a misstatement, computational error or other error in Plan records or administration, including a failure by the Plan to value correctly a

Participant's Account or any assets therein (including any Employer Securities) or to calculate or determine correctly costs or expenses attributable to a Participant's Account, or in the event costs or expenses attributable to a Participant's Account or assets therein are not incurred by the Plan prior to the date distribution of the Participant's Account occurs, and as a result a Participant or Beneficiary is underpaid or overpaid, the Plan shall not be liable to the Participant or Beneficiary for any more than the correct benefit amount under the Plan.

Underpayment amounts may be corrected by the Plan by adding to future payments or by making a single one-time lump sum payment. Overpayment amounts may be deducted by the Plan from any future payments due from the Plan to the Participant or Beneficiary. In lieu of receiving reduced future payments a Participant or Beneficiary may make a lump sum payment to the Plan of any overpayment. In the event no future payments are owing or will be made, the Plan may require a lump sum repayment from the Participant or Beneficiary of the overpayment amount. Each Participant and Beneficiary in the Plan shall receive any distribution from the Plan, regardless of when paid, subject to the right of the Plan to obtain recovery of overpaid amounts as provided herein. The right of the Plan to establish the propriety of distributions from the Plan and/or obtain recovery shall be an equitable remedy and shall extend to all amounts distributed from the Plan, without regard to when the distribution occurs or may have previously occurred.

23.17 Counterparts: This Plan and Trust may be executed in any number of counterparts, each of which shall be deemed to be an original, and the counterparts shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Plan Sponsor has caused this Plan to be executed by its duly authorized representative and the Plan Administrator has accepted the Plan this 16 day of March, 2018.

SECURITY NATIONAL FINANCIAL CORPORATION, Plan Sponsor

By: [signature]
Its: CEO and President,
Scott M. Quist

SECURITY NATIONAL FINANCIAL CORPORATION, Plan Administrator

By: [signature]
Its: CEO and President
Scott M. Quist

ADDENDUM

PARTICIPATING SNF EMPLOYERS
EFFECTIVE AS OF JANUARY 1, 2012
(Section 2.19 and Article XXI)

Security National Financial Corporation
Security National Life Insurance Company
C & J Financial - Alabama
Security Life Insurance Company of Louisiana